UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Altria Group, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022

Notice of Annual Meeting
of Shareholders and
Proxy Statement

Our Vision

Responsibly lead the transition of adult smokers to a smoke-free future.

To achieve this Vision, we plan to:

Lead the industry in operating responsibly and preventing underage use of adult products.	Deliver a portfolio of innovative, FDA-authorized, smoke-free products and equitably transition adult smokers to them.

Maximize the profitability of our combustible products while appropriately balancing investments in Marlboro with funding growth of our smoke-free portfolio.	Invest in our manufacturing employees and facilities to enable them to be the manufacturers of choice for all Altria’s current and future portfolio of tobacco products.

Seize leadership in the external environment through communications, engagement and science-based policy and regulatory solutions.	Build employee capabilities to accelerate progress towards our Vision and further evolve the way we work and behave.

Help position Cronos as a leader in a highly responsible, regulated and legalized U.S. cannabis market.	Maximize the contribution of Altria’s investments to our long-term value.

6601 West Broad Street Richmond, Virginia 23230

Dear Fellow Shareholder:

I am pleased to invite you to join us at the 2022 Annual Meeting of Shareholders of Altria Group, Inc. to be held on Thursday, May 19, 2022 at 9:00 a.m., Eastern Time. While dynamics are changing with regard to the COVID-19 pandemic and pandemic-related restrictions may be loosening in some areas, out of an abundance of caution we have decided to hold a virtual meeting again this year using a live webcast. We made this decision to support the health, well-being and convenience of our shareholders, employees and the broader community.

We believe the virtual format enhances the ability of shareholders to attend the meeting. In fact, shareholder attendance at our virtual meetings has been significantly higher compared to attendance at our in-person meetings. During the 2022 annual meeting, shareholders will be able to vote their shares electronically and will have the opportunity to ask questions. In addition, a webcast replay will be posted to our Investor Relations website at https://www.altria.com/investors following the meeting. For more information on our annual meeting, including details on how to attend the meeting, see the instructions under “Instructions for the Annual Meeting” on page 71 of this Proxy Statement.

At this year’s meeting, we will vote on the election of 12 directors, the ratification of the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm and, if properly presented, one shareholder proposal. We will also conduct a non-binding advisory vote on the compensation of Altria’s named executive officers. We will report on our business, and shareholders will have an opportunity to ask questions.

Your vote is very important. I encourage you to complete, sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

Sincerely,

William F. Gifford, Jr. Chief Executive Officer
For further information about the 2022 Annual Meeting, please call 1-804-484-8838

Letter from our Board of Directors

Dear Fellow Shareholder:

It is with great pride that we serve as Altria’s Board and stewards of your investment. We actively oversee Altria’s senior management as they lead employees in pursuing our Vision, manage challenges, such as the COVID-19 pandemic and issues of racial injustice in our communities, foster a diverse and inclusive corporate culture and navigate a dynamic business environment.

Altria’s Vision to “Responsibly lead the transition of adult smokers to a smoke-free future” is being implemented at a pivotal time for the tobacco industry, as millions of adult tobacco consumers are seeking alternatives to cigarettes and regulatory and legislative actions are shaping the future for reduced harm products. We believe Altria has the experience and strategic focus to navigate this dynamic environment to deliver meaningful progress toward achieving the Vision.

As stewards of your investment in Altria, the Board’s primary responsibility is to foster Altria’s long-term success by establishing broad corporate policies, setting strategic direction and overseeing management. In discharging our responsibilities, we monitor performance against Altria’s strategic priorities and oversee key risk areas. We also oversee Altria’s environmental, social and governance (“ESG”) risks, priorities and initiatives. We encourage you to read more about Altria’s six responsibility focus areas and its ESG progress in the Corporate Responsibility Reports, available at https://www.altria.com/responsibility.

During 2021, we lost a remarkable member of our team and a pillar of the Richmond, Virginia community with the passing of our independent Chair, Thomas F. Farrell II, who had served on our Board for 13 years. Mr. Farrell’s leadership and his commitment to helping Altria achieve its Vision provided a strong foundation for Kathryn B. McQuade to assume the role of independent Chair. Ms. McQuade has served on our Board for 10 years and is the first woman to serve in this role for Altria.

We are proud to be a Board comprised of diverse individuals with extensive leadership experiences. We believe that our collective experiences, skills and diverse perspectives enable highly effective oversight and rigorous decision making.

We thank you for your investment in Altria and your support for the Board.

Sincerely,

Your Board of Directors

Your Board of Directors

John T. Casteen III

Marjorie M. Connelly

R. Matt Davis

Dinyar S. Devitre

WilIiam F. Gifford, Jr.

Debra J. Kelly-Ennis

W. Leo Kiely III

Kathryn B. McQuade

George Muñoz

Nabil Y. Sakkab

Virginia E. Shanks

Ellen R. Strahlman

Notice of 2022 Annual Meeting of Shareholders of Altria Group, Inc.

Items of Business		Board Recommendation
1	To elect as directors the 12 nominees named in the accompanying Proxy Statement.	FOR each director nominee
2	To ratify the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR
3	To hold a non-binding advisory vote to approve the compensation of Altria’s named executive officers.	FOR
4	To vote on one shareholder proposal, if properly presented at the meeting.	AGAINST

Shareholders will also transact other business properly coming before the meeting.

Voting

Your vote is important. We strongly encourage you to vote as promptly as possible through the Internet, by telephone or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). You may also vote during the meeting by following the instructions under “Instructions for the Annual Meeting” on page 71 of this Proxy Statement. Each share is entitled to one vote on each matter to be voted upon at the annual meeting.

Attending the Meeting

To attend the virtual meeting, you will need to enter the 16-digit control number included on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. For instructions on attending the meeting, please see “Instructions for the Annual Meeting” on page 71 of this Proxy Statement.

2021 Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 accompanies this Proxy Statement.

Date of Distribution

This Notice, the Proxy Statement and the proxy card are first being made available or mailed to shareholders on or about April 7, 2022.

By Order of the Board of Directors,

W. Hildebrandt Surgner, Jr.
Vice President, Corporate Secretary and Associate General Counsel
April 7, 2022
Richmond, Virginia

Date and Time

Thursday, May 19, 2022 at 9:00 a.m.,
Eastern Time.

Place

There is no physical location for Altria’s 2022 Annual Meeting. Shareholders may instead attend virtually at www.virtualshareholdermeeting.com/ALTRIA2022.

Who can vote

You are entitled to vote if you were a
shareholder of record at the close of
business on March 28, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 19, 2022:

Altria’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available, free of charge, at https://www.altria.com/proxy.

Under the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders over the Internet, we mail to many shareholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. We believe this expedites shareholders receiving proxy materials, lowers costs and conserves natural resources. The Notice of Internet Availability explains how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials.

Proxy Statement – Table of Contents

Frequently Requested Information
Commitment to Board Diversity	2	Executive Compensation Design	35
Board Skills and Experience and Demographic Backgrounds	2	Compensation Survey Group	48
		Summary Compensation Table	51
Board Leadership Structure and Governance	5	CEO Pay Ratio	61
Our Board’s Oversight Role	6
Proxy Statement Summary			i
Voting Matters and Board Recommendations	i	Corporate Responsibility	iv
Casting Your Vote	i	Board Nominees	vii
Altria Overview	ii	Corporate Governance Highlights	viii
Our Vision	ii	Stakeholder Engagement	ix
Our Operating Companies and Investments	ii	Executive Compensation Highlights	ix
2021 Business Highlights	iii
Board and Governance Matters			1
Altria Board of Directors	1	Director Compensation	13
Board and Committee Governance	5	Proposal 1 Election of Directors	17
Board Meetings and Attendance	12	2022 Director Nominee Biographies and Qualifications	17
Board Effectiveness	12
Audit Committee Matters			24
Annual Evaluation and Selection of Independent Registered Public Accounting Firm	24	Audit Committee Report for the Year Ended December 31, 2021	25
Independent Registered Public Accounting Firm’s Fees	24	Proposal 2 Ratification of the Selection of Independent Registered Public Accounting Firm	26
Pre-Approval Policy	25
Executive Compensation			27
Compensation and Talent Development Committee Report for the Year Ended December 31, 2021	28	2021 Executive Compensation Program Decisions	38
		Decision Making Process	47
Compensation Discussion and Analysis	28	Other Considerations	50
Introduction	28	Compensation Tables and Other Matters	51
Overview	29	Proposal 3 Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers	62
Executive Compensation Design	35
Shareholder Proposal			63
Proposal 4 Shareholder Proposal - Commission a Civil Rights Equity Audit			63
Ownership of Equity Securities of Altria			67
Directors and Executive Officers	67	Delinquent Section 16(a) Reports	68
Certain Other Beneficial Owners	68
Related Person Transactions and Code of Conduct			69
Prohibition on Hedging and Pledging			70
Instructions for the Annual Meeting			71
Questions and Answers about the 2022 Annual Meeting and Voting			72
Questions and Answers about Communications, Altria Documents and Shareholder Proposals			78
Other Business			80
Exhibit A – Altria Group, Inc. Non-GAAP Financial Measures			A-1

Proxy Statement Summary

This proxy statement summary highlights information about Altria Group, Inc. (“Altria,” “we,” “our” or “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”), which has been prepared in connection with Altria’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting” or the “meeting”). This summary does not contain all the information that you should consider in voting your shares. You should read the entire Proxy Statement carefully before voting.

Voting Matters and Board Recommendations

Proposal 1	Election of Directors Our Board recommends a vote FOR each nominee. ► See page 17.

Proposal 2	Ratification of the Selection of Independent Registered Public Accounting Firm Our Board recommends a vote FOR this proposal. ► See page 26.

Proposal 3	Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers Our Board recommends a vote FOR this proposal. ► See page 62.

Proposal 4	Shareholder Proposal to Commission a Civil Rights Equity Audit Our Board recommends a vote AGAINST this shareholder proposal. ► See page 63.

Casting Your Vote

How to Vote

If your shares are registered in your name with Computershare, Altria’s transfer agent (record holders), or you are voting shares held through one of our employee benefit plans:

Internet www.proxyvote.com

Telephone In the U.S. or Canada, call toll-free: 1-800-690-6903.

If you hold your shares through a broker, bank or other nominee* (street name holders):

Internet www.proxyvote.com

Telephone Refer to voting instruction form for instructions on how to vote by telephone.

* If bank/broker makes these methods available.

Both record holders and street name holders may also vote:

Mobile Device Scan the QR Code that appears on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form to vote using your mobile device.

Mail Complete, sign and mail your proxy card or voting instruction form in the self-addressed envelope provided.

During Meeting
There is no physical location for the 2022 Annual Meeting. For instructions on voting remotely during the 2022 Annual Meeting, please see the instructions under “Instructions for the Annual Meeting” on page 71 of this Proxy Statement. We encourage you to vote in advance of the meeting using the other methods available.

Altria Group, Inc. – Proxy Statement     i

PROXY STATEMENT SUMMARY

Altria Overview

Our Vision

Our companies have a long history of leadership in the tobacco industry. Today, adult tobacco consumers are increasingly seeking new options, including those that reduce risk, and their preferences are evolving rapidly. Our 2030 Vision is to “Responsibly lead the transition of adult smokers to a smoke-free future” (“Vision”). This Vision drives our focus on Moving Beyond Smoking™ by providing adult smokers more potentially reduced harm alternatives. To help achieve this Vision, we are working to create the conditions for tobacco harm reduction to succeed through external engagement, science and advocacy.

Our Operating Companies and Investments

We have a leading portfolio of tobacco products for adult tobacco consumers that are manufactured and marketed by our tobacco operating company subsidiaries, including:

■Philip Morris USA Inc. (“PM USA”), the maker of Marlboro cigarettes;
■U.S. Smokeless Tobacco Company LLC (“USSTC”), the maker of Copenhagen and Skoal moist smokeless tobacco products;
■John Middleton Co. (“JMC”), the maker of Black & Mild cigars; and
■Helix Innovations LLC (“Helix”), the maker of on! oral nicotine pouches.

We seek to return long-term value to our shareholders through the financial performance of our tobacco operating company subsidiaries and our investments in:

■Anheuser-Busch InBev SA/NV (“ABI”), the world’s largest brewer;
■JUUL Labs, Inc. (“JUUL”), the nation’s leading e-vapor company; and
■Cronos Group Inc. (“Cronos”), a leading global cannabinoid company.

ii     www.altria.com

PROXY STATEMENT SUMMARY

2021 Business Highlights

We delivered outstanding results in 2021 and managed through the challenges presented by the COVID-19 pandemic. Our tobacco businesses were resilient and, while we faced some challenges along the way, we continued to make progress toward our Vision.

Smoke-free Portfolio
■	We continued to invest behind the rapidly growing oral nicotine pouch category by acquiring the remaining 20% of the global on! business. Helix made significant progress with on! in the U.S. market by:

■ growing on! retail share of the total U.S. oral tobacco category to 3.9 percentage points in the fourth quarter of 2021, an increase of 2.8 percentage points versus the fourth quarter of 2020;

■ achieving unconstrained on! manufacturing capacity for the current estimated size of the U.S. oral nicotine pouch category; and

■ expanding on! retail distribution to approximately 117,000 U.S. stores.

■	In heated tobacco, PM USA introduced the new IQOS 3 device into the market in the first half of 2021 and expanded the availability of IQOS and Marlboro HeatSticks to retail stores across Georgia, Virginia, North Carolina and South Carolina.

■	Although we had to remove IQOS and Marlboro HeatSticks from the U.S. market at the end of 2021 due to orders imposed by the International Trade Commission relating to a patent dispute, PM USA gained significant knowledge through its earlier IQOS commercialization efforts, which we believe can be used going forward to support other smoke-free products. PM USA:

■ gained insight into educating U.S. adult smokers about a brand-new tobacco category and effectively supporting their transition journey to smoke-free alternatives;

■ gained valuable knowledge on leveraging modified risk tobacco product claims to transition adult smokers; and

■ built a robust post-market surveillance system as required to monitor tobacco products authorized by the U.S. Food and Drug Administration (“FDA”).

Financial Highlights
■	Our reported diluted earnings per share (“EPS”) decreased 44.2% to $1.34 primarily driven by the 2021 non-cash impairment of our investment in ABI.

■	Our adjusted diluted EPS, (1) which excludes the impact of special items, grew 5.7% to $4.61.

■	We returned more than $8.1 billion in cash to shareholders in 2021 through dividends and share repurchases. This total represented the third-largest single-year cash return in Altria’s history and the largest annual return since 2002. In August 2021, our Board of Directors (“Board of Directors” or “Board”) raised the regular quarterly dividend for the 56th time in the past 52 years. Our annualized dividend per share was $3.60 as of December 31, 2021.

■	We sold our Ste. Michelle Wine Estates business in October 2021 and received net cash proceeds of approximately $1.2 billion.

(1)	Adjusted diluted EPS is a financial measure that is not consistent with United States generally accepted accounting principles (“GAAP”). See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Altria Group, Inc. – Proxy Statement     iii

PROXY STATEMENT SUMMARY

(1)	Adjusted operating companies income (“Adjusted OCI”) is a financial measure that is not consistent with GAAP. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.
(2)	2021 results include financial performance of the wine segment prior to our sale of the Ste. Michelle Wine Estates business on October 1, 2021.
(3)	2019 amounts have been recast to conform with current period presentation for certain ABI mark-to-market adjustments that were not previously identified as special items and that are now excluded from Altria’s adjusted financial measures.

Corporate Responsibility

We believe our responsibility priorities and results have been important factors in our industry leadership for many years. Our decision to place “responsibly” at the forefront of our Vision signifies our commitment to corporate responsibility, and we believe our ongoing efforts to focus on a variety of responsibility issues further the pursuit of our Vision.

Our Responsibility Focus Areas

In 2020, we conducted a comprehensive, formal responsibility materiality assessment to identify environmental, social and governance (“ESG”) issues that we believe are important to our long-term sustainability and success. Through the materiality assessment, we identified six responsibility focus areas to guide our actions toward achieving our Vision and set goals to allow us to measure our progress. We highlight below recent accomplishments in each of the focus areas.

iv     www.altria.com

PROXY STATEMENT SUMMARY

2021 Highlights

■	Formed responsibility focus area steering committees, led by senior executives, to oversee strategic alignment of internal initiatives with established 2025 corporate responsibility goals.

■	Established a cross-functional ESG disclosure team to further enhance governance of our ESG reporting.

■	Completed an internal assessment of our ESG leadership maturity and system readiness to support potential future independent assessments of select ESG-related disclosures.

■	Introduced enhanced reporting vehicles to further support transparent disclosure of ESG progress, including ESG Data Tables and a series of Corporate Responsibility Reports, each focused on one or more of our responsibility focus areas, including the goals for each area. We encourage you to read these reports and data tables, which are available at https://www.altria.com/responsibility.

■	Conducted over 200 tobacco harm reduction engagements with federal and state elected officials and policymakers.

■	Advocated that the FDA address adult smoker nicotine misperceptions to facilitate transitioning to smoke-free products.

■	Participated in 15 engagements with the FDA and 34 engagements with public health stakeholders on harm reduction.

■	Filed 151 new patents related to harm reduction efforts.

■	Acquired the remaining 20% ownership stake of the global on! business and increased distribution of on! to approximately 117,000 U.S. stores.

■	Visits to QuitAssist®, our website dedicated to providing resources for those who want to quit using tobacco products, increased by 138% year over year from 2020 to 2021.

■	Engaged with the FDA to share data from our Underage Tobacco Use Survey to broaden understanding of the latest product-specific underage tobacco use trends.

■	Continued to support Tobacco 21 laws, which have been enacted at the federal level and in 39 states and the District of Columbia.

■	Continued to support efforts to reduce youth usage of e-vapor, with national survey data reflecting a decline since 2019. The Centers for Disease Control and Prevention’s 2021 National Youth Tobacco Survey (“NYTS”) showed 7.6% of middle and high schoolers reported e-vapor use in the past 30 days as compared to 20% in 2019. (1)

■	Increased use of point-of-sale age validation technology to more than 104,000 retail stores representing approximately 62% of PM USA volume.

■	Granted over $25 million to positive youth development organizations from our Board- allocated contributions.

(1)	Due to differences in data collection procedures, the Centers for Disease Control and Prevention advises that any comparison of the 2021 NYTS estimates to previous NYTS survey years that were primarily conducted on school campuses should be interpreted with caution.

■	Released our first standalone Task Force on Climate-related Financial Disclosures (“TCFD”) report – making us the first U.S. tobacco company to join more than 2,700 supporters of the TCFD.

■	Signed a renewable electricity virtual power purchase agreement to accelerate our progress to achieving our targets of using 100% renewable electricity and reducing operational greenhouse gas emissions by 55% by 2030.

■	Received a double ‘A’ rating for addressing climate change and protecting water security by CDP Global (“CDP”) for the second consecutive year.

Altria Group, Inc. – Proxy Statement      v

PROXY STATEMENT SUMMARY

■	Launched a $250,000 Stronger Together challenge to support industry-led, sustainable efforts toward inclusion, diversity and equity (“ID&E”). We distributed the funds among eight projects submitted by trade partners, including retailers and wholesalers, for ID&E education, and training and development programs and platforms.

■	Achieved 8.85% diverse supplier spend against a newly established supplier diversity goal of 15% or more by 2030.

■	Increased visibility of social and environmental responsibility within our supply chain through 100% contracted tobacco grower participation in the Good Agricultural Practices Certification program and 100% international tobacco grower participation in the Sustainable Tobacco Program self-assessment. In addition, more than 67% of our key suppliers submitted responses to CDP’s Climate Change, Forest and Water Security questionnaires at our request.

■	Recognized as a member of CDP’s 2021 Supplier Engagement Leaderboard for climate change, highlighting our work in sustainable supply chain management.

■	Made progress toward our Inclusion & Diversity Aiming Point to have 30% of our vice president-level and director-level employees be employees of color. As of December 31, 2021, 24% of our vice president-level and 26% of our director-level employees were people of color.

■	Expanded use of our internal talent development system to improve fairness, transparency and inclusiveness in the internal hiring and promotion process. 33% of selected internal candidates were employees of color versus 29% total salaried population and 54% were female versus 42% total salaried population.

■	For employees performing the same or similar duties, salaries of female employees were 99.6% of those of our male employees and salaries of employees of color were 99.9% of those of our white employees after adjusting for factors generally considered to be legitimate differentiators of salary, such as performance and tenure.

■	Created a new five year community impact plan and contributed approximately $61 million to local and national non-profit organizations in five focus areas: positive youth development and preventing underage use; employee giving, volunteering and civic action; workforce and economic equity; environment; and equitable and vibrant communities.

vi     www.altria.com

PROXY STATEMENT SUMMARY

Board Nominees

You are being asked to vote on the following 12 nominees for director. All directors are elected annually by a majority of the votes cast. More information about each director can be found under “Proposal 1 – Election of Directors” beginning on page 17.

		Director		Board Committee Membership (1) (2)
Name and Principal Occupation	Age	Since	Independent	AC	CC	EC	FC	IC	NC
Ian L.T. Clarke Chief Financial Officer, Greater Toronto Airports Authority	61
Marjorie M. Connelly Retired Chief Operating Officer, Convergys Corporation	60	2021
R. Matt Davis President, Driftwood Leadership, LLC and retired President, North America, and Senior Vice President, Global Corporate Affairs, Dow Inc.	57	2021
William F. Gifford, Jr. Chief Executive Officer, Altria Group, Inc.	51	2020
Debra J. Kelly-Ennis Retired President and Chief Executive Officer, Diageo Canada, Inc.	65	2013
W. Leo Kiely III Retired Chief Executive Officer, MillerCoors LLC	75	2011
Kathryn B. McQuade Retired Executive Vice President and Chief Financial Officer, Canadian Pacific Railway Limited	65	2012
George Muñoz Principal, Muñoz Investment Banking Group, LLC and Partner, Tobin & Muñoz	70	2004
Nabil Y. Sakkab Retired Senior Vice President, Corporate Research and Development, The Procter & Gamble Company	74	2008
Virginia E. Shanks Retired Executive Vice President and Chief Administrative Officer, Pinnacle Entertainment, Inc.	61	2017
Ellen R. Strahlman Retired Executive Vice President, Research & Development and Chief Medical Officer, Becton, Dickinson and Company	64	2020
M. Max Yzaguirre Retired Executive Chairman, Forbes Bros. Holdings, Ltd.	61
(1)	AC	Audit Committee	EC	Executive Committee	IC	Innovation Committee
	CC	Compensation and Talent Development Committee	FC	Finance Committee	NC	Nominating, Corporate Governance and Social Responsibility Committee
		Chair		Member		Audit Committee Financial Expert
(2)	At our Board’s organizational meeting following the 2022 Annual Meeting, our Board plans to determine 2022-2023 committee assignments.

Composition and Diversity of Board Nominees

The composition of our Board nominees is as follows:

More information on the self-identified diversity demographics of our Board and nominees can be found in “Board Skills and Experience and Demographic Backgrounds” on page 2

Altria Group, Inc. – Proxy Statement     vii

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Board Independence and Composition	Board Performance and Key Responsibilities

■  11 of our 12 director nominees are independent

■  Separate Chair and Chief Executive Officer (“CEO”) roles, with an independent Chair

■  All NYSE-required Board committees consist solely of independent directors

■  Independent Committee Chairs

■  Executive sessions of independent directors at each meeting

■  Director retirement guidelines

■  Board diversity from various perspectives

■  At least 75% Board and Committee meeting attendance in 2021 by each director, during each director’s respective term of service

■  100% director attendance at our 2021 Annual Meeting of Shareholders (“2021 Annual Meeting”) by directors who were then serving

■  Oversight of strategic plan development and execution

■  Oversight of key risk areas and risk management processes

■  Oversight of executive compensation

■  Participation in executive succession planning

■  Review of investor perspectives and engagement

■  Annual Board and Committee self-evaluations

■  Oversight of corporate culture initiatives

■  Oversight of ESG program and activities, including stakeholder engagement

Shareholder Rights	Policies, Programs and Guidelines

■  Annual election of directors

■  Directors elected by majority voting except in contested elections

■  Resignation policy for directors who fail to receive majority support in an uncontested election

■  One share, one-vote standard

■  Proxy access with market terms

■  No shareholder rights plan or “poison pill”

■  Comprehensive Code of Conduct, Code of Business Conduct and Ethics for Directors and Corporate Governance Guidelines

■  Robust political activity disclosure and compliance program

■  Extensive Corporate Responsibility Reports

■  Compensation “clawback” policy

■  Robust stock ownership and holding requirements for directors and executive officers

■  Policies prohibiting hedging and pledging of our shares by directors and executive officers

■  Comprehensive new director orientation and ongoing director education programs

We believe the foregoing practices are well aligned with the Investor Stewardship Group’s corporate governance principles for U.S. listed companies, which include (i) accountability to shareholders, (ii) shareholder voting rights proportionate to economic interest, (iii) responsiveness to shareholders, (iv) strong, independent leadership, (v) structures and practices that enhance Board effectiveness and (vi) management incentive structures aligned with long-term strategy.

viii     www.altria.com

PROXY STATEMENT SUMMARY

Stakeholder Engagement

We value our stakeholders’ perspectives on our businesses and engage with a broad range of stakeholders on a variety of matters.

Shareholder engagement

Investor conferences
Individual investor meetings
Annual shareholder meeting

Additional stakeholder engagement

Regulators, policymakers, community leaders, financial institutions, public health groups, sustainability organizations, suppliers, trade partners, consumers, industry groups

Topics discussed Business performance Company strategies ESG Executive compensation Regulatory and legislative environment Public policy issues

A variety of our executives participate in our stakeholder engagement efforts depending on the nature and topic of the engagement, including our CEO, Chief Financial Officer (“CFO”), General Counsel, Chief Human Resources Officer and Chief Compliance Officer (“CCO”), Senior Vice President, Corporate Citizenship and Chief Sustainability Officer, Corporate Secretary and representatives from our Investor Relations, Regulatory Affairs, Government Affairs and Compensation and Benefits departments. From time to time, members of our Board of Directors also participate in engagement activities. We believe that these engagements provide us with a better understanding of our stakeholders’ priorities and perspectives.

Executive Compensation Highlights

Executive Compensation Framework

In 2021, the total direct compensation of our executive officers named in the Summary Compensation Table on page 51 (“named executive officers” or “NEOs”) consisted of the following elements:

Form of Compensation	Performance Period	Award Criteria	Company Performance Alignment
Cash	Ongoing	Individual performance

Cash	Annual	Company and individual performance	■ Adjusted diluted EPS growth ■ Adjusted discretionary cash flow ■ Total adjusted OCI ■ Strategic initiatives

Cash	Three years; overlapping cycles	Company and individual performance	■ Adjusted diluted EPS growth ■ Cash conversion ■ Relative total shareholder return (“TSR”) multiplier ■ Strategic initiatives
Restricted Stock Units (“RSUs”)/ Performance Stock Units (“PSUs”)	Ongoing for RSUs, three years for PSUs	Individual performance and advancement potential with additional payment criteria for PSUs based on company performance	■ RSUs: Stock price appreciation ■ PSUs: Company performance (adjusted diluted EPS growth, cash conversion and relative TSR multiplier) and stock price appreciation

Together, PSUs and our cash Long-Term Incentive Plan (“LTIP”) deliver over 60% of our NEOs’ target long-term incentives in performance-based forms. Our target long-term incentive mix is described under “Long-Term Incentives” on page 42.

Altria Group, Inc. – Proxy Statement     ix

PROXY STATEMENT SUMMARY

Key Governance Features of Our Executive Compensation Program

The following summary highlights our commitment to executive compensation practices that align the interests of our executives and shareholders:

What We Do	What We Don’t Do

Pay for Performance
A significant portion of our NEOs’ compensation is at-risk variable compensation. Annual and long-term cash incentives and a significant portion of equity compensation are tied to performance measures.

Multiple Performance Metrics
Variable compensation is based on more than one measure to balance incentives.

Stock Holding and Ownership Requirements
All NEOs exceed our robust stock ownership requirements.

“Clawback” Policy
Our policy provides for the adjustment or recovery of compensation in certain circumstances.

Award Caps
All our variable compensation plans have caps on plan formulas.

Below Average Share Utilization
We have below average run rates for equity compensation, as compared to S&P 500 and Food, Beverage & Tobacco Indices companies.

Tally Sheets
Our Compensation and Talent Development Committee uses tally sheets when making individual compensation decisions for our NEOs.

Confidentiality and Non-Compete Agreements
All our NEOs are subject to confidentiality and non-compete agreements.

No Excessive Perquisites
Perquisites represent less than 1% of our NEOs’ compensation.

No Single-Trigger Change in Control
Our shareholder-approved 2015 Performance Incentive Plan (“PIP”) and 2020 PIP both include a double-trigger change in control provision.

No Individual Supplemental Executive Retirement Plans

No Hedging or Pledging
We do not permit our NEOs to engage in either hedging or pledging activities with respect to their Altria shares.

No Employment Agreements
All our NEOs are employed at-will.

No Tax Gross-Ups on Compensation
We do not pay tax gross-ups to our NEOs.

No Share Recycling

No PSUs for Stock Ownership Requirements
We do not include unvested PSUs toward stock ownership requirements.

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Board and Governance Matters

Altria Board of Directors

Our Board currently consists of 12 directors. Directors are elected annually at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. With the exception of Marjorie M. Connelly and R. Matt Davis, who were elected as directors by our Board on October 27, 2021, and Ian L.T. Clarke and M. Max Yzaguirre, who were nominated for election as directors by our Board, each of the nominees for director was elected by shareholders at the 2021 Annual Meeting. Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” beginning on page 17. In October 2021 and February 2022, John T. Casteen III and Dinyar S. Devitre, respectively, notified Altria of their decision to retire from Board service following the completion of their current term. As a result, Messrs. Casteen and Devitre will not stand for election to our Board at the 2022 Annual Meeting; all other current directors are standing for election at the 2022 Annual Meeting.

Process for Nominating Directors

The Nominating, Corporate Governance and Social Responsibility Committee works with our Board to determine the appropriate mix of characteristics, skills and experience for our Board. The Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group of directors that can best continue the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience.

The Committee has not established any specific minimum qualification standards for nominees to our Board; rather, in evaluating the suitability of individuals for Board membership, the Committee considers the ways in which it believes each individual can assist Altria in pursuing our Vision. The Committee takes into account many factors, including whether the individual meets requirements for independence and whether the individual will enhance the diversity of views and experiences available to our Board in its operations and in discharging its oversight responsibilities. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of our Board. In addition, the Committee considers whether our Board has specific needs for certain skills or attributes at a given time. Other criteria for Board membership, such as the extent of an individual’s other commitments, are set forth in our Corporate Governance Guidelines.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from directors, shareholders, management and others, including from time to time executive search and board advisory firms. Messrs. Clarke and Yzaguirre and Ms. Connelly were recommended to the Committee by one of our non-management directors and Mr. Davis was brought to the attention of the Committee by an executive search firm engaged by management to identify potential director candidates. The Committee does not distinguish between nominees recommended by shareholders and other nominees. Shareholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to our Corporate Secretary following the procedures set forth in this Proxy Statement under “Questions and Answers about Communications, Altria Documents and Shareholder Proposals – How do I communicate with our Board of Directors?” on page 78. Our Amended and Restated By-Laws (“By-Laws”) include the procedures that a shareholder must follow to nominate directors for election to our Board. The procedures are summarized under the same section in response to the question “How can a shareholder nominate a director or submit a proposal for next year’s annual meeting?” on page 78.

Altria Group, Inc. – Proxy Statement     1

BOARD AND GOVERNANCE MATTERS

Commitment to Board Diversity

The Nominating, Corporate Governance and Social Responsibility Committee has a long-standing commitment to diversity and is guided by our diversity philosophy in its review and consideration of director nominees. In this regard, our Board and the Committee view diversity holistically and are committed to recruiting directors who help achieve the goal of a well-rounded, diverse Board. Our Corporate Governance Guidelines require that women and people of color be included in any search for potential new directors. Our Corporate Governance Guidelines also require that our Board and the Committee consider, among other factors:

■	whether the individual meets the applicable requirements for independence;
■	the individual’s general understanding of the various disciplines relevant to the success of a large publicly traded company in today’s global business environment;
■	the individual’s understanding of our businesses and markets;
■	the individual’s skills, professional expertise and educational background; and
■	other factors that promote diversity of views and experiences, including self-identified characteristics such as gender, race, national origin, age and sexual orientation.

The Board and 5 of 6 Board Committees are Chaired by Women or Ethnically Diverse Directors

Board Skills and Experience and Demographic Backgrounds

Our current Board and nominees have a breadth of skills, experiences and demographic backgrounds, and our Board is committed to reviewing periodically its composition so that it continues to have the right mix of skills, background and tenure. As noted in the summary below, we believe that our Board and nominees have demonstrated leadership in a variety of positions across various professions and industries. In addition, our Board’s composition represents a balanced approach to director tenure, allowing our Board to benefit from the historic institutional knowledge of longer-serving directors combined with the perspectives of newer directors. The following chart is not intended to be an exhaustive list of each director’s and nominee’s skills, expertise, experience and personal attributes to our Board, as each of them also contributes other important skills, expertise, experience and personal attributes that are not reflected in the chart.

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BOARD AND GOVERNANCE MATTERS

Skills and Experience
Consumer Products and/or Consumer Marketing			■	■	■	■	■	■			■	■	■
Industry					■	■
Regulated Industries		■	■	■	■	■	■	■	■		■	■	■	■
Chief Executive Officer Experience	■			■		■	■	■		■				■
Financial Expertise, including Chief Financial Officer Experience		■	■		■	■			■	■				■
Public Policy	■		■	■						■			■	■
Public Company Board Experience	■	■	■		■	■	■	■	■	■	■	■	■	■
Leadership in Innovation					■	■	■	■			■	■	■	■
Information Technology/Cybersecurity			■						■			■		■
Environmental, Social and Governance			■	■		■	■	■	■				■	■
Diversity and Demographic Background
Race /Ethnicity
African American or Black		■
Hispanic or Latinx										■				■
White or Caucasian	■		■	■		■	■	■	■			■	■
Asian					■
Middle Eastern											■
Gender and Other Diversity Characteristics
Female			■				■		■			■	■
Male	■	■		■	■	■		■		■	■			■
LGBTQ+			■
Other
Age	78	61	60	57	74	51	65	75	65	70	74	61	64	61
Tenure (1)	12	0	1	1	14	2	9	10	10	17	13	5	1	0

(1)	Calculated from the date of initial election to the next full year of completed service prior to filing the Proxy Statement. Partial years of service exceeding six months are rounded up.

Board Skill	Why this Skill is Important to Our Board
Consumer Products and/ or Consumer Marketing	Our continued leadership in satisfying evolving adult tobacco consumers preferences requires that we market our products effectively and responsibly.
Industry	Experience in our industries and markets is important to understanding industry and market dynamics.
Regulated Industries	Altria operates highly regulated businesses. To enhance Board oversight of regulatory compliance and engagement, we include directors with experience in regulated industries.
Chief Executive Officer Experience	Directors who serve or have served as a chief executive (including chief executive of a significant business unit) bring leadership experience in various areas such as strategic planning, financial oversight, executive succession planning, human capital management, compliance and risk management.
Financial Expertise, including Chief Financial Officer Experience	Proficiency in finance and financial reporting processes helps our Board monitor and assess Altria’s performance and financial reporting.
Public Policy	Directors with public policy experience provide valuable insights as Altria’s businesses are subject to an array of federal, state and local laws and regulations and regularly engage with various external stakeholders.
Public Company Board Experience	Service on other public company boards promotes efficient and effective Board processes and provides insight into the corporate governance practices of other companies.
Leadership in Innovation	Directors with experience in innovation, biosciences, product development and consumer engagement promote effective oversight of product growth opportunities (including for reduced harm products), marketing strategies and capabilities, and other growth strategies.
Information Technology/Cybersecurity	Directors with insight into mitigating technology risks enhance oversight of our cybersecurity risk management program.
Environmental, Social and Governance	We believe ESG topics, including our harm reduction efforts, are important to our long-term success. Directors with experience managing or overseeing ESG efforts provide effective oversight of our ESG strategies and initiatives.

Altria Group, Inc. – Proxy Statement     3

BOARD AND GOVERNANCE MATTERS

Director Independence Determinations

Under the listing standards of the New York Stock Exchange (“NYSE”), our Board must consist of a majority of independent directors. In making independence determinations, our Board adheres to NYSE and U.S. Securities and Exchange Commission (“SEC”) requirements and considers all relevant facts and circumstances. Our Board has also adopted categorical standards of director independence to further assist it in making these determinations. These standards are set forth in Annex A of our Corporate Governance Guidelines, which are available on our website at https://www.altria.com/governance.

On the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee, our Board affirmatively determined that each of the following nominees is independent in that such nominee has no material relationship with us: Ian L.T. Clarke, Marjorie M. Connelly, R. Matt Davis, Debra J. Kelly-Ennis, W. Leo Kiely III, Kathryn B. McQuade, George Muñoz, Nabil Y. Sakkab, Virginia E. Shanks, Ellen R. Strahlman and M. Max Yzaguirre. Our Board has also affirmatively determined on the recommendation of the Committee that John T. Casteen III and Dinyar S. Devitre, who are not standing for election to our Board at the 2022 Annual Meeting, are independent. In making its recommendation to our Board, the Committee considered the following business relationships and transactions:

Business Relationships and Transactions Considered
Altria and our subsidiaries from time to time do business in the ordinary course on terms comparable to those provided to unrelated third parties with entities where Messrs. Devitre and Muñoz serve as non-executive directors or where immediate family members (as defined in our Policy on Related Person Transactions, which is discussed under “Related Person Transactions and Code of Conduct” on page 69) of Mr. Clarke, Mr. Davis, Mr. Kiely, Dr. Sakkab, Dr. Strahlman or Mr. Yzaguirre serve as non-executive directors or non-executive employees. In each case, neither the director nor the immediate family member is responsible for, or involved in, the entity’s day-to-day dealings with us, and the respective payments made by Altria and our subsidiaries to the entities in each of the last three fiscal years were significantly less than the greater of $1 million or 2% of any such entity’s consolidated gross revenues. None of Mr. Clarke, Mr. Davis, Mr. Devitre, Mr. Kiely, Mr. Muñoz, Dr. Sakkab, Dr. Strahlman or Mr. Yzaguirre, or their respective immediate family members, materially benefits directly or indirectly from these relationships.

The Committee determined that the foregoing business relationships and transactions did not affect the independence of any nominee for director.

In making its recommendation to our Board, the Committee also considered the following philanthropic relationships and transactions between Altria and our subsidiaries and various educational and other charitable entities located in or near our locations or facilities of our subsidiaries. We believe that corporate philanthropy furthers our corporate responsibility focus on supporting our people and communities, which includes investing to help make ongoing positive societal impact in priority areas that reflect the interests of our businesses, employees and communities.

Philanthropic Relationships and Transactions Considered
We have a long-standing relationship with the University of Virginia (the “University”) that has included employment recruiting and charitable donations. In 2021, Altria and our subsidiaries made charitable donations to the University in an aggregate amount of $445,000 with the significant majority supporting the University’s Youth-Nex Center, which promotes positive youth development. In addition, we made nominal ordinary course trade payments to the University. The sum of these 2021 contributions and payments represented significantly less than the greater of $1 million or 2% of the University’s consolidated gross revenues. Mr. Casteen is a former President of the University and retired Professor. Mr. Casteen’s son, John T. Casteen IV, is an Assistant Professor and Director of Studies at the University. Neither Mr. Casteen nor his son materially benefits directly or indirectly from this relationship.

We make various grants and charitable contributions, including matching gifts under our Matching Gift Program, to entities where Mr. Casteen, Ms. Connelly, Mr. Davis, Mr. Devitre and Ms. Kelly-Ennis or their respective immediate family members serve as non-executive directors or trustees or non-executive employees. In each case, payments by us in each of the last three fiscal years were significantly less than the greater of $1 million or 2% of any such entity’s consolidated gross revenues. None of Mr. Casteen, Ms. Connelly, Mr. Davis, Mr. Devitre or Ms. Kelly-Ennis, or their respective immediate family members, materially benefits directly or indirectly from these contributions.

The Committee determined that the foregoing philanthropic relationships and transactions did not affect the independence of any director or nominee for director.

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BOARD AND GOVERNANCE MATTERS

Board and Committee Governance

Our Board’s Role and Responsibilities

The primary responsibility of our Board is to foster our long-term success. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of Altria and our shareholders. Our Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for our day-to-day operations.

Board Leadership Structure and Governance

Our Board believes that it is important to retain the flexibility to allocate the responsibilities of the Chair and the CEO in a way that it considers to be in the best interests of Altria and our shareholders. Our Board currently believes it is in the best interests of Altria and our shareholders to separate these positions. Our Board believes that separating the roles of Chair and CEO promotes the pursuit of our Vision by allowing our CEO, our senior-most executive, to focus on executing our strategic plan, overseeing our day-to-day operations, engaging with external stakeholders, developing our leaders and promoting employee engagement through an inclusive culture. Meanwhile, the Chair leads our Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content, engaging with the CEO between Board meetings and providing overall guidance to our CEO as to our Board’s views and perspectives. Moreover, our independent directors convene at each Board meeting in an executive session led by the Chair. Our current Chair, Ms. McQuade, has served on our Board since 2012 and was elected by our Board as independent Chair in 2021 following the passing of Thomas F. Farrell II, our former independent Chair. Her extensive knowledge of our business, our management and our Board’s governance practices provided for a smooth transition to this leadership position. Ms. McQuade promotes constructive dialogue and directly, clearly and regularly communicates the views of our Board to management.

We believe that our Board’s strict adherence to sound corporate governance practices, as reflected in our Corporate Governance Guidelines, has promoted, and continues to promote, effective and independent Board leadership for Altria and our shareholders.

Altria Group, Inc. – Proxy Statement     5

BOARD AND GOVERNANCE MATTERS

Our Board’s Oversight Role

Our Board’s oversight role extends to a broad range of topics that we believe are important to our external stakeholders and to the success of our businesses.

Strategic Oversight
Our Board actively oversees the development and execution of strategies in pursuit of our Vision. These strategies encompass both financial and operational strategies, including strategies focused on growth and innovation, legal and regulatory matters, ESG, public policy and engagement, talent development and executive succession, and strategic investments. Over the course of the year, including during meetings solely focused on strategy and long-term planning, management and our Board discuss the development and execution of our strategic plans as well as events that bear upon those plans. Our Board further monitors strategic execution through standing presentations at regular Board and Committee meetings and communications from management in between meetings.	Our Board devotes several meetings each year to review our strategies and discuss them with management.

Risk Oversight

Our Board, both acting as a full Board and through its Committees, plays an important oversight role in our risk management processes and believes it has in place effective processes to identify and oversee key risks facing Altria and our businesses. Regular Board and Committee meetings afford our Board the opportunity to discuss with senior and mid-level management the risks facing Altria and our businesses.

Our enterprise risk management process helps us identify, prioritize and manage risks that have the potential to present the most significant obstacles to achieving business objectives. Our Risk Oversight Committee, comprised of members of senior management, including our CFO, Chief Operating Officer (“COO”), General Counsel and CCO, meets regularly to oversee efforts undertaken to identify and manage the most significant risks to Altria and our businesses. Management reports annually to our Board on this process and periodically to our Board or its Committees on the management of specific risks.

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BOARD AND GOVERNANCE MATTERS

Board of Directors

Our Board and each Committee oversee various aspects of operational risk.

Audit Committee

- Legal and Regulatory Risk
- Compliance Risk
- Financial and Accounting Risk
- Cybersecurity Risk

Compensation and Talent Development Committee

- Executive Compensation Program Risk

Finance Committee

- Financial and Liquidity Risk

Innovation Committee

- Technology and Intellectual Property Risk
- Research and Product Development Risk

Nominating, Corporate Governance and Social Responsibility Committee

- Public Policy and Reputational Risk, including Environmental and Social Risk
- Board Organization, Membership and Structure Risk
- Governance Risk

Legal, Regulatory and Compliance Risk: Our Board, both directly and through the Audit Committee, receives regular updates on various legal, regulatory and compliance matters, such as developments in litigation, enterprise risks, compliance risks and our compliance program (including allegations of non-compliance) and developments related to FDA regulation of certain of our subsidiaries. In addition, regular updates to the Audit Committee by our CCO and Corporate Audit management provide insight into our risk assessment and risk management practices, policies and processes.

Financial, Liquidity and Accounting Risk: The Finance and Audit Committees oversee our management of financial, accounting, internal controls and liquidity risks through interaction at each meeting with the CFO, management from our financial, accounting and reporting, auditing and treasury functions (as appropriate) and, for the Audit Committee, representatives from our independent registered public accounting firm.

Reputational and Governance Risk: Through its interaction with business functions responsible for our public policy and social responsibility activities and strategies, the Nominating, Corporate Governance and Social Responsibility Committee oversees the ways in which we manage public policy and reputational risk, including environmental and social risks. The Nominating, Corporate Governance and Social Responsibility Committee also oversees risks related to Board organization, membership and structure and other corporate governance matters.

Executive Compensation Program Risk: The Compensation and Talent Development Committee considers the extent to which the executive compensation program may create risk. See "Risk Assessment" on page 49 for a more detailed description.

Technology, Intellectual Property and Research and Product Development Risk: The Innovation Committee oversees our management of the risks associated with technology, research and product development, including intellectual property.

Cybersecurity Risk: The Audit Committee oversees our cybersecurity program and management of the associated risks. The Audit Committee receives updates at least three times a year from our Chief Information Officer and our Chief Information Security Officer on cybersecurity matters and the related risk management program. Our Board receives an annual update on our cybersecurity program.

Management

Management reports annually to our Board on enterprise risks and the enterprise risk management process.

Risk Oversight Committee

Members of our senior management review processes and efforts undertaken to identify and manage the most significant risks to Altria.

Altria Group, Inc. – Proxy Statement     7

BOARD AND GOVERNANCE MATTERS

Political and Public Policy Oversight

The Nominating, Corporate Governance and Social Responsibility Committee oversees our political and public policy engagement activities, including political and direct and indirect lobbying activities and related contributions and expenditures. The Committee also oversees our political activity compliance program.

We share extensive information about political and public policy activities and Board oversight of these activities in our Lobbying and Political Activity Integrity and Transparency Report and also provide disclosures related to our lobbying expenditures and political contributions on our website at https://www.altria.com/About-Altria/Government-Affairs/.

Corporate Responsibility and ESG Oversight

Leading responsibly has been the foundation of Altria’s strategy for many years, and our Board actively oversees our corporate responsibility and ESG priorities. Our approach to corporate responsibility includes seeking our shareholders’ and other stakeholders’ perspectives, aligning business practices where appropriate and measuring and communicating our progress.

Our Board regularly receives updates on our responsibility efforts. These updates include the review of topics such as trends in corporate responsibility, our underage tobacco prevention program, harm reduction initiatives, environmental initiatives, community and public policy engagement activities, talent and culture initiatives, and our monitoring and reporting of ESG progress. Our Board has delegated oversight responsibilities in these areas to the following committees:

■	Nominating, Corporate Governance and Social Responsibility Committee – oversees our public affairs, corporate reputation, governance and environmental and social responsibility strategies.

■	Innovation Committee – oversees our product innovation efforts and strategies that are critical to our harm reduction goals, as well as our efforts to reduce environmental impact of our manufacturing operations and products.

■	Compensation and Talent Development Committee – oversees our corporate culture and talent development activities as further discussed below.

Talent Development and Culture Oversight

The Compensation and Talent Development Committee oversees initiatives, programs and processes related to talent development and culture through regular updates from management.

In 2021, these updates included:

■	executive succession and advancement planning;

■	employee engagement survey results and management’s proposed responses to opportunity areas;

■	actions taken to protect employee health and wellness during the COVID-19 pandemic; and

■	management’s progress toward its ID&E goals.

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BOARD AND GOVERNANCE MATTERS

CEO Succession and Advancement Planning

Our Board believes that senior executive advancement and succession is one of its most important responsibilities. The Compensation and Talent Development Committee is responsible for overseeing the development and furtherance of executive succession plans, evaluating and making recommendations to our Board regarding potential candidates to become CEO, and evaluating and approving candidates to fill other senior executive positions.

Committees of Our Board of Directors

Our Board has established various standing Committees to assist it with the performance of its responsibilities. Our Board elects the members of these Committees and the Committee Chairs annually at its organizational meeting following our annual meeting of shareholders, based on the recommendations of the Nominating, Corporate Governance and Social Responsibility Committee. The Chair of each Committee develops with management the meeting agendas for that Committee. After each meeting, each Committee provides a full report to our Board.

Our Board has adopted written charters for each of its Committees. These charters are available on our website at https://www.altria.com/governance. The following charts summarize the primary responsibilities and composition of each of the Committees:

Audit Committee			2021 Meetings: 7	Report: See page 25
Chair	Other Members
George Muñoz	John T. Casteen III	Debra J. Kelly-Ennis	Virginia E. Shanks
	Marjorie M. Connelly	Kathryn B. McQuade	Ellen R. Strahlman

Primary responsibilities include:

■  Assisting our Board in its oversight of (i) the integrity of our financial statements and financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of our independent registered public accounting firm, (iii) the internal auditors and the internal audit function, (iv) our risk assessment and risk management policies and practices and (v) our compliance with legal and regulatory requirements.

■  Preparing the Audit Committee report that the rules of the SEC require us to include in our proxy statement.

See “Audit Committee Matters” beginning on page 24 for further information on the Audit Committee.

The Audit Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that all members of the Audit Committee are financially literate and that Ms. Connelly, Mr. Muñoz and Ms. McQuade are “audit committee financial experts” within the meaning set forth in the regulations of the SEC.

Altria Group, Inc. – Proxy Statement     9

BOARD AND GOVERNANCE MATTERS

Compensation and Talent Development Committee			2021 Meetings: 4	Report: See page 28
Chair	Other Members
W. Leo Kiely III	John T. Casteen III	Kathryn B. McQuade
	Dinyar S. Devitre	Virginia E. Shanks

Primary responsibilities include:

■  Determining and approving CEO compensation and reviewing and approving the compensation of our other executive officers.

■  Overseeing the development of executive succession plans and evaluating and making recommendations to our Board regarding potential CEO candidates and evaluating and approving candidates for other senior executive positions.

■  Evaluating the design and effectiveness of our overall compensation program and monitoring risks related to such design.

■  Reviewing initiatives and programs related to corporate culture and talent development.

See “Executive Compensation” beginning on page 27 for further information on the Compensation and Talent Development Committee.

The Compensation and Talent Development Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE and non-employee directors for the purposes of Rule 16b-3 of the Exchange Act.

Executive Committee				2021 Meetings: 0
Chair	Other Members
Kathryn B. McQuade	Dinyar S. Devitre	Debra J. Kelly-Ennis	George Muñoz
	William F. Gifford, Jr.	W. Leo Kiely III	Nabil Y. Sakkab
■ Has authority to act for our Board during intervals between Board meetings to the extent permitted by Virginia law.

Finance Committee				2021 Meetings: 8
Chair	Other Members
Dinyar S. Devitre	R. Matt Davis	George Muñoz
	W. Leo Kiely III	Nabil Y. Sakkab

Primary responsibilities include:

■  Monitoring our financial condition, overseeing the sources and uses of cash flow and advising our Board with respect to financing needs, dividend policy, share repurchase programs, mergers, acquisitions, divestitures and similar capital allocation matters, and other financial matters.

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BOARD AND GOVERNANCE MATTERS

Innovation Committee				2021 Meetings: 3
Chair	Other Members
Nabil Y. Sakkab	John T. Casteen III	R. Matt Davis	W. Leo Kiely III	Ellen R. Strahlman
	Marjorie M. Connelly	Debra J. Kelly-Ennis	Virginia E. Shanks

Primary responsibilities include:

■  Assisting our Board in its oversight of the strategic goals and objectives of our subsidiaries’ innovation and marketing strategies, consumer/market understanding and brand plans, technological initiatives and research, development and engineering programs.

Nominating, Corporate Governance and Social Responsibility Committee				2021 Meetings: 7
Chair	Other Members
Debra J. Kelly-Ennis	Marjorie M. Connelly	Dinyar S. Devitre	George Muñoz	Ellen R. Strahlman
	R. Matt Davis	Kathryn B. McQuade	Nabil Y. Sakkab

Primary responsibilities include:

■  Identifying individuals qualified to become directors consistent with the criteria established by our Board and described in our Corporate Governance Guidelines and recommending to our Board a slate of nominees for election at each annual meeting of shareholders.

■  Making recommendations to our Board concerning the appropriate size, function, needs and composition of our Board and its Committees.

■  Reviewing non-employee director compensation and recommending any changes in compensation to our Board.

■  Advising our Board on corporate governance matters.

■  Overseeing the annual Board and Committee self-evaluation process.

■  Providing oversight of our public affairs, corporate reputation and environmental and social responsibility strategies. The Nominating, Corporate Governance and Social Responsibility Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE.

Altria Group, Inc. – Proxy Statement     11

BOARD AND GOVERNANCE MATTERS

Board Meetings and Attendance

Board Effectiveness

We believe our Board practices strengthen the effectiveness of our Board, and we assess them annually to identify opportunities for improvement.

Board and Committee Self-Evaluations

Our Board assesses annually its effectiveness and that of its Committees in discharging their responsibilities. The Nominating, Corporate Governance and Social Responsibility Committee oversees the evaluation process.

Format	Topics	Presentation of Findings
The Nominating, Corporate Governance and Social Responsibility Committee determines the format of the evaluations, which may include interviews conducted by the Chair, interviews conducted by the Chair of the Nominating, Corporate Governance and Social Responsibility Committee, interviews conducted by an independent third party or written surveys.

Self-evaluation topics generally include:

■  Board composition and structure

■  Meeting topics and process

■  Information flow

■  Board oversight of risk management and strategic planning

■  Succession planning

■  Access to management

The results of the self-evaluations are reported to our Board, which discusses the results to identify opportunities to enhance effectiveness.

Feedback Incorporated

Our Board implements enhancements and other modifications, as appropriate, identified during the self-evaluations.

Examples of actions our Board has taken in recent years in response to the annual self-evaluation process include enhanced information flow, such as additional pre-meeting materials and providing access to Committee materials for all directors, and reformatting meetings to enhance discussion on corporate strategy and other key issues.

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BOARD AND GOVERNANCE MATTERS

Board Succession Planning

The Nominating, Corporate Governance and Social Responsibility Committee has the primary responsibility for developing a succession plan for our Board. Using tools such as the annual Board and Committee self-evaluations and our Board retirement guidelines, it periodically reviews our Board composition and identifies the appropriate mix of experiences, skills, attributes and tenure for our Board as a whole in light of our strategies and needs with the objective of recommending a group of directors that can best continue our success and act in the best interests of Altria and our shareholders. The Committee and our Board are committed to developing a diverse pool of potential candidates for future Board service consideration. See “Process for Nominating Directors” and “Board Skills and Experience and Demographic Backgrounds” on pages 1 and 2, respectively, for a further discussion of our Board composition.

Board Retirement Guidelines

Our Board has adopted retirement guidelines that require a director who will have attained the age of 75 as of the date of the next annual meeting to tender his or her written resignation to our Board at least six months prior to such annual meeting. If our Board determines that continued service by the director is in the best interests of Altria and our shareholders, our Board has the discretion not to accept the resignation. As required under the retirement guidelines, Messrs. Casteen, Devitre, Kiely and Sakkab tendered their respective resignations to our Board in October 2021. We note that in October 2020, Mr. Casteen notified us of his intention to retire from our Board upon the completion of his then-current term. Following the passing of our former Chair in April 2021, Mr. Casteen agreed to stand for election to our Board at the 2021 Annual Meeting. After due consideration, our Board accepted Mr. Casteen’s resignation in October 2021, but did not accept the resignations of Messrs. Devitre, Kiely and Sakkab. In making the decision not to accept the resignations of these directors, our Board considered several factors, including their contributions, experience and qualifications, as well as Board continuity, and determined that their continued service is in the best interests of Altria and our shareholders. Subsequently, in February 2022, Mr. Devitre notified Altria of his decision to retire from our Board following the completion of his current term.

Director Education and Engagement

Upon election to our Board, new directors participate in a multi-day comprehensive on-boarding process. They are introduced to the operational aspects of our businesses, our strategies, key issues facing Altria and our Board governance processes. New directors meet individually with various members of management and visit key facilities, as appropriate, as part of the on-boarding program.

We make available to our directors third-party director education programs that provide additional perspective on various topics. We provide a list of programs, updated regularly, to our directors. They may also choose self-selected educational programs. We also periodically invite outside experts to meet with our Board to review matters relevant to corporate directors, including corporate governance.

Governance Guidelines, Policies and Codes

Our Board has adopted Corporate Governance Guidelines. In addition, our Board has adopted a Code of Business Conduct and Ethics for Directors (“Director Code”) and a policy with regard to reviewing certain transactions in which we are a participant and an officer, director or nominee for director has had or may have a direct or indirect material interest (see “Related Person Transactions and Code of Conduct” on page 69 for further information). These documents are available on our website at https:// www.altria.com/governance. Our Board has also adopted the Altria Code of Conduct (“Code of Conduct”) that applies to all our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Conduct is available on our website at https://www.altria.com/codeofconduct.

Director Compensation

Compensation Philosophy

Our philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors and appropriately compensate them for the time, expertise and effort required to serve as a director of a large publicly traded company that operates in a dynamic, highly regulated industry. Our Board believes that a substantial portion of director compensation should consist of equity-based compensation, coupled with robust stock ownership guidelines, to assist in aligning directors’ interests with the interests of shareholders. Directors who are employees of Altria receive no additional compensation for service as a director.

Altria Group, Inc. – Proxy Statement     13

BOARD AND GOVERNANCE MATTERS

Director Compensation Review

The Nominating, Corporate Governance and Social Responsibility Committee annually reviews and periodically recommends updates to the director compensation program to our Board for approval. During these reviews, the Committee considers our director compensation philosophy, the competitiveness of director compensation based on an independent benchmarking study (taking into account director compensation at our Compensation Survey Group (“CSG”) described under “Benchmarking” beginning on page 48 and at other large public companies) and current market practices. The Committee also considers the appropriateness of the form, mix and amount of director compensation. The Committee then makes a recommendation to our Board concerning such compensation with a view toward attracting and retaining qualified directors. After reviewing compensation in January 2021, the Committee determined, and our Board agreed, to leave our director compensation unchanged.

Our directors’ annual stock awards have not increased since 2014, and annual cash retainers have not increased since 2016. The additional Board Chair stock award and cash retainer began in 2020 upon the separation of the roles of Chair and CEO and have remained the same since then.

Components of Compensation

The following chart presents the 2021 components of compensation for our non-employee directors:

Annual Stock Award		Annual Cash Retainers

Board Member (1)	$175,000	Board Member (2)	$110,000
Board Chair (3)	$150,000	Board Chair (3)	$150,000
		Committees	Chair	Member (4)
		■ Audit ■ Compensation and Talent Development	$25,000	$5,000
		■ Finance ■ Innovation ■ Nominating, Corporate Governance and Social Responsibility	$15,000
(1)	The annual full value stock award is in the form of fully vested shares of Altria common stock.
(2)	Paid in quarterly installments.
(3)	The Board Chair also receives the annual Board member stock award, the annual Board member cash retainer and the annual Committee member cash retainers for the Committees on which he or she serves.
(4)	Committee Chairs also receive the Committee member annual cash retainer.
(5)	These percentages are averages and do not include the annual Board Chair stock award or annual Board Chair cash retainer.

Deferred Fee Plan

A non-employee director may elect to defer all or part of the award of shares of common stock and all or part of his or her cash retainers. Pursuant to the Deferred Fee Plan for Non-Employee Directors (“Deferred Fee Plan”), deferred retainers are credited to an unfunded bookkeeping account and may be “invested” in various “investment choices,” including an Altria common stock equivalent account. These “investment choices” parallel the investment options offered under the Deferred Profit-Sharing Plan for Salaried Employees and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. The non-employee director will receive deferred awards of common stock and cash distributions of deferred retainers either prior to or following termination of service from our Board, as elected by the non-employee director.

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BOARD AND GOVERNANCE MATTERS

Matching Gift Program

Non-employee directors are eligible to participate in our Matching Gift Program. This program is available to all employees and non-employee directors. We match eligible donations of a minimum of $25 up to $30,000 per year per employee or non-employee director on a dollar-for-dollar basis to eligible non-profit organizations. In 2021, the following non-employee directors participated in this program: Mr. Casteen, Ms. Connelly, Mr. Davis, Mr. Devitre, Ms. Kelly-Ennis, Mr. Kiely, Ms. McQuade, Mr. Muñoz, Mr. Newman, Dr. Sakkab and Ms. Shanks. The aggregate amount of matching payments for these directors in 2021 was $229,606.

Other

In addition to cash payments, stock awards and matching gifts, non-employee directors are covered under our Business Travel Accident Insurance Plan, which is available generally to all employees.

The following table presents the compensation received by the non-employee directors for service as directors in fiscal year 2021.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (5)	All Other Compensation ($) (6)	Total ($)
John T. Casteen III	125,000	175,024	2,000	302,024
Marjorie M. Connelly (1)	19,728	0	24,106	43,834
R. Matt Davis (1)	19,728	0	19,000	38,728
Dinyar S. Devitre	140,000	175,024	30,000	345,024
Thomas F. Farrell II (2)	27,500	0	0	27,500
Debra J. Kelly-Ennis	140,000	175,024	13,500	328,524
W. Leo Kiely III	150,000	175,024	30,000	355,024
Kathryn B. McQuade (3)	270,000	325,015	30,000	625,015
George Muñoz	150,000	175,024	30,000	355,024
Mark E. Newman (4)	125,000	175,024	30,000	330,024
Nabil Y. Sakkab	140,000	175,024	1,000	316,024
Virginia E. Shanks	125,000	175,024	20,000	320,024
Ellen R. Strahlman	125,000	175,024	0	300,024
(1)	Ms. Connelly and Mr. Davis became directors effective October 27, 2021.
(2)	Mr. Farrell passed away on April 2, 2021.
(3)	Amounts include (a) annual Board member cash retainer, Committee member cash retainers and Board member stock award and (b) Board Chair cash retainer and stock award.
(4)	Mr. Newman retired from service on our Board effective January 1, 2022.
(5)	Pursuant to the 2015 Stock Compensation Plan for Non-Employee Directors (the “2015 Non-Employee Directors Plan”), on May 20, 2021, each non-employee director received 3,517 shares of Altria common stock with an aggregate grant date fair market value of $175,024, and Ms. McQuade received an additional 3,014 shares of Altria common stock with an aggregate grant date fair market value of $149,992 as Board Chair. The dollar value for the Board member stock award is slightly higher than $175,000 because the grant is made in whole shares. Ms. McQuade’s combined Board member stock award and Board Chair stock award was slightly higher than $325,000 because the grant is made in whole shares. The fair market value of all shares awarded of $49.765 per share was based on the average of the high and low trading prices of Altria common stock on May 20, 2021.
(6)	All Other Compensation consists of matching gifts paid in 2021 under our Matching Gift Program.

Altria Group, Inc. – Proxy Statement     15

BOARD AND GOVERNANCE MATTERS

Stock Ownership Guidelines for Non-Employee Directors and Prohibition on Hedging and Pledging

Our Board believes that stock ownership guidelines further align the interests of our Board with those of our shareholders. Our non-employee directors are expected to hold shares of our common stock in an amount equal to the lesser of five times the then-current annual Board member cash retainer or 26,000 shares. Non-employee directors are expected to reach this ownership level within five years of being elected to our Board and to hold the requisite number of shares until retirement. The ownership guidelines for non-employee directors may be satisfied with all beneficially owned shares, including deferred shares and share equivalents. As of December 31, 2021, all our non-employee directors who had served on our Board for five or more years held a sufficient number of shares to satisfy these guidelines.

Our non-employee directors are not permitted to engage in hedging or pledging activities with respect to our stock. A description of Altria’s hedging and pledging policies is included under “Prohibition on Hedging and Pledging” on page 70.

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BOARD AND GOVERNANCE MATTERS

Proposal 1

Election of Directors
Our Board recommends a vote FOR each nominee.

We propose that the 12 individuals named below, 11 of whom our Board has affirmatively determined to be independent, be elected as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, subject to their earlier death, resignation or removal. The Nominating, Corporate Governance and Social Responsibility Committee has recommended to our Board, and our Board has approved, the individuals named below.

We provide in the biographies below information on each nominee. The Committee and our Board believe that these nominees individually and collectively provide our Board with an impressive breadth of experiences, attributes, qualifications and skills.

Although it is not anticipated that any of the individuals named below will be unable or unwilling to stand for election, in the event of such an occurrence, a proxy may be voted for a substitute designated by our Board. In lieu of designating a substitute, our Board may reduce the number of directors.

Our Board recommends a vote FOR each of the nominees for election as directors.

2022 Director Nominee Biographies and Qualifications

Position, Principal Occupation and Professional Experience:

Chief Financial Officer, Greater Toronto Airports Authority

■  Serves as Chief Financial Officer of Greater Toronto Airports Authority, operator of Toronto Pearson International Airport, Canada’s largest airport, since 2017.

■  Served as Executive Vice President and Chief Financial Officer, Business Development of Maple Leaf Sports & Entertainment Ltd. (“Maple Leaf Sports”), owner of the Toronto Maple Leafs, Toronto Raptors, Toronto FC and the Air Canada Centre, from 2004 through 2016. Mr. Clarke spent 26 years at Maple Leaf Sports in key strategic planning and financial leadership positions.

Other Current Public Directorships:

None.

Prior Public Company Directorships:
None.

Other Directorships, Trusteeships and Memberships:
AGF Management Limited (TSX:AGF.B); First Capital Real Estate Investment Trust (TSX:FCR.UN); Canadian Olympic Committee.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Clarke’s significant financial, accounting, strategic planning, business operations and risk management experience provide clear support for his nomination for election to our Board.

Ian L.T. Clarke Age: 61

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BOARD AND GOVERNANCE MATTERS

Marjorie M. Connelly Age: 60 Director Since: October 2021 Board Committees: ■ Audit ■ Innovation ■ Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:

Retired Chief Operating Officer, Convergys Corporation

■  Served as Chief Operating Officer of Convergys Corporation (now Concentrix Corporation), a publicly traded global leader in customer management, from 2014 to 2017.

■  Served as Global Chief Operating Officer at Barclaycard from 2009 to 2011.

■  From 2006 to 2008, served as Chief Operating Officer of Wachovia Securities.

■  Held a variety of executive positions at Capital One Financial Corporation, including Executive Vice President, Head of Infrastructure for U.S. credit card operations and interim Chief Information Officer, from 1994 to 2006.

Other Current Public Directorships:

PRA Group, Inc.

Prior Public Company Directorships:

None.

Other Directorships, Trusteeships and Memberships:

MissionOG (Advisor); The Women’s Initiative; State Council of Higher Education for Virginia.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. Connelly’s extensive operational executive management experience at large publicly held consumer-oriented companies, together with her financial acumen and experience, information technology experience, general business knowledge and public company board experience, provide clear support for her nomination for election to our Board.

R. Matt Davis Age: 57 Director Since: October 2021 Board Committees: ■ Finance ■ Innovation ■ Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:

President, Driftwood Leadership, LLC and Retired President, North America, and Senior Vice President, Global Corporate Affairs, Dow Inc.

■  Serves as President of Driftwood Leadership, LLC, a leadership training and consulting firm, since 2019.

■  Served as President, North America, and Senior Vice President, Global Corporate Affairs of Dow Inc. (“Dow”), an innovative materials science company, from 2016 to 2019.

■  Held a variety of executive corporate affairs, communications and leadership roles across the Dow organization, from 1987 to 2016.

Other Current Public Directorships:

None.

Prior Public Company Directorships:

None.

Other Directorships, Trusteeships and Memberships:

World Freerunning Parkour Federation; Saratoga WarHorse Foundation, Inc.; Michigan State University, College of Communications Arts & Sciences Alumni Board; After The Impact Fund, Inc.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Davis’ extensive public policy, business and executive leadership experiences in a highly regulated industry (including his role leading Dow’s largest operating division) provide clear support for his nomination for election to our Board.

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BOARD AND GOVERNANCE MATTERS

Position, Principal Occupation and Professional Experience:

Chief Executive Officer, Altria Group, Inc.

■  Serves as Chief Executive Officer of Altria Group, Inc. since April 2020.

■  Served as Vice Chairman and Chief Financial Officer of Altria from May 2018 to April 2020.

■  Served as Executive Vice President and Chief Financial Officer of Altria from March 2015 through May 2018.

■  Held numerous other senior leadership roles since joining the Altria family of companies in 1994.

Other Current Public Directorships:

Anheuser-Busch InBev SA/NV.

Prior Public Company Directorships:

None.

Other Directorships, Trusteeships and Memberships:

Catalyst Inc.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Gifford’s role as Altria’s CEO and his significant knowledge and understanding of Altria, our businesses and the external environment in which our businesses operate, together with his significant industry knowledge, financial expertise and leadership experiences, provide clear support for his nomination for election to our Board.

William F. Gifford, Jr. Age: 51 Director Since: May 2020 Chief Executive Officer Board Committees: ■ Executive Committee

Position, Principal Occupation and Professional Experience:

Retired President and Chief Executive Officer, Diageo Canada, Inc.

■  Served as President and Chief Executive Officer of Diageo Canada, Inc., a subsidiary of Diageo plc, a global spirits, wine and beer company, from 2008 to June 2012.

■  Served as Chief Marketing Officer for Diageo North America, Inc., a subsidiary of Diageo plc, from 2005 to 2008.

■  Held marketing, sales and general management positions with RJR/Nabisco, Inc., The Coca-Cola Company, General Motors Corporation and Grand Metropolitan PLC.

Other Current Public Directorships:

TFI International Inc.

Prior Public Company Directorships:

Carnival Corporation & plc (2012 to January 2020); PulteGroup, Inc. (1997 to September 2016); Hertz Global Holdings, Inc. (2013 to October 2015).

Other Directorships, Trusteeships and Memberships:

Dress for Success Worldwide (Director Emeritus); Trivium Packaging B.V.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. Kelly-Ennis’s leadership experiences, particularly her executive positions with several large, consumer-focused companies in multiple industries, and her significant marketing, innovation, sales and distribution experience at large publicly held companies, including companies in the consumer packaged goods industry, provide clear support for her nomination for election to our Board.

Debra J. Kelly-Ennis Age: 65 Director Since: 2013 Board Committees: ■ Audit ■ Executive ■ Innovation ■ Nominating, Corporate Governance and Social Responsibility (Chair)

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BOARD AND GOVERNANCE MATTERS

W. Leo Kiely III Age: 75 Director Since: 2011 Board Committees: ■ Compensation and Talent Development (Chair) ■ Executive ■ Finance ■ Innovation

Position, Principal Occupation and Professional Experience:

Retired Chief Executive Officer, MillerCoors LLC

■  Retired as Chief Executive Officer of MillerCoors LLC, a joint venture combining the U.S. and Puerto Rico operations of SABMiller plc and Molson Coors Brewing Company, in July 2011, a position he had held since July 2009.

■  Served as President and Chief Executive Officer of Molson Coors Brewing Company from February 2005 through July 2009.

■  Held a variety of executive positions at Coors Brewing Company, including Chief Executive Officer, from March 1993 to March 2005.

■  Held executive positions with Frito-Lay, Inc., a subsidiary of PepsiCo, Inc., and Ventura Coastal Corporation, a division of Seven Up Inc., before joining Coors Brewing Company.

Other Current Public Directorships:

None.

Prior Public Company Directorships:

HC Government Realty Trust, Inc. (2016 to March 2019); Medpro Safety Products, Inc. (2009 to March 2014).

Other Directorships, Trusteeships and Memberships:

Riptide Waters, LLC. Previously served on the boards of The Denver Center for the Performing Arts and the Helen G. Bonfils Foundation.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Kiely’s extensive business, administrative and leadership experiences, particularly his various executive positions, including the role of chief executive officer, in the consumer packaged goods industry, provide clear support for his nomination for election to our Board.

Kathryn B. McQuade

Age: 65

Director Since: 2012

Chair of the Board

Board Committees:

■  Audit

■  Compensation and Talent Development

■  Executive (Chair)

■  Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:

Retired Executive Vice President and Chief Financial Officer, Canadian Pacific Railway Limited

■  Served as Senior Advisor of Canadian Pacific Railway Limited (“Canadian Pacific”), a transcontinental railway in Canada and the United States, from November 2012 to May 2013, after previously serving as Executive Vice President and Chief Financial Officer of Canadian Pacific from September 2008 until her retirement in November 2012.

■  Served as Executive Vice President and Chief Operating Officer of Canadian Pacific from June 2007 to September 2008.

■  Served as Executive Vice President – Planning and Chief Information Officer at Norfolk Southern Corporation where she spent 27 years in key information technology, strategic planning and finance leadership positions prior to joining Canadian Pacific.

Other Current Public Directorships:

None.

Prior Public Company Directorships:

None.

Other Directorships, Trusteeships and Memberships:

Previously served on the boards of TransAlta Renewables Inc. (TSX: RNW) and The College of William & Mary Foundation.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. McQuade’s significant financial and accounting expertise, particularly her experience as a public company chief financial officer, her information technology experience, her general business knowledge and her management experience in a regulated industry, provide clear support for her nomination for election to our Board.

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BOARD AND GOVERNANCE MATTERS

Position, Principal Occupation and Professional Experience:
Principal, Muñoz Investment Banking Group, LLC, and Partner, Tobin & Muñoz

■  Serves as a principal of Muñoz Investment Banking Group, LLC.

■  Serves as a partner in the law firm of Tobin & Muñoz.

■  Served as President and Chief Executive Officer of the Overseas Private Investment Corporation from 1997 to January 2001.

■  Served as Chief Financial Officer and Assistant Secretary of the United States Treasury Department from 1993 to 1997.

Other Current Public Directorships:
Marriott International, Inc.; Laureate Education, Inc., BRC Inc.

Prior Public Company Directorships:
Anixter International, Inc. (2004 to June 2020); Esmark Incorporated (2007 to August 2008); Archipelago Holdings, Inc. (2004 to March 2006).

Other Directorships, Trusteeships and Memberships:
National Geographic Society; Direct Edge, Inc.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Muñoz’s accounting, financial, legal and public policy expertise, along with his background in international business and his significant professional, administrative and leadership experiences in both the private and public sectors, provide clear support for his nomination for election to our Board.

George Muñoz Age: 70 Director Since: 2004 Board Committees: ■ Audit (Chair) ■ Executive ■ Finance ■ Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:
Retired Senior Vice President, Corporate Research and Development, The Procter & Gamble Company

■  Retired as Senior Vice President, Corporate Research and Development of the Proctor & Gamble Company, a global leader in consumer goods, in November 2007.

■  Held a variety of positions at The Procter & Gamble Company beginning in 1974.

Other Current Public Directorships:
None.

Prior Public Company Directorships:
None.

Other Directorships, Trusteeships and Memberships:
Several privately held companies. Previously served on the boards of Deinove (Euronext Growth Paris: ALDEI); Givaudan SA (SWX: GIVN); and Pharnext (Euronext Growth Paris: ALPHA).

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Dr. Sakkab’s innovation expertise in the consumer packaged goods industry and his extensive overall business and global product development and commercialization knowledge, including knowledge of regulated products, provide clear support for his nomination for election to our Board.

Nabil Y. Sakkab Age: 74 Director Since: 2008 Board Committees: ■ Executive ■ Finance ■ Innovation (Chair) ■ Nominating, Corporate Governance and Social Responsibility

Altria Group, Inc. – Proxy Statement     21

BOARD AND GOVERNANCE MATTERS

Virginia E. Shanks Age: 61 Director Since: 2017 Board Committees: ■ Audit ■ Compensation and Talent Development ■ Innovation

Position, Principal Occupation and Professional Experience:
Retired Executive Vice President and Chief Administrative Officer, Pinnacle Entertainment, Inc.

■  Served as Executive Vice President and Chief Administrative Officer of Pinnacle Entertainment, Inc. (“Pinnacle”), a casino entertainment company, from July 2013 until October 2018 when Pinnacle merged with Penn National Gaming, Inc. (“Penn National”), also a casino entertainment company.

■  Served as Strategic Advisor for Penn National through December 2019 after the merger.

■  Served as Executive Vice President and Chief Marketing Officer of Pinnacle from October 2010 to June 2013.

■  Served as Chief Marketing Officer for Multimedia Games Inc. from 2008 to 2010 prior to joining Pinnacle.

■  Held senior executive positions for more than 25 years at the property, division and corporate levels of Caesars Entertainment Corp., including Senior Vice President of Brand Management, prior to 2008.

Other Current Public Directorships:
EPR Properties; Scientific Games Corporation.

Prior Public Company Directorships:
None.

Other Directorships, Trusteeships and Memberships:
None.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. Shanks’s significant regulated industry and consumer-oriented marketing expertise, particularly her extensive background in brand positioning and digital and database marketing, as well as her experience in information technology and cybersecurity, provide clear support for her nomination for election to our Board.

Ellen R. Strahlman Age: 64 Director Since: November 2020 Board Committees: ■ Audit ■ Innovation ■ Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:
Retired Executive Vice President, Research & Development and Chief Medical Officer, Becton, Dickinson and Company

■  Served as Executive Vice President, Research & Development and Chief Medical Officer of Becton, Dickinson and Company, a leading global medical technology company, from April 2013 until her retirement in January 2018.

■  Served as a Senior Advisor to the CEO at GlaxoSmithKline from April 2012 through March 2013 after previously serving as the Senior Vice President and Chief Medical Officer from April 2008 through March 2012.

■  Held senior executive leadership roles in global product development and commercialization, medical affairs and business development at leading pharmaceutical and medical technology companies including Pfizer, Inc., Novartis AG, Virogen Limited, Bausch & Lomb, Inc. and Merck & Co., Inc. prior to 2008.

Other Current Public Directorships:
None.

Prior Public Company Directorships:
None.

Other Directorships, Trusteeships and Memberships:
Previously served on the boards of Syncona Limited (LSE: SYNC) and Syncona Partners LLP.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Dr. Strahlman’s significant experience in innovation, global product development and commercialization in regulated industries, as well as her medical background and experience in biosciences, provide clear support for her nomination for election to our Board.

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BOARD AND GOVERNANCE MATTERS

Position, Principal Occupation and Professional Experience:
Retired Executive Chairman, Forbes Bros. Holdings, Ltd.

■  Served as U.S. Chairman and Chief Executive Officer of Forbes Bros. Holdings, Ltd., an energy infrastructure construction company, from 2017 to 2019, and as Executive Chairman from 2019 to 2021.

■  Served as Chief Executive Officer of Yzaguirre Group, LLC, a business and public affairs strategic advisory firm, from 2006 to 2017.

■  Served as Chairman of Isolux Ingenieria USA, LLC, the U.S. operation and wholly owned subsidiary of Isolux Corsan S.A., a Spanish engineering, procurement and construction company, from 2011 to 2013, having previously served as Chief Executive Officer from 2010 to 2011.

■  Served as President of Hunt-Mexico, Inc., an investor in energy, real estate and private equity opportunities, and as President of Hunt Resources, Inc., an investor in energy production and transportation opportunities, from 2002 to 2006.

Other Current Public Directorships:
Aris Water Solutions, Inc.; Luther Burbank Corporation.

Prior Public Company Directorships:
BBVA USA Bancshares, Inc. (2009 to 2021); Texas Regional Bancshares, Inc. (2000 to 2006).

Other Directorships, Trusteeships and Memberships:
Latino Corporate Directors Association. Previously served on the boards of BBVA USA Bank and Texas State Bank.

Director Qualifications:
The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Yzaguirre’s executive leadership experience, financial acumen, domestic and international business and public affairs experience (including with highly regulated industries) and public company board experience, provide clear support for his nomination for election to our Board.

M. Max Yzaguirre Age: 61

Altria Group, Inc. – Proxy Statement     23

Audit Committee Matters

Annual Evaluation and Selection of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) has been our independent registered public accounting firm since 1998. Prior to 1998, our independent registered public accounting firm was Coopers & Lybrand L.L.P. (until its merger with Price Waterhouse LLP in 1998). In addition to assuring the rotation of the lead audit partner every five years as required by law, the Audit Committee is responsible for selecting, reviewing and evaluating the lead partner and senior members of the audit engagement team and considers whether, in order to assure continuing auditor independence, there should be a rotation of the firm.

In selecting PricewaterhouseCoopers as our independent registered public accounting firm, the Audit Committee conducted its annual evaluation of the firm. This evaluation considers a number of factors in deciding whether to re-engage PricewaterhouseCoopers, including technical competence, knowledge of our industry and Altria, quality of services, reputation and communications with management and the Audit Committee. The Audit Committee also evaluates the firm’s independence program and quality control procedures, the results of Public Company Accounting Oversight Board (“PCAOB”) and peer reviews of the firm’s quality controls and the appropriateness of the firm’s fees. The Audit Committee also considers PricewaterhouseCoopers’s tenure and, while the Audit Committee periodically considers firm rotation, it continues to believe that extended tenure results in higher quality audit work with greater operational efficiencies through the leveraging of PricewaterhouseCoopers’s deep institutional knowledge of our operations and businesses, accounting policies and practices, and internal control over financial reporting. The Audit Committee is also mindful of the potential impacts of selecting a different firm, including the significant time commitment and expense inherent in on-boarding a new independent registered public accounting firm.

The Audit Committee and our Board believe that the continued retention of PricewaterhouseCoopers to serve as our independent registered public accounting firm is in the best interests of Altria and our shareholders.

Independent Registered Public Accounting Firm’s Fees

The Audit Committee has the sole authority to approve all engagement fees and terms associated with the retention of PricewaterhouseCoopers. As noted in the Audit Committee Report on page 25, the Audit Committee pre-approved all fees associated with the services that the firm provided in 2021.

Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers for the fiscal years ended December 31, 2021 and 2020 were comprised of the following (in thousands):

	2021 ($)	2020 ($)
Audit Fees (1)	5,775	6,761
Audit-Related Fees (2)	905	745
Tax Fees (3)	800	1,235
All Other Fees (4)	5	5
TOTAL	7,485	8,746
(1)	Fees and expenses for (a) the audit of our consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of our subsidiaries, (b) reviews of our unaudited condensed consolidated interim financial statements and (c) reviews of documents filed with the SEC.
(2)	Fees and expenses for audit-related services, which include certain employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.
(3)	Fees and expenses for U.S. and foreign tax compliance and planning, and consultation and advice on tax examinations.
(4)	Other fees were related to licenses for technical accounting tools.

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AUDIT COMMITTEE MATTERS

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent registered public accounting firm and management to report periodically on the actual fees charged for each category of service.

During the year, it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

Audit Committee Report for the Year Ended December 31, 2021

Management has the primary responsibility for Altria’s financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors Altria’s financial reporting processes and systems of internal accounting control, the independence and the performance of PricewaterhouseCoopers and the performance of the internal auditors.

The Audit Committee has received representations from management that Altria’s consolidated financial statements were prepared in accordance with GAAP and that Altria maintained effective internal control over financial reporting, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers. The Audit Committee has discussed with PricewaterhouseCoopers its evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed by applicable standards adopted by the PCAOB.

The Audit Committee has received from PricewaterhouseCoopers written disclosures and a letter required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers its independence from Altria and our management. The Audit Committee pre-approved all fiscal year 2021 audit and permissible non-audit services provided by PricewaterhouseCoopers and the fees for those services included on page 24. As part of this process, the Audit Committee reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent registered public accounting firm from performing specified services that might impair its independence.

The Audit Committee discussed with Altria’s internal auditors and PricewaterhouseCoopers the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and PricewaterhouseCoopers, separately and together, with and without management present, to discuss Altria’s financial reporting processes and internal control over financial reporting. The Audit Committee has reviewed significant audit findings prepared by PricewaterhouseCoopers and those prepared by the internal auditors, together with management’s responses.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board the inclusion of the audited consolidated financial statements in Altria’s 2021 Form 10-K.

Audit Committee:

George Muñoz, Chair
John T. Casteen III
Marjorie M. Connelly
Debra J. Kelly-Ennis
Kathryn B. McQuade
Virginia E. Shanks
Ellen R. Strahlman

Altria Group, Inc. – Proxy Statement     25

AUDIT COMMITTEE MATTERS

Proposal 2

Ratification of the Selection of Independent Registered Public Accounting Firm
Our Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers.

As reflected in the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. The Audit Committee has selected PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has directed that management submit such selection to shareholders for ratification at the 2022 Annual Meeting.

Shareholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to shareholders for ratification as a matter of good corporate governance. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Altria and our shareholders.

We expect representatives of PricewaterhouseCoopers will be present at the meeting. The representatives will have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.

Our Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers.

26     www.altria.com

Executive Compensation – Table of Contents

Compensation and Talent Development Committee Report for the Year Ended December 31, 2021			28
Compensation Discussion and Analysis			28
Introduction	28	Post-Termination Benefits and Change in Control Payments	46
Overview	29
Compensation Philosophy	29	Decision Making Process	47
Business Performance	29	Role of the Compensation and Talent Development Committee	47
Pay-For-Performance	30
Say on Pay and Shareholder Engagement	31	Role of Consultants	48
2021 Performance of NEOs	32	Benchmarking	48
Executive Compensation Design	35	Risk Assessment	49
Principles	35	Other Considerations	50
2021 Executive Compensation Program Elements	36	Stock Ownership and Holding Requirements and Prohibition on Hedging and Pledging	50
2021 Executive Compensation Program Decisions	38
Salary	38	“Clawback” Policy Regarding the Adjustment or Recovery of Compensation	50
Annual Incentives	39
Long-Term Incentives	42	Tax and Accounting Considerations	50
Perquisites	46	Compensation and Talent Development Committee Interlocks and Insider Participation	50

Compensation Tables and Other Matters			51
Summary Compensation Table	51	Non-Qualified Deferred Compensation	57
All Other Compensation	52	Defined Contribution Plans	57
Grants of Plan-Based Awards during 2021	53	DPS Plan	57
Outstanding Equity Awards as of December 31, 2021	54	BEP DPS	58
Stock Vested during 2021	54	Payments upon Change in Control or Termination of Employment	58
Pension Benefits	55
Defined Benefit Plans	55	Payments upon Change in Control	58
Retirement Plan	55	Termination Payments	59
BEP Pension	56	CEO Pay Ratio	61
Proposal 3 Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers			62

Altria Group, Inc. – Proxy Statement     27

Executive Compensation

Compensation and Talent Development Committee Report for the Year Ended December 31, 2021

The Compensation and Talent Development Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on its review and discussions with management, the Compensation and Talent Development Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Talent Development Committee:

W. Leo Kiely III, Chair
John T. Casteen III
Dinyar S. Devitre
Kathryn B. McQuade
Virginia E. Shanks

Compensation Discussion and Analysis

Introduction

In this section, we provide a detailed description of our executive compensation program, with a focus on decisions by the Compensation and Talent Development Committee (for purposes of the “Executive Compensation” section, the “Committee”) with respect to our NEOs:

Name	Position during 2021
William F. Gifford, Jr.	Chief Executive Officer, Altria Group, Inc.
Salvatore Mancuso	Executive Vice President and Chief Financial Officer, Altria Group, Inc.
Murray R. Garnick	Executive Vice President and General Counsel, Altria Group, Inc.
Jody L. Begley	Executive Vice President and Chief Operating Officer, Altria Group, Inc.
Heather A. Newman	Senior Vice President, Corporate Strategy, Altria Group, Inc.

28     www.altria.com

EXECUTIVE COMPENSATION

Overview

Compensation Philosophy

Our goal is to design our executive compensation program to align the interests of our executive officers with the interests of our shareholders. We believe this requires:

clear articulation of corporate and individual performance goals	a competitive, financially disciplined executive compensation program that rewards past success and creates the appropriate incentives for future business success	transparent measurement against both corporate and individual performance goals

Business Performance

Our business performance is a key factor in determining executive compensation. Altria delivered outstanding results in 2021 across our businesses, including strong financial performance, progress toward our Vision and advancements in our ESG efforts. The following graphs summarize our one- and three-year performance against key performance measures:

Adjusted Diluted EPS (1) (12/31/2018 – 12/31/2021) ($)	Dividend Rate (1) (8/22/2019 – 8/26/2021) ($)
(1) 2018 and 2019 adjusted diluted EPS amounts were recast to reflect changes to ABI special items. (2) Compound annual growth rate (“CAGR”) based on 2018 adjusted diluted EPS of $4.02.

(1)  Annualized dividend based on quarterly dividend rate per share of Altria common stock declared during each year.

(2)  CAGR based on the annualized dividend rate per share of Altria common stock of $3.20 that was declared in August 2018.

2021 TSR (1) (12/31/2020 – 12/31/2021) (%)	Three-Year TSR (1) (12/31/2018 – 12/31/2021) (%)
(1) FactSet Daily Return (December 31, 2020–December 31, 2021). Assumes reinvestment of dividends as of the ex-dividend date.	(1) FactSet Daily Return (December 31, 2018–December 31, 2021). Assumes reinvestment of dividends as of the ex-dividend date.

Altria Group, Inc. – Proxy Statement     29

EXECUTIVE COMPENSATION

Pay-For-Performance

The following graph illustrates the relationship between our CEO’s total direct compensation (including annualized LTIP compensation) and our indexed TSR:

(1)	CEO pay reflects an annualized allocation of the actual award for the 2017 — 2019 LTIP performance cycle for 2019 and allocations of the target awards for the three-year LTIP award performance cycles commencing in 2020 and 2021. The 2020 and 2021 cycles include transition multipliers as discussed under “Long-Term Incentives: 2021 – 2023 LTIP Awards” on page 44.
(2)	Indexed TSR reflects a December 31, 2018 starting point (with a nominal value of 100) and represents the total growth (including dividends) from that date through each December 31.
(3)	2019 represents the total direct compensation of our former CEO, Mr. Howard A. Willard III.
(4)	2020 represents Mr. Gifford’s total direct compensation, which was a mix of his total direct compensation as CFO (January 1 through April 15) and as CEO (April 16 through December 31).
(5)	2021 represents Mr. Gifford’s total direct compensation.

30     www.altria.com

EXECUTIVE COMPENSATION

Say on Pay and Shareholder Engagement

At the 2021 Annual Meeting, over 85% of the votes cast approved our NEO compensation on an advisory basis.

We provide our shareholders with an annual advisory vote (“say on pay”) on the compensation of our NEOs. While this vote is not binding on us, our Board or the Committee, the Committee takes the results of say on pay votes and shareholders’ perspectives and feedback into consideration when making future decisions with respect to our executive compensation program.

The Committee is committed to regularly reviewing our executive compensation program in the context of our compensation philosophy.

We periodically engage with large investors to discuss our executive compensation program. We value the perspectives we gain from these conversations. As evidence of our responsiveness to prior shareholder feedback, best practices and market trends, the Committee or management made changes to Altria’s executive compensation program over the past several years. Examples of these changes include:

Year	Change
2021

■  The Committee adopted new guidelines related to executive officers departing Altria for reasons other than normal retirement, death, disability or change of control:

■  The Committee will not accelerate vesting or make payments for forfeited long-term performance-based awards (such as PSUs granted after 2020 and LTIP cash payments) based on target performance. Rather, the Committee will base such vesting or payments on actual performance either for the full cycle or through the date of separation. The guidelines further specify that such vesting or payments will typically be prorated for the period that the executive officer worked during the performance cycle(s).

■  As a general proposition, special separation payments for voluntary departures are disfavored and will only be paid under unusual circumstances. If unusual circumstances exist that warrant additional payment, the Committee will disclose the rationale, and total severance payments may not exceed three times the executive’s base salary.

■  The Committee modified our executive stock ownership guidelines to exclude unvested PSUs as counting towards ownership requirements.

2020

■  The Committee transitioned our cash-based LTIP from three-year end-to-end performance cycles to three-year overlapping cycles, with a new performance cycle introduced each year, aligning our pay design with that of our peers and enabling the Committee to re-prioritize financial or strategic focus areas as needed to successfully pursue our Vision.

■  Management eliminated physical exams as an executive perquisite.

The Committee intends to continue its consistent practice of designing executive compensation programs that:

■	align the interests of shareholders and executives;
■	deliver executive pay that is aligned with company performance;
■	focus executives on creating value in both the short- and long-term; and
■	do not encourage unnecessary or excessive risk-taking.

Altria Group, Inc. – Proxy Statement     31

EXECUTIVE COMPENSATION

2021 Performance of NEOs

The Committee considered several factors in approving each element of 2021 executive compensation. For the 2021 Annual Incentive Award plan, the Committee primarily evaluated our financial and strategic performance, as described under “Business Performance” on page 29 The Committee also considered the individual performance of each NEO for purposes of approving salary increases, annual cash incentive awards and equity awards. Executives receive variable elements of short- and long-term compensation only after the relevant performance period has ended and the Committee has assessed Altria’s actual performance relative to stated goals established at the beginning of the period. In addition, the Committee considers industry compensation market data and tally sheets for each of the NEOs that include their total cash and long-term compensation for the last three years.

The Committee evaluated each of our NEO’s progress against their performance goals and the relationship of their performance to our overall 2021 results. We discuss the 2021 performance of each NEO below.

William F. Gifford, Jr.

Chief Executive Officer

Key Responsibilities

Mr. Gifford provided strategic leadership to the executive team and employees in a dynamic, competitive and highly regulated environment. He also served as one of our designated directors on the board of directors of ABI.

2021 Achievements

Mr. Gifford:

■  Maintained employee focus on our Vision to responsibly lead the transition of adult smokers to a smoke-free future, Our Cultural Aspiration and Inclusion & Diversity Aiming Points as Altria navigated a dynamic, highly competitive environment;

■  Led Altria in achieving 5.7% adjusted diluted EPS growth and 3.3% total adjusted OCI growth for 2021; (1)

■  Championed the expansion of our internal talent development system that gives employees new opportunities for growth and our people leaders broader exposure to talent throughout the enterprise;

■  Oversaw our significant ESG accomplishments, including being the first U.S. tobacco company to issue a standalone Task Force on Climate-related Financial Disclosures report, receiving a double ‘A’ rating from CDP for tackling climate change and protecting water security, and sponsoring TruAge™, a digital age verification system to help prevent underage use of tobacco products; and

■  Provided executive sponsorship of our MOSAIC (LGBTQ+) employee resource group.

(1)	Adjusted diluted EPS growth and total adjusted OCI growth are non-GAAP financial measures. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

32     www.altria.com

EXECUTIVE COMPENSATION

Murray R. Garnick

Executive Vice President and General Counsel

Key Responsibilities

Mr. Garnick’s responsibilities included leading Altria’s Law and Regulatory Affairs functions and overseeing the development and execution of legal and regulatory strategies.

2021 Achievements

Mr. Garnick:

■  Managed complex litigation matters, including the Federal Trade Commission administrative trial in connection with our investment in JUUL, product liability and securities cases, Engle-progeny cases and litigation/arbitration relating to the Master Settlement Agreement and previously settled state agreements;

■  Oversaw the preparation and filing of numerous tobacco product applications with the FDA;

■  Led legal strategy and support in connection with our existing investments, including Cronos and JUUL, and potential opportunities to accelerate progress toward our Vision;

■  Led our advancement of science- and evidence-based regulatory policies to promote the availability of reduced risk products; and

■  Championed numerous ID&E initiatives, including expanding diversity among outside counsel.

Salvatore Mancuso

Executive Vice President and Chief Financial Officer

Key Responsibilities

Mr. Mancuso’s responsibilities included overseeing Altria’s Tax, Treasury, Audit, Financial Planning & Analysis and Controller functions, while also overseeing Corporate Security & Procurement and Philip Morris Capital Corporation.

2021 Achievements

Mr. Mancuso:

■  Oversaw cash returns to shareholders of more than $8.1 billion through dividends and share repurchases;

■  Directed the analysis of our strategic options in light of the expiration of our five-year transfer restrictions on shares of ABI;

■  Oversaw a liability management transaction to extend long-term debt maturities at favorable rates;

■  Oversaw supply chain efforts to maintain uninterrupted supply of goods and services for our operating and service companies during the COVID-19 pandemic and manage related inflation risks;

■  Oversaw the continued wind-down of Philip Morris Capital Corporation;

■  Provided executive sponsorship of our black employee resource group (UNIFI); and

■  Provided executive sponsorship of our ESG efforts, including a renewable electricity virtual power purchase agreement.

Altria Group, Inc. – Proxy Statement     33

EXECUTIVE COMPENSATION

Jody L. Begley

Executive Vice President and Chief Operating Officer

Key Responsibilities

Mr. Begley led Altria’s core tobacco businesses as well as Altria Group Distribution Company, Engineering, Quality and Product Development support.

2021 Achievements

Mr. Begley:

■  Led both the smokeable and oral tobacco products segments in delivering excellent financial results, while maintaining the strength of Marlboro, Copenhagen and Black & Mild in a difficult macro-economic environment;

■  Oversaw further expansion of on! oral nicotine pouches, including retail share growth, expanded retail distribution and achieving unconstrained manufacturing capacity;

■  Advanced our innovation system and adult smoker transition marketing capabilities to accelerate the growth of smoke-free product platforms;

■  Strengthened trade programs in support of Revenue Growth Management and Adult Smoker Transition efforts; and

■  Provided executive sponsorship of our black employee resource group (UNIFI).

Heather A. Newman

Senior Vice President, Corporate Strategy

Key Responsibilities

Ms. Newman’s responsibilities included leading Altria’s Corporate & International Development, Strategy & Consumer Marketplace Insights, Investor Relations, Corporate Communications and Digital & Technology functions. In addition, Ms. Newman led the development and execution of Altria’s Enterprise Initiatives and Long-Term Strategic Plan.

2021 Achievements

Ms. Newman:

■  Oversaw key corporate transactions, including the purchase of the remaining 20% of the global on! business and the sale of Ste. Michelle Wine Estates;

■  Oversaw and executed our enterprise initiatives and long-term strategic planning process geared at accelerating progress toward our Vision while managing complex strategic matters;

■  Oversaw and executed several organizational enhancements, including creating a new Digital & Technology Organization and expanding our international footprint;

■  Oversaw our management and governance of our investments in Cronos and JUUL; and

■  Provided executive sponsorship for our Rise employee resource group for employees impacted by disabilities.

34     www.altria.com

EXECUTIVE COMPENSATION

Executive Compensation Design

Principles

Our executive compensation program includes multiple performance metrics to assess the efforts of all executives in pursuing our strategies. Specifically, our program is designed to satisfy the following objectives:

■	promote pursuit of business strategies that are aligned with our Vision, intended to create long-term value for shareholders and executed with integrity;
■	reward responsible and quality execution by making a significant portion of our executives’ compensation dependent on the achievement by Altria of key financial and strategic goals and their individual performance;
■	align the interests of shareholders and executives through equity and cash performance-based long-term incentive awards, stock ownership and holding requirements and anti-hedging and anti-pledging policies with respect to our stock;
■	build leadership capabilities and culture to achieve our Vision and Our Cultural Aspiration; and
■	promote internal fairness and a disciplined qualitative and quantitative assessment of performance.

The elements of our executive compensation program serve these objectives with the following design principles (as shown in the chart below), including a mix of:

■	fixed and at-risk variable performance-based compensation, with executives at higher levels subject to a higher proportion of variable compensation;
■	short- and long-term compensation to appropriately reward and motivate the achievement of both annual and long-term goals and objectives;
■	cash and equity compensation that seeks to discourage actions solely driven by our stock price to the detriment of strategic goals and to minimize the potentially dilutive nature of equity compensation on shareholder value; and
■	equity compensation consisting of RSU and PSU awards.

2021 CEO and Other NEOs Pay Mix (1)(2)

(1)	Includes 2021 salary range midpoint, target award under the 2021 Annual Incentive Award plan, target value of 2021 equity awards and target 2021–2023 LTIP award.
(2)	Due to rounding, percentages may not total 100%.

Altria Group, Inc. – Proxy Statement     35

EXECUTIVE COMPENSATION

The target Long-Term Cash Incentive percentages in the chart above reflect target award amounts approved by the Committee before application of the 117% transition multiplier that is described under “Long-Term Incentives: 2021 – 2023 LTIP Awards” on page 44. Presenting the target award amounts before the application of the multiplier is intended to better illustrate the mix of compensation without the distortive effects of the transition multiplier. Application of the transition multiplier would yield the following percentages:

■	CEO: Salary (11%), Annual Incentive (17%), Long-Term Cash Incentive (32%), PSUs (16%) and RSUs (24%);

■	Band B: Salary (18%), Annual Incentive (17%), Long-Term Cash Incentive (29%), PSUs (15%) and RSUs (22%); and

■	Band C: Salary (23%), Annual Incentive (18%), Long-Term Cash Incentive (26%), PSUs (13%) and RSUs (20%).

2021 Executive Compensation Program Elements

The table below summarizes the elements and objectives of the 2021 executive compensation program for the NEOs. The general objective of each element is to attract and retain world-class leaders.

Annual Compensation
Salary Fixed cash compensation based on role at Altria.	■ Provide financial stability ■ Recognize individual role, experience, responsibility and performance
Annual Incentive Awards Cash-based incentive plan based on performance during the plan year.	■ Recognize annual company financial and strategic performance after it is delivered ■ Recognize annual individual performance after it is delivered

Long-Term Incentive Compensation
Equity Awards

RSU and PSU awards based on prior year’s individual performance and advancement potential, vesting after a three-year period. PSU payout amount tied to achievement of company financial performance measures.

■  Align NEOs’ interests with shareholders through company performance and building stock ownership

■  Recognize individual performance after it is delivered and advancement potential

■  For PSUs, recognize company financial performance after it is delivered

■  Retain talented leaders

Long-Term Incentive Plan Cash-based incentive plan based on three-year financial and strategic goals.	■ Align NEOs’ interests with shareholders ■ Recognize long-term company financial and strategic performance after it is delivered ■ Retain talented leaders

36     www.altria.com

EXECUTIVE COMPENSATION

Post-Termination Benefits and Change in Control Payments

Defined Benefit Plans

Retirement plans providing for the continuation of a portion of compensation upon retirement or separation from service. Generally, employees hired prior to January 1, 2008 are eligible.

■ Provide opportunity for financial security in retirement

Defined Contribution Plans

Annual cash contribution based on a formula related to adjusted diluted EPS growth and, for employees not participating in a defined benefit plan, a supplemental contribution and matching contributions. Includes an Altria stock investment option.

■ Provide opportunity for financial security in retirement ■ Provide additional opportunity to build stock ownership

Change in Control Payments Payments to executives in connection with a defined change in the ownership of Altria. Change in control provisions are contained in our 2015 PIP and 2020 PIP.	■ Allow NEOs to focus on delivering shareholder value in a period of uncertainty ■ Allow NEOs to receive awards granted for periods of performance before a change in control

Termination Payments

For certain types of involuntary separations, potential for severance benefits (including continuation of salary and medical coverage based on years of service). Our NEOs are eligible for the same severance benefits as our other salaried employees.

■ Provide opportunity for protection upon an unexpected event

Perquisites
For all NEOs, a vehicle allowance (which terminates in 2023). For the CEO, a home security system and, subject to an annual allowance, personal use of company aircraft.	■ Provide personal security

Other Benefits
Medical coverage, group life insurance and other welfare benefits generally available to all salaried employees.	■ Promote health and financial security

Altria Group, Inc. – Proxy Statement     37

EXECUTIVE COMPENSATION

2021 Executive Compensation Program Decisions

Changes to Annual Incentive Measures

The Committee regularly reviews the measures used for purposes of Altria’s performance-based compensation. In 2021, the Committee modified the measures for the annual incentive cycle as follows:

Previous Measures (weighting)	New Measures (weighting)
Adjusted diluted EPS growth (75%)	Adjusted diluted EPS growth (30%)
Adjusted discretionary cash flow (25%)	Adjusted discretionary cash flow (25%)
Total adjusted OCI (30%)
Strategic initiatives (15%)

The Committee believes that the financial measures above align with our financial goals and the interests of our shareholders. Regarding strategic initiatives, the Committee previously made discretionary adjustments to the Annual Incentive Award rating based on performance against those initiatives. In 2021, performance against strategic initiatives was included directly in the determination of the Annual Incentive Award rating to incentivize progress towards our Vision. The Committee also (i) added total adjusted OCI as a financial measure, reflecting the importance of operating company profitability for investments in our Vision and (ii) reduced the weight of adjusted diluted EPS growth (which is also a measure used in the components of our long-term incentives) to allow for the addition of the strategic initiatives and total adjusted OCI measures to the formula.

Salary

The Committee considers several factors when reviewing and setting salaries for our NEOs, including each executive’s individual performance, level of responsibility and experience, the relationship between salaries paid to other Altria executives and the position of the executive’s salary within the applicable salary range. Additionally, the Committee periodically compares the salaries of our NEOs to others holding comparable positions at Compensation Survey Group (“CSG”) companies. The Committee analyzes all these factors in the aggregate in determining NEO salaries.

Salaries are relevant in establishing annual and, for executives in bands A and B, long-term cash incentive award targets, and factor into retirement, group life insurance and certain other benefits available to all salaried employees. The Committee reviews salaries for our NEOs other than our CEO on an annual basis and reviews our CEO’s salary approximately every two years. Generally, any adjustments are effective March 1.

The Committee increased the salaries of our NEOs based on the criteria noted above as follows:

2021 Salary Changes

		2021 Salary Range		2020	2021
Name	Band	Minimum ($)	Maximum ($)	Salary ($)	Salary ($)	Increase (%)
William F. Gifford, Jr.	A	910,000	2,090,000	1,250,000	1,250,000	0.0
Salvatore Mancuso	B	501,700	1,153,900	650,000	676,700	4.1
Murray R. Garnick	B	501,700	1,153,900	902,000	924,600	2.5
Jody L. Begley	B	501,700	1,153,900	650,000	676,700	4.1
Heather A. Newman	C	408,800	940,200	500,000	520,500	4.1

38     www.altria.com

EXECUTIVE COMPENSATION

Annual Incentives

The Annual Incentive Award plan is a cash-based, pay-for-performance plan for salaried employees, including our NEOs. Participants have an annual award target based on salary band and expressed as a percentage of salary. The Committee annually reviews our benchmarking process establishing award targets and reviews and approves any target changes for employees in salary band I and above. Annual incentive awards are paid only after both business and individual results are assessed against targeted levels of performance. No individual is guaranteed an award. In the event of a salary band change during the performance cycle, award targets are adjusted on a prorated basis. Each of our NEOs remained in their same salary band during 2021.

At the conclusion of each year, the Committee reviews Altria’s performance against financial measures and strategic initiatives and assigns a rating from 0% to 130%. The measures used in 2021 (and the respective weightings) are identified above under “Changes to Annual Incentive Measures.”

In determining Altria’s performance in 2021 against the measures, the Committee considered the following:

Annual Incentive Award Measures ($ in millions, except per share data)

	Results and Rating (from 0% - 130%)	Weighting	Weighted Result
Adjusted Diluted EPS Growth (1) (Rating Range)		30%	34.0%
Adjusted Discretionary Cash Flow (1) (Rating Range)		25%	32.4%
Total Adjusted OCI (1) (Rating Range)		30%	30.0%
Strategic Initiatives (Rating Range)		15%	16.5%
(1)	Adjusted diluted EPS, adjusted discretionary cash flow and total adjusted OCI are non-GAAP financial measures. See Exhibit A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Altria Group, Inc. – Proxy Statement     39

EXECUTIVE COMPENSATION

The 2021 strategic initiatives against which the Committee evaluated Altria’s performance, as shown above, were designed to promote our long-term success. Those initiatives and results are below:

Strategic Initiative		Result
■	Enhance the employee experience and build ownership and accountability in achieving our Vision, Inclusion & Diversity Aiming Points and talent and culture objectives.	Altria exceeded expectations by enhancing the diversity and capability of our talent through a new system designed to improve fairness, transparency and inclusiveness in the internal hiring and promotion process and delivering training and resources to support cultural objectives; continuing to support employees through the COVID-19 pandemic with employee well-being resources and remote working practices; making progress toward the Inclusion & Diversity Aiming Points with respect to people of color; and achieving strong engagement survey results.
■	Invest to develop and expand our portfolio of FDA authorized non-combustible products and actively convert adult smokers to them.	Altria met expectations, making progress in developing our innovative tobacco product platform, acquiring the remaining 20% of the global on! business and conducting thorough science-based engagement and advocacy in pursuit of tobacco harm reduction.
■	Evolve our data, analytics and technology capabilities to accelerate and transform critical opportunities and increase efficiencies to grow OCI, while building an enterprise-wide digital and technology strategy.	Altria met expectations by designing and rolling-out a new digital and technology strategy to accelerate our digital transformation, identify new value creation opportunities and optimize value in our traditional tobacco businesses.
■	Maximize the long-term profitability of our cigarette, cigar and moist smokeless tobacco businesses while shifting resources and infrastructure to accelerate non-combustible product growth.	PM USA, JMC and USSTC exceeded expectations, delivering strong financial results benefitting in part from wholesale and retail trade program enhancements and protecting the portfolio from an increased federal excise tax.
■	Achieve the dollar share objective under the IQOS distribution agreement to maintain exclusive distribution rights in the U.S.	PM USA achieved the dollar share objective to maintain its exclusive license and distribution rights for IQOS in the U.S. based on the performance of IQOS in the Charlotte, N.C. market.
■	Expand IQOS retail infrastructure to additional markets and broaden product availability.	PM USA’s IQOS team suspended this initiative due to the International Trade Commission’s orders banning the importation, sale, distribution and marketing of IQOS and Marlboro HeatSticks.
■	Increase on! velocity in distributed stores by achieving specified volume or share objectives.	The Helix team exceeded expectations, achieving volume and share that exceeded both objectives through achieving unconstrained manufacturing capacity and expanding retail store distribution.
■	Build a marketing plan with supporting initiatives to drive on! trial and adoption through actions such as core tobacco direct-marketing vehicles and audience segmentation.	The Helix team met expectations by increasing on! awareness through enhanced retail visibility and new marketing channels, and by driving trial among adult tobacco consumers through unique promotional offerings.
■	Prepare for on! modified risk tobacco product (“MRTP”) filing in 2022.	The Helix team met expectations by delivering a pre-submission package to the FDA and completing key elements of the MRTP filing planned for 2022.

40     www.altria.com

EXECUTIVE COMPENSATION

Based on the sum of the weighted results for the financial measures and the strategic initiatives, the Annual Incentive Award rating for 2021 was 113%.

2021 Annual Incentive Award Measures (weighting)	Weighted Result (%)
Adjusted diluted EPS growth (30%)	34.0
Adjusted discretionary cash flow (25%)	32.4
Total adjusted OCI (30%)	30.0
Strategic initiatives (15%)	16.5
2021 Annual Incentive Award Rating (rounded)	112.9	(113)

As part of our ID&E efforts and to drive accountability for cultural fluency among people leaders, our NEOs, along with all people leaders, were assessed ID&E ratings as part of the 2021 performance management process. A rating of at least Ally or Advocate was required to receive our highest individual performance rating for purposes of the Annual Incentive Award formula.

ID&E Rating	Descriptor
Advocate	Proactively leads change to create a more equitable and inclusive environment, and helps others deepen their advocacy
Ally	Supports change to advance ID&E
Aware	Recognizes the need for change to advance ID&E
Inactive	Does not demonstrate support for change to advance ID&E

The Committee used the Annual Incentive Award business performance rating, together with individual performance of the NEOs in determining the 2021 awards below. See “2021 Performance of NEOs” beginning on page 32. The following formula was the basis for determining awards under the 2021 Annual Incentive Award plan:

Salary	x	Target (% of salary)	x	Business Performance Rating	x	Individual Performance Multiplier	=	Annual Incentive Award

2021 Annual Incentive Award Target Percentages, Award Ranges and Actual Awards

				Target	2021 Business Performance	Individual Performance	Actual Award for 2021 Performance
Name	Band	Salary ($)	Target (%)	Award (1) ($)	Rating (2) (%)	Multiplier (3) (%)	($)	(% of target)
William F. Gifford, Jr.	A	1,250,000	150	1,875,000	113	130	2,754,000	147
Salvatore Mancuso	B	676,700	95	642,865	113	115	835,400	130
Murray R. Garnick	B	924,600	95	878,370	113	115	1,141,400	130
Jody L. Begley	B	676,700	95	642,865	113	130	944,400	147
Heather A. Newman	C	520,500	80	416,400	113	130	611,700	147

(1)	Assumes 100% business and individual performance.
(2)	The business performance rating can range from 0% to 130%.
(3)	The individual performance multipliers for our NEOs other than the CEO are based on individual performance on a four-point scale and can range from 0% to 150%. The individual performance multiplier for our CEO is determined at the Committee’s discretion and can range from 0% to 175%.

Altria Group, Inc. – Proxy Statement     41

EXECUTIVE COMPENSATION

Long-Term Incentives

We award long-term incentives to executive officers through a combination of equity awards and performance-based cash incentive awards under the LTIP. For equity awards, executives received a mix of 60% RSUs and 40% PSUs. Together, PSUs and the LTIP deliver over 60% of our NEOs’ target long-term incentives through performance-based elements, with the remainder comprised of time-based RSUs.

Target Long-Term Incentive Mix (1)

(1)	This chart reflects the percentage of long-term incentives attributable to the 2021 – 2023 LTIP performance cycle without applying the 117% transition multiplier. The transition multiplier is described under “Long-Term Incentives: 2021 – 2023 LTIP Awards” on page 44.

Long-Term Incentives: Equity Awards

Equity awards are intended to focus executives on increasing long-term shareholder value, enhance executive retention and promote executive stock ownership. Award amounts recognize prior year performance and, for our NEOs other than our CEO, advancement potential. Vesting amounts reflect any stock appreciation and, for PSUs, performance against the financial measures during the vesting period. The awards generally vest three years after the date of the award, subject to earlier vesting on death, disability, retirement on or after age 65 or potentially in connection with a change in control. This vesting period is intended to retain and motivate executives, while promoting long-term performance. The number of PSUs granted to an executive represents a target number of shares; for PSUs awarded in 2021, the actual share payout can range from 0% to 156% of the target based on company performance against specified measures.

For RSUs, recipients receive cash dividend equivalents during the vesting period. For PSUs, dividends are accrued and paid out at the end of the performance period based on the final number of PSUs that vest, if any. The Committee annually reviews equity award targets against competitive data.

From time to time, the Committee grants special equity awards to select executives in key roles or with high advancement potential for purposes of retention and to align with benchmarking data. These special equity awards generally have a longer vesting period of five years. No special equity awards were granted to our NEOs in 2021.

2021 Equity Award Highlights

■  60% RSUs / 40% PSUs

■  Vesting period of at least three years

■  RSUs: Cash dividend equivalent payments

■  PSUs: Dividend equivalents not paid until end of performance period and based on shares actually earned

■  NEO grant award values based on:

■  Executive’s individual performance in year prior to the grant;

■  Executive’s advancement potential at the time of grant (other than CEO);

■  Committee discretion; and

■  Competitive benchmarking.

■  Number of RSUs and PSUs awarded is based on fair market value of our stock on the grant date

■  Strong stock holding requirements

The Committee grants equity awards to our CEO based on its assessment of his performance, Altria’s performance and competitive data. For our NEOs other than our CEO, the Committee establishes an appropriate range of equity awards, which is based on the NEO’s salary band, advancement potential, individual performance and competitive data. The Committee then approves awards based on advancement potential and individual performance. Individual awards are generally granted on the date of Committee approval and capped under our 2015 PIP and our 2020 PIP. No individual is guaranteed an award.

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EXECUTIVE COMPENSATION

The targets and actual equity awards for grants made to our NEOs in 2021 were as follows:

Name	Band at Grant Date	Equity Target ($)	Equity Award Range ($)	Actual Equity Award (1)(2) ($)
William F. Gifford, Jr.	A	5,400,000	3,240,000-8,100,000	6,000,059
Salvatore Mancuso	B	1,750,000	1,050,000-2,625,000	2,012,526
Murray R. Garnick	B	1,750,000	1,050,000-2,625,000	2,012,526
Jody L. Begley	B	1,750,000	1,050,000-2,625,000	2,012,526
Heather A. Newman	C	990,000	594,000-1,485,000	1,188,045

(1)	The amount shown is the aggregate grant date fair value of stock awards determined pursuant to Financial Accounting Standards Board (“FASB”) Codification Topic 718. The number of RSUs and PSUs awarded in 2021, together with the grant date values and vesting terms of the RSUs and the PSUs awarded, is disclosed in the Grants of Plan-Based Awards during 2021 table on page 53.
(2)	Annual equity awards consist of 60% RSUs and 40% PSUs.

Financial Performance Measures for 2021 PSUs

For the PSUs granted in 2021 with a 2021 – 2023 performance cycle, the Committee designated the following performance measures:

(1)	adjusted diluted EPS growth (weighted 75%); and
(2)	cash conversion (1) (weighted 25%).

(1)	Defined as the portion of our adjusted net earnings that is converted to discretionary free cash flow, which excludes certain items such as tobacco and health litigation payments.

The weighted result of these measures will be subject to a potential increase or decrease of up to 20% based on relative TSR versus the S&P 500 Food, Beverage & Tobacco Index (defined as the companies that comprised the S&P 500 Food, Beverage & Tobacco Index as of January 1, 2021 and remain in the Index as of December 31, 2023).

The score of the financial measures, adjusted by the TSR multiplier, determines the aggregate score and the number of shares payable under the PSU awards. The aggregate score may not exceed 156% of target. The Committee believes that the combination of these measures provides solid alignment between Altria’s business strategies and our shareholders’ interests.

2019 PSU Performance

The PSUs granted in January 2019 with a 2019 – 2021 performance cycle (“2019 PSUs”) were measured against adjusted diluted EPS growth and relative TSR versus the S&P 500 Food, Beverage & Tobacco Index. The tables below reflect the performance of the 2019 PSUs against each measure, followed by the final determination of the number of shares of Altria common stock delivered to each NEO at the end of the three-year performance period.

	Metric Rating %									Weighted
Financial Metrics	0	70	80	100	120	130 (1)	Result	Rating	Weighting	Result
2019 – 2021 Adjusted Diluted EPS Growth (%)	≤(3.0)		5.0	6.9-7.3	8.0	≥8.4	4.7%	76.6	50%	38.3%
Relative TSR Percentile (2)(3)	<25th	25th		50th		≥75th	15th	0	50%	0%
2019 PSU Rating										38%

(1)	Rating for each metric cannot exceed 130%.
(2)	Versus the companies that comprised the S&P 500 Food, Beverage & Tobacco Index as of January 1, 2019 and remained in the Index as of December 31, 2021.
(3)	Altria’s three-year TSR for the period ending December 31, 2021 was 20.2%.

Altria Group, Inc. – Proxy Statement     43

EXECUTIVE COMPENSATION

The 2019 PSUs granted and number of shares of Altria common stock delivered to our NEOs in February 2022 were as follows:

Name	2019 PSUs Granted (#)	2019 PSU Performance Rating (%)	Altria Shares Delivered (#)
William F. Gifford, Jr.	17,212	38	6,541
Salvatore Mancuso	5,289	38	2,010
Murray R. Garnick	17,212	38	6,541
Jody L. Begley	5,086	38	1,933
Heather A. Newman	2,739	38	1,041

Long-Term Incentives: 2021 – 2023 LTIP Awards

The 2021 – 2023 LTIP is a long-term cash incentive performance plan that uses a three-year performance cycle (January 1, 2021 to December 31, 2023), an approach consistent with our long-term strategic planning process. At the beginning of each performance cycle, the Committee approves long-term financial and strategic performance goals, to be measured after completion of the performance cycle. The financial goals and the strategic goals are each weighted 50%. Each executive has an award target based on his or her salary band. Awards are payable in cash after the end of the three-year performance cycle based on the Committee’s assessment of Altria’s actual performance against the financial and strategic performance goals during the entire award cycle. The Committee retains the discretion to adjust individual awards upward or downward, and no individual is guaranteed an award.

2021 – 2023 LTIP Highlights ■ Three-year performance cycle ■ Awards based on our performance against long-term financial and strategic goals and individual performance

The Committee considers each of our NEO’s earnings opportunity under the LTIP when setting compensation each year; however, those opportunities remain at risk until the Committee’s final assessment after the end of the three-year performance cycle.

The financial measures for the 2021 – 2023 LTIP performance cycle are the same financial measures for the 2021 PSUs discussed above:

(1)	adjusted diluted EPS growth (weighted 75%); and
(2)	cash conversion (weighted 25%).

As with the 2021 PSUs, the weighted result of these measures will be subject to a potential increase or decrease of up to 20% based on relative TSR versus the S&P 500 Food, Beverage & Tobacco Index (defined the same as for the 2021 PSUs). However, whereas the 2021 PSUs are based entirely on these financial measures, the financial measures count for half of the 2021 – 2023 LTIP rating, with performance against the strategic initiatives counting for the other half.

Specific details regarding the strategic performance initiatives are provided to executives, but are not disclosed publicly before the end of the cycle because they are competitively sensitive. We expect to disclose the relevant performance metrics for the 2021 – 2023 LTIP performance cycle, as appropriate, after the compensation decisions for the then-current NEOs have been made.

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EXECUTIVE COMPENSATION

Following the conclusion of the 2021 – 2023 LTIP performance cycle, the Committee will assess Altria’s performance against the financial (adjusted by the TSR multiplier) and strategic measures to determine the final LTIP rating, which can range from 0% to 143%. The Committee, with respect to the CEO, and the CEO, with respect to the other NEOs, will also assess the individual performance of each executive to determine the executive’s individual performance factor, which can range from 0% to 150%.

A new three-year performance cycle commences each January 1. The Committee believes overlapping performance cycles align with market practices and are consistent with our three-year PSU performance cycles and appropriate for our increasingly dynamic business environment. In connection with the change to overlapping LTIP performance cycles in 2020, the Committee implemented transition multipliers of 183% and 117% of the annual award target for the 2020 – 2022 and 2021 – 2023 LTIP performance cycles, respectively, which are intended to mitigate the cash flow impact to our executives and maintain the retentive value of the LTIP program, while maintaining the same annual accrual as the prior end-to-end cycle approach used prior to 2020. See “Use of Overlapping LTIP Performance Cycles” beginning on page 40 of our Proxy Statement for our 2021 Annual Meeting (filed with the SEC on April 8, 2021) for further explanation.

The following formula is the basis for determining the final 2021 – 2023 LTIP awards for the NEOs:

Salary x Target % (1) (Band A and B)		Business Performance Rating		Individual Performance Assessment		Three-Year LTIP Award
Or	x		x		=
Dollar Target (1) (Below Band B)

(1)	In the event of a salary or band change during the performance cycle, the award target will be adjusted on a prorated basis.

The award targets for our NEOs for the 2021 – 2023 LTIP performance cycle before the application of the business performance rating and individual performance assessment, which will not be applied until after the end of the three-year performance cycle, are:

Name	Band	Salary ($)	Target (% of Salary for bands A and B, $ for band C)	Individual Award Target (1)(2) ($)
William F. Gifford, Jr.	A	1,250,000	250%	3,656,250
Salvatore Mancuso	B	676,700	140%	1,106,078
Murray R. Garnick	B	924,600	140%	1,512,500
Jody L. Begley	B	676,700	140%	1,106,078
Heather A. Newman	C	520,500	$676,500	791,505

(1)	Award targets reflect the LTIP transition multiplier of 117%, which takes into account the change from three-year end-to-end performance cycles to overlapping performance cycles.
(2)	The award targets reflect prorated amounts for Messrs. Mancuso, Garnick and Begley due to salary changes during 2021.

Altria Group, Inc. – Proxy Statement     45

EXECUTIVE COMPENSATION

Perquisites

The perquisites we provided to our NEOs in 2021 are set forth in the All Other Compensation table on page 52. In addition to these perquisites, our NEOs received the same benefits that were available to our salaried employees generally.

Mr. Gifford is required to use our aircraft for all air travel for purposes of security. The Committee approved a 2021 allowance of $125,000 for Mr. Gifford’s personal aircraft usage. However, Mr. Gifford did not use any of that allowance in 2021. The amount attributed to the personal use of our aircraft would include incremental costs, including trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contracts, hangar or aircraft parking, fuel (based on the average monthly cost of fuel per hour flown) and other smaller variable costs. For purposes of calculating incremental costs, we would include the incremental costs of any deadhead flights, or portions thereof, made in connection with personal travel. Fixed costs incurred in any event to operate our aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips and flight crew salaries) would not be included. Mr. Gifford is required to pay his own taxes on imputed taxable income resulting from personal use of our aircraft. The allowance and Mr. Gifford’s obligation to pay for personal use of the aircraft above the allowance are reflected in a time-sharing agreement with Altria. The Committee considers the potential value of personal aircraft usage in determining the other components of Mr. Gifford’s total compensation.

Post-Termination Benefits and Change in Control Payments

We provide post-termination benefits to our NEOs, including retirement benefits and termination payments, if applicable, as well as payments in connection with a change in control.

■	Retirement Benefits. Our NEOs participate in certain qualified and non-qualified retirement plans, which we believe promote executive retention and provide the opportunity for financial security in retirement. These retirement benefits are discussed in more detail in the narrative following the Pension Benefits table on page 55 and the Non-Qualified Deferred Compensation table on page 57.

■	Change in Control Payments. Our 2015 PIP and our 2020 PIP includes a double-trigger provision for vesting or payment of annual incentive awards, equity awards and long-term incentive cash awards, provided that the successor entity continues or assumes the plans and awards or replaces them with substantially similar awards. The details of these provisions are discussed under “Payments upon Change in Control or Termination of Employment” beginning on page 58.

■	Termination Payments. The Severance Pay Plan for Salaried Employees (“Severance Plan”), which is generally applicable to all salaried employees, provides an opportunity for financial protection against the unexpected event of an involuntary termination of employment. This plan is discussed further under “Payments upon Change in Control or Termination of Employment” beginning on page 58.

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EXECUTIVE COMPENSATION

Decision Making Process

Role of the Compensation and Talent Development Committee

The Committee determines and approves CEO compensation and reviews and approves the compensation of the other executive officers.

The Committee:

■	Reviews and approves

■	our overall executive compensation philosophy and design.

■	corporate and individual goals and objectives relevant to the compensation of our CEO, evaluates the performance of our CEO in light of these goals and objectives and determines and approves the compensation of our CEO based on this evaluation.

■	the compensation of all executive officers.

■	Makes recommendations to our Board with respect to incentive compensation plans and equity-based plans, administers and makes awards under such plans and reviews the cumulative effect of its actions.

■	Monitors compliance by executives with our stock ownership and holding requirements.

■	Monitors risks related to the design of our compensation program.

■	Determines ratings for Altria’s performance for the annual and long-term incentive award formulas.

■	Reviews the results from a survey of CSG companies conducted by Aon plc (“Aon”) that shows compensation data and competitive practices.

■	Reviews initiatives and programs related to corporate culture and enterprise-wide talent development.

Committee Compensation Decisions for Executive Officers (other than the CEO)

Early each year, our CEO presents to the Committee compensation recommendations for our executive officers other than himself. The Committee reviews and discusses these recommendations with our CEO and, exercising its discretion, makes the final decision with respect to the compensation of these individuals.

Committee Establishment of CEO Performance Goals and CEO Performance Evaluation

At the beginning of each year, our CEO proposes annual individual performance goals to the Committee for its consideration. The Committee establishes final goals and reviews them with our Board. Following the end of the year, the Committee discusses with the CEO his performance against the goals established the prior year and then, in its sole discretion, determines and approves the CEO’s compensation. Other than discussing his prior year performance with the Committee, our CEO has no role in setting his own compensation.

Altria Group, Inc. – Proxy Statement     47

EXECUTIVE COMPENSATION

Role of Consultants

As part of our annual compensation process, management engages Aon. The Committee considers data provided by Aon as part of the Committee’s executive compensation decision making process.

Aon:

■	Conducts a survey of CSG companies. The survey collects compensation data and competitive practices.

■	Based on parameters developed by management, provides competitive compensation information focused on chief executive officer pay primarily from public filings, including annual proxy filings, by companies within our CSG.

■	Provides background information on companies as reference for evaluating our CSG.

■	Reviews our risk assessment process with respect to our executive compensation program.

Aon provides neither advice nor recommendations on the form or amount of our executive or director compensation, nor does Aon attend any Board or Committee meetings.

Benchmarking

Compensation Strategy

We design our executive compensation program to deliver total compensation (salary, annual and long-term cash awards, equity awards and benefits) at levels between the 50th and the 75th percentiles of compensation paid to executives in the CSG. We believe that this approach has contributed to our industry leadership position and is important to attract and retain world-class leaders, particularly given the unique challenges of our industry. Actual total compensation can exceed the 75th percentile or be below the 50th percentile depending on business and individual performance.

Compensation Survey Group

We annually compare our executive compensation program with the programs of the CSG companies. The purpose of this annual review is to assure that our executive compensation program supports our ability to attract and retain executive talent. When determining the companies to include in the CSG, the Committee identifies companies that have all or most of the following characteristics:

■	revenues generally between $5 and $75 billion;

■	market capitalization of at least $10 billion;

■	primarily focused on consumer products;

■	limited business segments;

■	businesses generally focused within the United States; and

■	compete with us for executive talent.

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EXECUTIVE COMPENSATION

Based on these criteria, the Committee included the following companies in the 2021 CSG and used this list for compensation-related decisions for 2021.

3M Company	General Mills, Inc.	Merck & Co., Inc.
Bristol-Myers Squibb Company	The Hershey Company	Molson Coors Brewing Company
Campbell Soup Company	Kellogg Company	Mondelēz International, Inc.
The Coca-Cola Company	Keurig Dr Pepper Inc.	PepsiCo, Inc.
Colgate-Palmolive Company	Kimberly-Clark Corporation	Philip Morris International Inc.
Conagra Brands, Inc.	The Kraft Heinz Company
Eli Lilly and Company	McDonald’s Corporation

Risk Assessment

A cross-functional team of executives in the Human Resources & Compliance, Law, Corporate Audit and Finance departments periodically reviews our compensation program (executive and non-executive) to identify features that could encourage excessive risk-taking by program participants and to assess the potential that such risks could have a material adverse effect on Altria. In 2021, management requested that its external compensation consultant, Aon, review this risk assessment process to confirm consistency with prevailing best practices. Aon’s review focused on features generally recognized as potentially encouraging excessive risk-taking, features of our programs that mitigate risk and management’s assessment of those features.

After reviewing management’s assessment in 2021, the Committee believes that neither the compensation program’s design nor the individual elements of executive compensation encourage employees, including our NEOs, to take unnecessary or excessive risks. The executive compensation program also incorporates risk-mitigating features such as those shown in the chart on the right, which the Committee considered as part of its assessment. We believe that any risks arising from our compensation policies and practices are not likely to have a material adverse effect on Altria.

Risk-Mitigating Features

■  Appropriate compensation mix of fixed versus at-risk variable pay, annual versus long-term pay, cash versus equity and performance-based versus non-performance-based pay

■  Multiple objective performance factors used for annual and long-term incentive awards, coupled with the Committee’s discretion to approve awards at lower than target

■  Caps on annual and long-term incentive plan formulas

■  Peer company benchmarking

■  Significant stock ownership, holding requirements and anti-hedging/anti-pledging policies

■  A “clawback” policy providing for the adjustment or recovery of executive compensation upon the restatement of our financial statements

■  Individual performance assessments that align our interests with the interests of shareholders

Altria Group, Inc. – Proxy Statement     49

EXECUTIVE COMPENSATION

Other Considerations

Stock Ownership and Holding Requirements and Prohibition on Hedging and Pledging

The Committee has established stock ownership requirements under which all executives are expected to hold our common stock in an amount equal to a multiple of salary, as determined by their salary band, while they are employed by the Company. If the stock price declines, an executive may satisfy the requirement by holding a fixed number of shares based on the stock price at the beginning of the executive’s acquisition period. For our NEOs, the Committee set the requirements as follows:

Band	Multiple of Salary
A	12
B	6
C	5

Additionally, we require executive officers to hold any shares received as compensation until they meet their stock ownership requirement.

We expect NEOs to meet their ownership requirement within five years of becoming subject to the requirement (or three years from a subsequent promotion date that results in an increased ownership requirement). Unvested RSUs count toward the stock ownership requirement; however, as of October 26, 2021, unvested PSUs no longer count toward the requirement. As of December 31, 2021, all our NEOs satisfied their stock ownership requirement.

We have policies prohibiting our NEOs from engaging in hedging and pledging activities with respect to our shares, as described under “Prohibition on Hedging and Pledging” on page 70.

“Clawback” Policy Regarding the Adjustment or Recovery of Compensation

We have a “clawback” policy providing for the adjustment or recovery of compensation in certain circumstances. If our Board or an appropriate committee of our Board determines that, as a result of a restatement of our financial statements, an executive received more compensation than would have been paid absent the incorrect financial statements, our Board or the Committee, in its discretion, will take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation of RSUs or PSUs, adjusting the future compensation of such executive and dismissing or taking legal action against the executive, in each case as our Board or the Committee determines to be in the best interests of Altria and our shareholders. Our RSU and PSU award agreements also include “clawback” provisions.

Tax and Accounting Considerations

In addition to our executive compensation objectives and design principles, we consider tax and accounting treatment when designing and administering our compensation programs. One consideration is Internal Revenue Code Section 162(m), which limits our ability to deduct compensation paid to each covered officer for tax purposes to $1.0 million annually, subject to an exception for certain compensation granted or accrued before 2018. Covered officers include any officer who for any year after 2016 was the principal executive officer, principal financial officer or one of the next three highest-paid officers.

Although the Committee considers tax deductibility and other tax and accounting treatment in making its compensation program decisions, the Committee’s primary consideration is whether the compensation program promotes our Vision and aligns the interests of executives with those of our shareholders.

Compensation and Talent Development Committee Interlocks and Insider Participation

During 2021, no Altria executive officer served on the board of directors or compensation committee of any company that employs a member of our Board. No member of the Committee at any time during 2021 or at any other time had any relationship with us that would be required to be disclosed as a related person transaction under applicable SEC rules.

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EXECUTIVE COMPENSATION

Compensation Tables and Other Matters

Summary Compensation Table

The following table provides the compensation information of our NEOs for 2021, 2020 and 2019.

				Non-Equity Incentive Plans
Name and Principal Position during 2021	Year	Salary ($)	Stock Awards Grant Value (1) ($)	Annual Incentive Plan ($)	Long-Term Incentive Plan ($)	Change in Pension Value (2) ($)	All Other Compensation (3) ($)	Total ($)
William F. Gifford, Jr., Chief Executive Officer, Altria Group, Inc.	2021	1,250,000	6,000,059	2,754,000	—	2,487,905	135,008	12,626,972
	2020	1,144,167	5,707,085	2,100,000	—	3,162,720	124,425	12,238,397
	2019	871,667	2,200,099	890,500	2,851,200	2,456,241	104,052	9,373,759
Salvatore Mancuso, Executive Vice President and Chief Financial Officer, Altria Group, Inc.	2021	672,250	2,012,526	835,400	—	548,562	77,233	4,145,971
	2020	616,333	2,791,174	616,700	—	3,727,756	71,641	7,823,604
	2019	514,950	676,039	555,300	1,008,500	1,538,272	74,421	4,367,482
Murray R. Garnick, Executive Vice President and General Counsel, Altria Group, Inc.	2021	920,833	2,012,526	1,141,400	—	—	148,133	4,222,892
	2020	897,667	2,207,049	890,700	—	—	148,258	4,143,674
	2019	871,667	2,200,099	890,500	2,887,900	—	149,855	7,000,021
Jody L. Begley, Executive Vice President and Chief Operating Officer, Altria Group, Inc.	2021	672,250	2,012,526	944,400	—	713,170	77,233	4,419,579
	2020	583,667	1,291,147	603,300	—	1,668,880	68,375	4,215,369
	2019	507,500	650,089	610,000	821,400	1,034,722	79,036	3,702,747
Heather A. Newman, Senior Vice President, Corporate Strategy, Altria Group, Inc.	2021	517,083	1,188,045	611,700	—	502,963	61,716	2,881,507

(1)	The amount shown is the aggregate grant date fair value of stock awards determined pursuant to FASB Codification Topic 718. The number of RSUs and PSUs awarded in 2021, together with their grant date values and vesting terms, is disclosed in the Grants of Plan-Based Awards during 2021 table on page 53. The assumptions we used in calculating the grant date fair values of the RSUs and the PSUs awarded in 2021 are described in Note 11 “Stock Plans” to our consolidated financial statements in the 2021 Form 10-K. The table below provides the grant date fair value of the PSUs awarded in 2021 for each of our NEOs assuming the maximum performance level is achieved.

William F. Gifford, Jr. ($)	Salvatore Mancuso ($)	Murray R. Garnick ($)	Jody L. Begley ($)	Heather A. Newman ($)
3,744,060	1,255,803	1,255,803	1,255,803	741,346

(2)	The amounts show the change in the present value of each NEO’s pension benefits for each year from December 31 of the prior year to December 31 of the applicable year. The change in 2021 was due to a variety of factors, including growth in benefit due to additional pay and service, passage of time and a change in the discount rate and mortality assumptions. Mr. Garnick was hired after January 1, 2008 and, therefore, is not covered under our pension plans.

(3)	Details of other compensation for each of our NEOs appear in the All Other Compensation table shown below.

Altria Group, Inc. – Proxy Statement     51

EXECUTIVE COMPENSATION

All Other Compensation

Name	Year	Allocation to Defined Contribution Plans (a) ($)	Car Expenses (b) ($)	Executive Physicals ($)	Total ($)
William F. Gifford, Jr.	2021	125,000	10,008	—	135,008
	2020	114,417	10,008	—	124,425
	2019	87,167	13,285	3,600	104,052
Salvatore Mancuso	2021	67,225	10,008	—	77,233
	2020	61,633	10,008	—	71,641
	2019	51,495	19,326	3,600	74,421
Murray R. Garnick	2021	138,125	10,008	—	148,133
	2020	134,650	10,008	3,600	148,258
	2019	130,750	15,505	3,600	149,855
Jody L. Begley	2021	67,225	10,008	—	77,233
	2020	58,367	10,008	—	68,375
	2019	50,750	24,686	3,600	79,036
Heather A. Newman	2021	51,708	10,008	—	61,716

(a)	Amounts represent allocations to tax-qualified and non-qualified supplemental defined contribution plans.

(b)	Car expenses for 2020 and 2021 reflect an annual cash vehicle allowance. For 2019, car expenses reflect the annual cost of providing a leased vehicle and operating expenses, including insurance, maintenance and repairs or, alternatively, a vehicle allowance.

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Grants of Plan-Based Awards during 2021

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4) (#)	Grant Date Fair Value of Stock Awards (5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
William F.		—	1,875,000	10,000,000	(1)
Gifford, Jr.		—	3,656,250	24,000,000	(2)
	2/25/2021					—	50,468	78,730		2,400,041
	2/25/2021								80,190	3,600,018
Salvatore		—	642,865	10,000,000	(1)
Mancuso		—	1,106,078	24,000,000	(2)
	2/25/2021					—	16,928	26,407		805,023
	2/25/2021								26,897	1,207,503
Murray R.		—	878,370	10,000,000	(1)
Garnick		—	1,512,500	24,000,000	(2)
	2/25/2021					—	16,928	26,407		805,023
	2/25/2021								26,897	1,207,503
Jody L.		—	642,865	10,000,000	(1)
Begley		—	1,106,078	24,000,000	(2)
	2/25/2021					—	16,928	26,407		805,023
	2/25/2021								26,897	1,207,503
Heather A.		—	416,400	10,000,000	(1)
Newman		—	791,505	24,000,000	(2)
	2/25/2021					—	9,993	15,589		475,224
	2/25/2021								15,878	712,821

(1)	Reflects the target and maximum awards under the 2021 Annual Incentive Award plan. Actual awards paid under the 2021 Annual Incentive Award plan are shown in the “Annual Incentive Plan” column of the Summary Compensation Table. The maximum represents the maximum permitted under the 2020 PIP.
(2)	Represents the possible future payouts for the full three-year performance cycle of the 2021 – 2023 LTIP to be paid in early 2024. Award targets are prorated for salary changes while in band A or B and salary band changes during the three-year performance cycle; prorated targets are reflected for Messrs. Mancuso, Garnick and Begley. The 2021 – 2023 LTIP performance cycle commenced on January 1, 2021 and will conclude on December 31, 2023. The maximum represents the maximum permitted under the 2020 PIP.
(3)	Reflects target and maximum PSUs granted to our NEOs in 2021, which will vest on February 28, 2024. The actual number of units that vest will range between 0% and 156% of target, depending on actual performance during the performance period. Holders of PSUs will accrue dividend equivalents during the performance period, which will be paid at the end of the performance period on the number of PSUs that vest.
(4)	Reflects RSUs granted to our NEOs in 2021, which will vest on February 28, 2024. Holders of RSUs receive cash dividend equivalents paid quarterly during the vesting period.
(5)	The amount shown is the aggregate grant date fair value of stock awards determined pursuant to FASB Codification Topic 718. The assumptions we used in calculating the grant date fair values of the RSUs and the PSUs awarded in 2021 are described in Note 11 “Stock Plans” to our consolidated financial statements in the 2021 Form 10-K.

Altria Group, Inc. – Proxy Statement     53

EXECUTIVE COMPENSATION

Outstanding Equity Awards as of December 31, 2021

	Stock Awards
			RSUs		PSUs
Name	Grant Date	Vesting Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (1) ($)
William F. Gifford, Jr.	2/25/2021	2/28/2024	80,190	3,800,204	50,468	2,391,679
	4/16/2020	4/16/2025	51,540	2,442,481	33,735	1,598,702
	2/26/2020	2/28/2023	30,982	1,468,237	20,494	971,211
	2/26/2019	2/28/2022	25,349	1,201,289	17,212	815,677
	1/31/2018	2/9/2023	49,847	2,362,249
Salvatore Mancuso	2/25/2021	2/28/2024	26,897	1,274,649	16,928	802,218
	8/19/2020	8/21/2025	34,357	1,628,178
	2/26/2020	2/28/2023	18,125	858,944	11,989	568,159
	2/26/2019	2/28/2022	7,789	369,121	5,289	250,646
Murray R. Garnick	2/25/2021	2/28/2024	26,897	1,274,649	16,928	802,218
	2/26/2020	2/28/2023	30,982	1,468,237	20,494	971,211
	2/26/2019	2/28/2022	25,349	1,201,289	17,212	815,677
	10/23/2018	10/30/2023	24,391	1,155,889
Jody L. Begley	2/25/2021	2/28/2024	26,897	1,274,649	16,928	802,218
	2/26/2020	2/28/2023	18,125	858,944	11,989	568,159
	2/26/2019	2/28/2022	7,490	354,951	5,086	241,026
	10/23/2018	10/30/2023	24,391	1,155,889
Heather A. Newman	2/25/2021	2/28/2024	15,878	752,458	9,993	473,568
	8/19/2020	8/21/2025	22,905	1,085,468
	2/26/2020	2/28/2023	6,338	300,358	4,192	198,659
	2/26/2019	2/28/2022	4,033	191,124	2,739	129,801
	10/23/2018	10/30/2023	11,383	539,440

(1)	Market values are based on $47.39, the closing price of Altria common stock on December 31, 2021; assumes target performance for PSUs.
(2)	Amount assumes target performance goals are achieved. The actual number of units that vest will range between 0% and 130% of target for grants prior to 2020 and 0% to 156% of target for grants in 2020 and later, depending on actual performance during the applicable performance cycle.

Stock Vested during 2021

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William F. Gifford, Jr.	24,043	1,047,073
Salvatore Mancuso	7,224	314,605
Murray R. Garnick	21,372	930,751
Jody L. Begley	3,998	174,113
Heather A. Newman	2,116	92,152

54     www.altria.com

EXECUTIVE COMPENSATION

Pension Benefits

The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of service over the NEO’s full career with Altria and our affiliates. The increments related to 2021 are reflected in the “Change in Pension Value” column of the Summary Compensation Table or, in the case of defined contribution plans, the “Allocation to Defined Contribution Plans” column of the All Other Compensation table. Mr. Garnick was hired after January 1, 2008 and, therefore, is not covered under our pension plans.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefits (2) ($)	Payments During Last Fiscal Year ($)
William F. Gifford, Jr.	Altria Retirement Plan	27.25	1,644,663	—
	Benefit Equalization Plan (pension portion)	27.25	11,576,999	—
Salvatore Mancuso	Altria Retirement Plan	31.25	2,588,484	—
	Benefit Equalization Plan (pension portion)	31.25	7,622,440	—
Jody L. Begley	Altria Retirement Plan	26.50	1,565,657	—
	Benefit Equalization Plan (pension portion)	26.50	4,068,628	—
Heather A. Newman	Altria Retirement Plan	21.67	1,148,173	—
	Benefit Equalization Plan (pension portion)	21.67	1,304,887	—

(1)	Years of credited service are as of December 31, 2021.
(2)	The amounts shown in this column are based on a single life annuity and otherwise use the same assumptions applied for year-end 2021 financial disclosure under FASB authoritative guidance relating to retirement benefits, except that (a) the Benefit Equalization Plan (“BEP”) amounts are based on a lump sum form of payment assuming an interest rate of 3.00% and (b) in accordance with SEC requirements, all benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement. See Note 16 “Benefit Plans” to our consolidated financial statements in the 2021 Form 10-K for a description of the financial accounting assumptions referred to above.

Defined Benefit Plans

Our NEOs, along with the other salaried employees (except those hired after certain dates, including Mr. Garnick, and those who cease to accrue further benefit service), participate in the Retirement Plan, a funded, tax-qualified, non-contributory defined benefit pension plan. In addition, our NEOs, other than Mr. Garnick, and other salaried employees with compensation above the IRS statutory limits, participate in the BEP, which is an unfunded supplemental plan providing benefits in excess of those provided under the Retirement Plan.

Retirement Plan

The majority of our employees hired prior to January 1, 2008 with at least five years of service are eligible for an annual, lifetime pension benefit from the Retirement Plan. The benefit for the majority of those plan participants, including all our NEOs, other than Mr. Garnick, is based on the following formula and terms:

Pension Benefit	1.45% of five-year average compensation (including certain incentive compensation plan payments) up to the applicable Social Security covered compensation amount	1.75% of five-year average compensation (including certain incentive compensation plan payments) in excess of the applicable Social Security covered compensation amount	Years of credited service (up to a maximum of 35, except in limited circumstances)

Altria Group, Inc. – Proxy Statement     55

EXECUTIVE COMPENSATION

Under the terms of the Retirement Plan, credited service is limited to 35 years if incentive compensation is included in the determination of the five-year average compensation. Five-year average compensation is the highest average annual compensation (annual base salary plus incentive compensation) during a period of 60 consecutive months within the last 120 months of employment. If incentive compensation is not included in the determination of the five-year average compensation, then credited service is not limited to 35 years and the benefit for credited service over 35 years is 1.45% of the employee’s five-year average compensation. Social Security covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches Social Security Full Retirement Age.

Pension benefit amounts are expressed as a single life annuity payable commencing at age 65, the Retirement Plan’s normal retirement age. The amount may be reduced as a result of permitted elections of continued payments to beneficiaries in the event of the retiree’s death and/or for commencement of payments before attaining normal retirement age. Employees who terminate employment before age 50 with vested benefits may elect to commence payment of their accrued pensions after attaining age 55. For such employees, the election to commence payments before age 65 results in a reduction in the annual amount payable at a rate of 6% per year multiplied by the number of full and partial years by which benefit commencement precedes attainment of age 65. For employees who continue in employment until age 50 or older and have completed five years or more of credited service, the reduction for early commencement is 6% for each year and partial year by which the benefit commencement precedes age 60, with a maximum reduction of 30%.

If upon termination, an employee is at least age 50 with 30 years of service or age 60 or older with five years of service, the annuity immediately payable upon early retirement is 100% of that payable at normal retirement age. The result of becoming eligible for an early retirement benefit is an increase in the present value of the pension. Mr. Mancuso is currently eligible for an unreduced retirement benefit. Mr. Gifford and Mr. Begley are currently eligible for reduced early retirement benefits. Ms. Newman is not currently eligible for either a reduced or unreduced early retirement benefit.

BEP Pension

Tax laws applicable to the Retirement Plan limit the annual compensation that can be taken into account under that plan. As a result of these and/or certain other tax requirements, only a portion of the benefits calculated under the Retirement Plan described above can be paid to our eligible NEOs and other affected employees from the Retirement Plan. To compensate for benefits that would be lost by the application of these tax limits, our pension-eligible salaried employees, including our NEOs, other than Mr. Garnick, accrue supplemental pension benefits under the BEP (“BEP Pension”). BEP Pension benefits are paid in a lump sum following retirement.

The annual cash incentive compensation considered for purposes of pension determinations as described above for executives in salary bands A and B is limited to the lesser of either (a) actual annual cash incentive or (b) annual cash incentive at an Annual Incentive Award rating of 115% of target based on year-end band and salary. As of December 31, 2021, Messrs. Gifford, Mancuso and Begley are subject to this limit as follows:

Name	2021 Annual Incentive Award ($)	Amount of 2021 Award Recognized for Future Pension Calculations ($)
William F. Gifford, Jr.	2,754,000	2,156,250
Salvatore Mancuso	835,400	739,295
Jody L. Begley	944,400	739,295

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EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year (1) ($)	Aggregate Earnings in Last Fiscal Year (2) ($)	Aggregate Withdrawals / Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
William F. Gifford, Jr.	Benefit Equalization Plan (deferred profit-sharing portion)	—	96,000	9,130	—	476,036
Salvatore Mancuso	Benefit Equalization Plan (deferred profit-sharing portion)	—	38,225	4,235	—	219,571
Murray R. Garnick	Benefit Equalization Plan (deferred profit-sharing portion)	—	94,625	21,034	—	1,077,529
Jody L. Begley	Benefit Equalization Plan (deferred profit-sharing portion)	—	38,225	3,047	—	159,061
Heather A. Newman	Benefit Equalization Plan (deferred profit-sharing portion)	—	22,708	375	—	21,918

(1)	The amounts in this column reflect contributions to the deferred profit-sharing portion of the BEP earned in 2021, which were credited to the participant’s account as of the last business day of February 2022 and are included in the “Allocation to Defined Contribution Plans” column of the All Other Compensation table on page 52.
(2)	The values in this column consist of amounts credited as earnings for 2021 on BEP account balances. These amounts do not constitute above-market earnings and are not included in amounts reported in the Summary Compensation Table on page 51.
(3)	The aggregate balances shown include allocations reported in the Summary Compensation Table for previous years for Mr. Gifford, $317,218; for Mr. Mancuso, $56,628; for Mr. Garnick, $346,132; and for Mr. Begley, $52,617. Allocations were also made for years when these individuals were not NEOs.

Defined Contribution Plans

Our NEOs participate in the Deferred Profit-Sharing Plan for Salaried Employees (“DPS Plan”), which is a broad-based tax-qualified defined contribution plan, and the deferred profit-sharing portion of the BEP (“BEP DPS”), which is an unfunded, non-qualified supplemental plan.

DPS Plan

The majority of our employees are eligible for the DPS Plan. Under the DPS Plan, we make a contribution (the “Altria Contribution”) on behalf of each eligible participant for each year. Participants may also defer up to 35% of their eligible compensation on a pre-tax or after-tax basis into the DPS Plan, subject to DPS Plan and tax-qualification limits. The Altria Contribution is determined at the end of each year by comparing adjusted diluted EPS guidance announced at the beginning of the year to actual performance, with the contribution capped at 12% of each eligible DPS Plan participant’s eligible compensation. Our 2021 adjusted diluted EPS growth rate was within the initial 2021 forecasted range (provided in January 2021), which resulted in a 10% contribution to each eligible DPS Plan participant’s account. Salaried employees who are eligible for an Altria Contribution but who are not eligible for ongoing accruals in the Retirement Plan are generally entitled to a supplemental Altria Contribution of 5% and matching contributions up to 3% on employee contributions. For 2021, Mr. Garnick was our only NEO who was eligible for the supplemental Altria Contribution and matching contributions. For purposes of the DPS Plan, eligible compensation for our NEOs is the amount reported as salary in the Summary Compensation Table. Participants may receive the balance in their account under the DPS Plan upon termination of employment in a lump sum, as a deferred lump sum payment or in installments over a period of years.

Altria Group, Inc. – Proxy Statement     57

EXECUTIVE COMPENSATION

BEP DPS

The BEP DPS provides benefits that cannot be provided under the DPS Plan because of one or more statutory limits. For example, the tax laws limit the amount of compensation that can be considered under the DPS Plan for any year and impose other limits on the amounts that can be allocated to individuals’ accounts. A salaried participant whose salary exceeds the compensation limit or was otherwise affected by a tax law limit receives an amount generally equal to the additional benefit the participant would have received under the DPS Plan but for the application of the tax law limits. Accordingly, bookkeeping accounts reflecting this additional amount have been maintained under the BEP DPS for our NEOs and other affected participants. A further notional allocation is made annually to reflect the amount credited to the participant’s account under the BEP DPS assuming the account was invested in the Interest Income Fund maintained under the DPS Plan. The Interest Income Fund is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2021, produced earnings at a rate of 2.02%. BEP DPS allocations are paid in a lump sum following separation from service.

Payments upon Change in Control or Termination of Employment

We do not have individual employment, severance or change in control agreements with any of our NEOs. The following arrangements apply in the event of a change in control or certain terminations of employment.

Payments upon Change in Control

The 2015 PIP applies to the 2020 – 2022 LTIP and all equity awards granted in 2018 and 2019 and in 2020 prior to June 1. The 2020 PIP applies to all equity awards granted on or after June 1, 2020, the 2021 Annual Incentive Award plan and the 2021 – 2023 LTIP. The 2015 PIP and the 2020 PIP cover all participants in these programs, including our NEOs. Upon a change in control of Altria, payment of awards will not be triggered unless the successor entity either (i) fails to assume outstanding awards or replace them with substantially similar awards or (ii) assumes or replaces outstanding awards, but the participant’s employment is terminated by the successor entity for any reason other than “cause” or by the participant with “good reason” within a specified time period. This is commonly referred to as a “double trigger” payment provision.

If the payment of awards is triggered, it would have the following consequences:

■	the restrictions on outstanding RSUs, PSUs or restricted stock awards would lapse;

■	any stock options and stock appreciation rights would become fully vested and exercisable;

■	awards of the types described in the above two bullets would be cashed out at the change in control price or the fair market value on the date of termination of employment, as applicable;

■	fully earned but unpaid annual and long-term incentive awards would become payable; and

■	annual and long-term incentive awards for performance cycles not yet completed as of the change in control date would become payable, but only on a prorated basis (the number of full or partial months divided by the total number of months in the performance cycle) applied as follows:

■	annual incentive awards at the greater of the target award amount or the average of the participant’s actual last three years’ awards; and

■	long-term incentive cash awards at target.

For these purposes, for both the 2015 PIP and the 2020 PIP, a change in control occurs: (a) upon an acquisition of 20% or more of either our outstanding common stock or the voting power of our outstanding voting securities by an individual or entity, excluding certain acquisitions involving us or our affiliates or where our beneficial owners continue to meet certain ownership thresholds, coupled with the election to our Board of at least one individual determined in good faith by a majority of the then-serving members of our Board to be a representative or associate of such individual or entity, (b) when members of our Board, or members thereafter nominated or elected by such members, cease to constitute a majority of our Board, (c) upon certain reorganizations, mergers, share exchanges and consolidations involving us or (d) upon our liquidation or dissolution, or sale of substantially all of our assets, with limited exceptions.

58     www.altria.com

EXECUTIVE COMPENSATION

The amounts that would have become payable to our NEOs on a change in control of Altria followed by termination of employment, as of December 31, 2021, were as follows:

Change in Control and Either (1) Successor Fails to Assume/Replace Awards or (2) Qualifying Termination of Employment

Name	Unvested Restricted Stock Units (1) ($)	Unvested Performance Stock Units (1) ($)	Completed 2021 Annual Incentive Cycle (2) ($)	2020 – 2022 LTIP Cycle (3) ($)	2021 – 2023 LTIP Cycle (4) ($)	Total ($)
William F. Gifford, Jr.	11,274,460	5,777,269	1,875,000	3,590,343	1,218,750	23,735,822
Salvatore Mancuso	4,130,892	1,621,023	642,865	1,110,568	368,693	7,874,041
Murray R. Garnick	5,100,064	2,589,106	903,267	1,561,817	504,167	10,658,421
Jody L. Begley	3,644,433	1,611,403	642,865	1,074,700	368,693	7,342,094
Heather A. Newman	2,868,848	802,028	416,400	731,725	263,835	5,082,836

(1)	Assumes a change in control price of $47.39, the closing price of Altria common stock on December 31, 2021 and payment at target for PSUs. Reflects the outstanding equity awards granted under the 2015 PIP and the 2020 PIP.
(2)	Based on the executive having worked the entire performance period and the greater of the target award payable under the 2021 Annual Incentive Award plan or the average of the executive’s actual last three years’ awards. The 2021 Annual Incentive Award plan is subject to the terms of the 2020 PIP.
(3)	Based on the target award payable under the 2020 – 2022 LTIP and the executive having worked 24 months of the full three-year performance period. Payment is subject to the discretion of the Committee and the terms of the 2015 PIP.
(4)	Based on the target award payable under the 2021 – 2023 LTIP and the executive having worked 12 months of the full three-year performance period. Payment is subject to the discretion of the Committee and the terms of the 2020 PIP.

Upon a change in control, the retirement benefits under the BEP described above under “Pension Benefits” and “Non-Qualified Deferred Compensation” become payable, without any additional benefits or enhancements as a result of the change in control.

We maintain a non-qualified grantor trust (the “Trust”), commonly known as a “rabbi trust,” to provide a limited amount of financial security for the participants’ unfunded benefits under the BEP in the event of a change in control of Altria. The Trust is unfunded until funding is triggered by a change in control. In such an event, Trust assets would still be subject to the claims of our general creditors in cases of insolvency and bankruptcy. The Trust does not provide additional benefits or enhancements to the participants in the BEP.

Other than the BEP payments and Trust funding, none of our retirement plans or any other related agreements provide our NEOs with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that, in the event of a change in control, ensure vesting and continuation of profit-sharing contributions for the year in which a change in control occurs and the following two years. All of our NEOs are fully vested in the retirement plans for which they are eligible and other related agreements. Similarly, no special provisions apply to any of our NEOs with respect to continued medical, life insurance or other insurance coverage following termination of employment whether or not in connection with a change in control.

Termination Payments

In the event of certain involuntary terminations of employment, a majority of our salaried employees, including all of our NEOs, are eligible for severance benefits under the Severance Plan. The Severance Plan provides for severance pay (based on salary) and continuation of certain benefits for up to 64 weeks depending on years of service. In order to receive any of these benefits, eligible employees must execute a general release of claims. Periods for which employees are entitled to severance payments may be counted toward vesting (up to 52 weeks) for purposes of the Retirement Plan and post-retirement medical coverage.

Altria Group, Inc. – Proxy Statement     59

EXECUTIVE COMPENSATION

The following table shows the amount of severance that would be paid under the Severance Plan to each eligible NEO had he or she been involuntarily separated on December 31, 2021 and eligible for these payments:

Name	Severance Payments ($)
William F. Gifford, Jr.	1,538,462
Salvatore Mancuso	832,862
Murray R. Garnick	924,600
Jody L. Begley	832,862
Heather A. Newman	640,615

In the event of death or long-term disability, all salaried employees with awards of unvested RSUs or PSUs, including our NEOs, become fully vested in those awards. In addition, our NEOs, like other salaried employees, may become entitled to prorated awards under the Annual Incentive Award plan and LTIP based on the target payment amount, subject to the discretion of Altria and the Committee. Our NEOs would also become entitled to the same life insurance and long-term disability plan benefits as other salaried employees upon a death or disability.

The following table shows the amounts that would be paid if our eligible NEOs had died or become disabled as of December 31, 2021:

Name	Unvested Restricted Stock Units (1) ($)	Unvested Performance Stock Units (1) ($)	2021 Annual Incentive Cycle(2) ($)	2020 — 2022 LTIP Cycle (3) ($)	2021 — 2023 LTIP Cycle (4) ($)	Total ($)
William F. Gifford, Jr.	11,274,460	5,777,269	1,875,000	3,590,343	1,218,750	23,735,822
Salvatore Mancuso	4,130,892	1,621,023	642,865	1,110,568	368,693	7,874,041
Murray R. Garnick	5,100,064	2,589,106	878,370	1,561,817	504,167	10,633,524
Jody L. Begley	3,644,433	1,611,403	642,865	1,074,700	368,693	7,342,094
Heather A. Newman	2,868,848	802,028	416,400	731,725	263,835	5,082,836

(1)	Based on the closing price of Altria common stock of $47.39 on December 31, 2021. Reflects the equity awards granted under the 2015 PIP and the 2020 PIP.
(2)	Based on the executive having worked the entire performance period and the target award payable under the 2021 Annual Incentive Award plan. Payment is subject to the discretion of the Committee. The 2021 Annual Incentive Award plan is subject to the terms of the 2020 PIP.
(3)	Based on the target award payable under the 2020 – 2022 LTIP and the executive having worked 24 months of the full three-year performance period. Payment is subject to the discretion of the Committee and the terms of the 2015 PIP.
(4)	Based on the target award payable under the 2021 – 2023 LTIP and the executive having worked 12 months of the full three-year performance period. Payment is subject to the discretion of the Committee and the terms of the 2020 PIP.

Upon retiring at the normal retirement age of 65 and the completion of five years of service, all salaried employees, including our NEOs, with unvested RSUs or PSUs become vested in the awards. None of our NEOs reached normal retirement age as of December 31, 2021.

In the event of a voluntary termination of employment or an involuntary termination of employment for cause, our NEOs are not eligible to receive severance, equity vesting or other amounts or benefits other than those provided to other salaried employees. The Committee has the discretion, however, to fully or partially vest any employee holding an RSU or PSU or to pay a cash amount with respect to a forfeited award upon early retirement or upon other terminations of employment, as well as to provide for prorated payments of awards under the Annual Incentive Award plan and LTIP in similar situations, and has exercised this discretion from time to time in appropriate circumstances.

Following any termination of employment, each of our NEOs is subject to a confidentiality and non-competition agreement and, like other salaried employees, is entitled to the retirement plan benefits described under “Pension Benefits” and “Non-Qualified Deferred Compensation” above.

60     www.altria.com

EXECUTIVE COMPENSATION

CEO Pay Ratio

For 2021, our last completed fiscal year:

■	the annualized total compensation, including non-cash benefits, of our CEO (Mr. Gifford) was $12,651,638;

■	the annual total compensation, including non-cash benefits, of the median Altria employee (excluding our CEO) was $142,614; and

■	the ratio of our CEO’s annual total compensation to that of the median Altria employee was 89 to 1.

To identify the median employee, we used the following methodology:

■	We compiled a list of all employees as of December 31, 2021, which showed 6,130 total employees.

	■	As permitted by the de minimis exemption under applicable SEC rules, we then excluded all non-U.S. employees (134) located in Canada (46) and Sweden (88), as they represented 5% or less of our total workforce.

■	We calculated the annual total compensation of each employee using a consistently applied compensation measure (“CACM”) defined as the sum of:

	■	IRS Form W-2 Box 1 wages plus pre-tax benefit contributions;

	■	an estimate of the annual change in pension value (if eligible for our defined benefit pension plan);

	■	Altria’s 2021 contribution to each employee’s defined contribution plan account; and

	■	the value of Altria-provided non-cash benefits for non-discriminatory benefit plans, including medical, dental, vision, life insurance, accidental death and dismemberment, short-term disability and long-term disability.

■	We annualized the 2021 compensation of all full- and part-time employees hired after January 1, 2021 who were not temporary or seasonal. We did not make a full-time equivalent adjustment for any employee.

■	Many of our employees participate in our defined benefit pension plan and receive company contributions to their defined contribution plan accounts. We believe that adding these components to the CACM not only results in a reasonable approximation of their annual total compensation, but also mitigates large fluctuations in the median employee total compensation from one year to the next.

For purposes of the ratio described above, we determined the median employee’s total compensation for 2021 in the same manner used to determine our CEO’s total compensation for 2021 as reported in the “Total” column in the Summary Compensation Table, except that, in each case, non-cash benefits were added.

Our median employee for 2021 was a PM USA employee. Many of our employees are long-tenured employees, and we employ few part-time employees.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

Altria Group, Inc. – Proxy Statement     61

EXECUTIVE COMPENSATION

Proposal 3

Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers
Our Board recommends a vote FOR this Proposal.

We are providing shareholders with the opportunity to express their opinions on our executive compensation program through a non-binding advisory vote to approve the compensation of our named executive officers, as such compensation is disclosed in this Proxy Statement. In response to the preference expressed by our shareholders at our 2017 Annual Meeting, our Board adopted a policy of holding this non-binding advisory vote annually.

At our 2021 Annual Meeting, 85.3% of the shares voted were cast in support of the compensation of our named executive officers. We believe that our executive compensation program successfully aligns the interests of our named executive officers with the interests of our shareholders by promoting our annual and long-term business strategies, rewarding the successful execution of those strategies in a fair and financially disciplined manner and supporting our ability to attract, develop and retain world-class leaders. We encourage shareholders to review carefully the “Compensation Discussion and Analysis” and accompanying compensation tables and narrative discussion beginning on page 28 for a more detailed description of our executive compensation program and decisions, including our pay-for-performance philosophy and alignment.

We are asking shareholders to vote on the following non-binding resolution:

“RESOLVED, that shareholders of Altria Group, Inc. approve on an advisory basis the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, related footnotes and narrative discussion of this Proxy Statement.”

Our Board recommends a vote FOR this proposal.

This vote is not binding upon Altria, our Board or the Committee. Nevertheless, the Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We currently intend to hold the next non-binding advisory vote to approve the compensation of our named executive officers at our 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), unless our Board modifies its policy of holding this vote on an annual basis.

62     www.altria.com

Shareholder Proposal

Proposal 4

Shareholder Proposal - Commission a Civil Rights Equity Audit
Our Board recommends a vote AGAINST this shareholder proposal.

The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014-1207, claiming beneficial ownership of Altria common stock with a market value of at least $2,000, together with seven co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to our Corporate Secretary. Altria is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

Altria Group, Inc.
Civil Rights Equity Audit

WHEREAS: we believe in full transparency of the effectiveness of Altria’s commitment to prevent underage use of nicotine products1 and its commitment to racial equity2 so we can determine if they adequately address potential legal, financial, and reputational business risks.

RESOLVED: Shareholders of Altria, Inc. (“Altria”) request that the Board of Directors commission a third-party civil rights equity audit to review its corporate policies, practices, products and services, above legal and regulatory matters; to assess the impact of the Company’s policies, practices, products and services on BIPOC (Black, Indigenous and people of color) and Latinx/a/o/e communities, including youth. Input from civil rights organizations, employees, customers, and communities in which Altria operates and other stakeholders should be considered. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on Altria’s website.

SUPPORTING STATEMENT: Altria notes “increases in youth usage of e-vapor have threatened to undermine the hard-fought gains made in preventing underage use.”3 As age is a protected class in the US constitution, a civil rights audit should include impacts on children and youth.

In December 2018, Altria invested $12.8 billion in JUUL, taking a 35% stake in the company, and providing advertising and sales support. JUUL currently commands three-quarters of the e-cigarette market.

Data from the Centers for Disease Control shows that 86.3% of middle and high school students had been exposed to tobacco product advertisements or promotions, and 27.5% of high schoolers reported current e-cigarette use in 2019. Additionally, an estimated 53.3% of high school students and 24.3% of middle school students reported having ever tried a tobacco product.4 A multi-state coalition of Attorneys General is investigating JUUL’s marketing and sales practices to underage users. Altria shares fell as much as 2.7% after Dow Jones reported the FTC is investigating the marketing practices of JUULLabs.

Tobacco/nicotine companies have historically placed larger amounts of advertising5 in African American publications, disproportionally exposing African Americans to more cigarette ads than Whites. Additionally, tobacco companies use price promotions such as discounts and multi-pack coupons—which are most often used by African Americans and other minority groups, women, and young people—to increase sales.6

A racial equity audit is an important step in establishing a transparent system of accountability. Altria should take this opportunity to review its policies, practices, products and services, and how they impact the civil rights of youth and BIPOC communities.

[1]	https://www.altria.com/en/responsibility/prevent-underage-use
[2]	https://www.altria.com/en/people-and-careers/our-people-and-communities/racial-and-economic-equity
[3]	https://www.altria.com/en/about-altria/government-affairs/public-policy-positions/legislation-preventing-underage-use
[4]	Tobacco Product Use and Associated Factors Among Middle and High School Students — United States, 2019 I MMWR (cdc.gov)
[5]	African Americans and Tobacco Use | CDC
[6]	African Americans and Tobacco Use | CDC

Altria Group, Inc. – Proxy Statement     63

SHAREHOLDER PROPOSAL

We appreciate the call for full transparency of our actions and progress toward our commitments. In 2021, we published six Corporate Responsibility Reports to highlight progress toward our 2025 responsibility focus area goals. We also engage extensively with external stakeholders, including the proponents, to inform our business actions.

Our Board recommends a vote AGAINST this shareholder proposal for these reasons and the following:

■  We have been actively pursuing our Vision to responsibly lead the transition of adult smokers to a smoke-free future as the best way to reduce the harm of tobacco use, with a focus on promoting equitable adult smoker transition.

■  Our tobacco operating companies are subject to comprehensive FDA regulatory oversight on the manufacture, advertising and marketing of our products, including the impact of our smoke-free products on vulnerable populations.

■  We have a demonstrated commitment for nearly 25 years to preventing underage use of tobacco products and for nearly 20 years providing cessation support.

■  We have a long-standing commitment to inclusion, diversity and equity that is core to our long-term success and is integrated across our business strategies and throughout our Code of Conduct, company policies and compliance training.

We believe our Vision is the best way to reduce the harm of tobacco use – equitably.

Stakeholders, including shareholders, consumers and employees, are increasingly holding companies accountable to meet heightened responsibility and ESG expectations. Our stakeholders expect our companies to address the harm associated with tobacco use and prevent underage use. We agree. This has been our focus for nearly 25 years, working alongside our stakeholders and seeking their input as we pursue our harm reduction goals.

Today, there are approximately 50 million adult tobacco consumers, 33 million of whom are smokers. Cigarette smoking is addictive, causes harm and can lead to tobacco-related deaths. We believe Moving Beyond Smoking™ – our Vision to responsibly lead the transition of adult smokers to a smoke-free future – will benefit tobacco consumers and society. We believe this Vision is best achieved in a fully regulated environment.

In addition, to achieve our Vision, a comprehensive approach to tobacco harm reduction means that all adult smokers, regardless of background, demographics or financial means, have equitable opportunities to reduce the harm of smoking. According to our own tracking data, Black, Hispanic and female adult smokers lag behind white male adult smokers in transitioning to smoke-free products. That is why the issue of equity is fundamental to tobacco harm reduction and our Vision. As we have seen in the past on important tobacco issues like underage tobacco prevention, success will require the work of many stakeholders, including industry, the government, public health officials, community leaders and community-based organizations.

64     www.altria.com

SHAREHOLDER PROPOSAL

The FDA has provided comprehensive oversight for 13 years.

The U.S. tobacco industry has been fully regulated by the FDA since 2009. This broad, comprehensive federal regulatory oversight provides the opportunity for third-party monitoring of tobacco company marketing activities. The FDA regulates all aspects of our tobacco operating company businesses, including how products are manufactured, marketed and advertised. The FDA also has the authority to decide which products should be authorized for marketing to adult tobacco consumers in the U.S.

For innovative smoke-free products, the FDA determines if they are “appropriate for the protection of public health,” (“APPH”) as well as what, if any, modified risk claims should be authorized about specific products and communicated to adult tobacco consumers. In order to authorize a modified risk claim for a particular product, the FDA must find that the product will benefit the health of individuals and the population as a whole. To make such determinations, the FDA considers a number of important factors, including the impact of products on initiation and cessation and the impact on vulnerable populations. After a product is authorized as APPH, the FDA imposes significant monitoring requirements including prior submission of all marketing and advertising materials. We believe the FDA’s ongoing consideration of potential impacts on vulnerable populations builds an independent review of equity into the regulatory system.

Preventing underage tobacco use and supporting cessation complements our harm reduction goals.

Today, youth smoking rates are at the lowest levels in a generation. According to Monitoring the Future, 2021 (1), past 30-day use of all tobacco categories declined between 2020 and 2021 among 8th, 10th and 12th graders combined. According to results of NYTS 2013-2020 data (2), in general, trends of tobacco use among racial and ethnic minority youth follow trends observed for non-Hispanic White youth.

While this data demonstrates progress in reducing underage use of tobacco products, we remain committed to playing our role in the important work of preventing underage use. This commitment includes:

■  Actively supporting legislative efforts to increase the legal age of purchase to 21 in the U.S., which has been enacted at the federal level and in 39 states and the District of Columbia;

■  Providing retailers with incentives to implement enhanced age validation technology (“AVT”). Since we began this effort, AVT has now been installed in more than 104,000 stores with an additional 36,000 stores in progress; and

■  Conducting an Underage Tobacco Use Survey quarterly to collect more timely data of underage tobacco use covering new and existing tobacco product categories and publishing a summary of the results on our science website, https://sciences.altria.com. We also share the results with the FDA and make the data available upon request to public health researchers interested in conducting their own analyses.

Our tobacco companies believe that for adult tobacco consumers concerned about the health effects of tobacco use, the best thing to do is quit. We have offered cessation support resources through QuitAssist® since 2004, and recently developed a new long-term cessation support strategy to help facilitate equitable access to cessation resources and to reduce barriers to cessation resources and information among low socioeconomic status and diverse communities. We also engage with external stakeholders to advocate for the development of research, programs and best practices to drive and enhance cessation communication, interventions and treatments that prevent any adult tobacco consumer who wants to quit tobacco from being left behind.

Our fully integrated inclusion, diversity and equity approach will contribute to our long-term success.

Social justice and equity emerged as key themes through our formal responsibility materiality assessment conducted in 2020, which involved extensive input from external stakeholders. As a result, we embedded equity within our 2025 corporate responsibility focus areas, specifically named in the areas of “Support Our People & Communities” and “Value Chain.” In 2021, we published six Corporate Responsibility Reports to highlight progress toward our 2025 responsibility focus areas. https://www.altria.com/responsibility/corporate-responsibility-reports

(1)	http://monitoringthefuture.org/data/21data.htm

(2)	In 2014 and 2015, modifications were made to the e-cigarette measure to enhance its accuracy, which may limit the comparability of these estimates to those collected in previous years. Source for NYTS 2013 – 2020 data https://www.cdc.gov/tobacco/data_statistics/mmwrs/bytopic/youth_data/index.htm

Altria Group, Inc. – Proxy Statement     65

SHAREHOLDER PROPOSAL

People and Culture: We recognize the power of diverse teams working together to achieve our Vision and tobacco harm reduction. In 2020, we launched our Inclusion & Diversity Aiming Points:

■  Be an inclusive place to work for all employees, regardless of level, demographic group or work function.

■  Have equal numbers of men and women among our vice-president level and director-level employees.

■  Increase our vice president-level and our director-level employees who are Asian, Black, Hispanic or two or more races to at least 30%.

■  Increase our vice president-level and our director-level employees who are LGBTQ+, a person with a disability or a veteran.

■  Have diverse leadership teams that reflect the organizations they lead.

We regularly measure progress. In 2020, we began to deeply assess the experiences of various groups of employees and take actions to close any gaps. These changes include establishing a system to rate managers on an inclusion, diversity and equity as part of their performance evaluation and creating an “open talent marketplace” where employees can apply for (as opposed to be placed into) roles.

Communities and Society: We are also intentional about supporting progress and driving positive change in society. This includes efforts to address racial, economic and social inequities in the communities where we operate. In 2021, we created a new 5-year community impact plan and contributed approximately $61 million to local and national nonprofit organizations in five focus areas: positive youth development and preventing underage tobacco use; employee giving, volunteering and civic action; workforce and economic equity; environment; equitable and vibrant communities. We had two employees participate as fellows in the CEO Action for Racial Equity, which provides the opportunity for CEO Action signatories to advance racial equity through public policy. Our community impact program has been recognized externally – named to the Civic 50 for the past 10 years.

Value Chain: Supplier diversity is an integral part of our inclusion and diversity efforts, promoting innovation, driving competition and providing greater supply chain flexibility, by engaging businesses owned by women, veterans, LGBTQ+, ethnically diverse individuals and the differently abled. We also contribute to inclusion, diversity and equity with efforts to lead and support initiatives designed to create more equitable, inclusive and diverse wholesale and retail communities. We sponsored a national $250,000 Stronger Together Challenge inviting trade partners to submit proposals outlining creative solutions to drive inclusion, diversity and equity in the retail market, including increasing diversity, advancing Black talent and improving inclusivity. In 2021, 8.85% of our companies’ third-party spend was attributed to diverse suppliers against a newly established supplier diversity goal of 15% or more by 2030.

Conclusion

Our stakeholders expect our companies to address the harm associated with tobacco use and prevent underage use, as well as a broader set of ESG expectations. We remain committed to pursuing tobacco harm reduction, with an equity focus, preventing underage use and supporting cessation. We continue to operate in a fully regulated environment with FDA oversight of all aspects of our tobacco operating company businesses. We integrate inclusion, diversity and equity across our business strategies and in our Code of Conduct, company policies and compliance training. And, we regularly publish Corporate Responsibility Reports to share progress against our efforts.

In light of the steps we are taking and expect to take, we do not believe a third-party civil rights equity audit is a necessary tool to address the proponents’ concerns or to accelerate progress toward our Vision.

Our Board recommends a vote AGAINST this shareholder proposal.

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Ownership of Equity Securities of Altria

Directors and Executive Officers

The following table shows the number of shares of Altria common stock beneficially owned as of February 28, 2022, by each director, nominee for director, NEO and our directors and executive officers as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer, as well as all directors and executive officers as a group, is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership	(1)(2)
Jody L. Begley	137,307
John T. Casteen III	74,579
Ian L.T. Clarke	0
Marjorie M. Connelly	0
R. Matt Davis	178
Dinyar S. Devitre	102,803
Murray R. Garnick	83,567
William F. Gifford, Jr.	204,853
Debra J. Kelly-Ennis	43,051
W. Leo Kiely III	37,482
Salvatore Mancuso	87,279
Kathryn B. McQuade	54,837
George Muñoz	90,978
Heather A. Newman	13,872
Nabil Y. Sakkab	51,388
Virginia E. Shanks	20,852
Ellen R. Strahlman	5,713
M. Max Yzaguirre	0
Group (20 persons)	1,200,366

(1)	Does not include RSUs or PSUs granted to executive officers or Altria share equivalents allocated to the accounts of directors who participate in the Deferred Fee Plan.

(2)	Includes shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed as follows: Mr. Davis, 178 (shares held by spouse); Dr. Sakkab, 35,963 (shares held in joint tenancy); and group, 74,007. Also includes shares of deferred stock as follows: Mr. Casteen, 74,579; Ms. Kelly-Ennis, 43,051; Ms. McQuade, 51,753; Mr. Muñoz, 20,861; and Dr. Strahlman, 3,713.

In addition to the shares shown in the table above, as of February 28, 2022, those directors who participate in the Deferred Fee Plan had the following Altria share equivalents allocated to their accounts: Ms. Kelly-Ennis, 22,441; Ms. McQuade, 7,510; Mr. Muñoz, 19,758; and Dr. Strahlman, 3,194. See “Deferred Fee Plan” on page 14 for a description of the Deferred Fee Plan for non-employee directors.

Altria Group, Inc. – Proxy Statement     67

OWNERSHIP OF EQUITY SECURITIES OF ALTRIA

Certain Other Beneficial Owners

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned (#)	Common Stock Ownership as of March 28, 2022 (%)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	117,741,482 (1)	6.5%
Capital World Investors 333 South Hope Street, 55th floor Los Angeles, CA 90071	112,908,240 (2)	6.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	154,163,044 (3)	8.5%

(1)	According to the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 1, 2022, disclosing the number of shares as of December 31, 2021.

(2)	According to the Schedule 13G filed with the SEC by Capital World Investors on February 11, 2022, disclosing the number of shares as of December 31, 2021.

(3)	According to the Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2022, disclosing the number of shares as of December 31, 2021.

Delinquent Section 16(a) Reports

We believe that during 2021, all reports for our directors and executive officers that were required to be filed under Section 16 of the Exchange Act were filed on a timely basis. On February 1, 2022, Jody L. Begley filed an amendment on Form 3/A to report an additional 218 shares that were inadvertently omitted from the original Form 3 filed with the SEC on June 6, 2018.

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Related Person Transactions and Code of Conduct

Our Board has adopted a written Policy on Related Person Transactions that requires our directors, nominees for director and executive officers to provide advance notice to our Corporate Secretary in writing of any direct or indirect interest the individual or individual’s immediate family members (“Related Persons”) has or may have in a transaction in which Altria will be a participant. The written notice to our Corporate Secretary must include (i) the individual’s interest in the transaction, (ii) the nature of Altria’s participation in the transaction, (iii) the parties to the transaction, (iv) the purpose and timing of the transaction and (v) the approximate dollar value of the Related Person’s interest in the transaction. Our Corporate Secretary must then evaluate whether the proposed transaction would constitute a Related Party Transaction under the policy. Subject to certain exceptions, the policy defines a “Related Party Transaction” as one in which (i) the amount exceeds $120,000, (ii) we are proposed to be a participant and (iii) a Related Person has or may have a direct or indirect material interest.

If the Corporate Secretary determines the reported transaction would constitute a Related Person Transaction, the policy requires the Corporate Secretary to report the transaction to the Nominating, Corporate Governance and Social Responsibility Committee (or other committee designated by our Board that is comprised solely of independent directors) for an assessment of whether the proposed transaction should be permitted to proceed. In deciding whether to approve or disapprove the Related Person Transaction, the Committee is required to consider all relevant facts and circumstances that it deems appropriate, including (i) whether the transaction is in the ordinary course of business, (ii) the commercial reasonableness of the terms of the transaction, including whether the transaction is on terms no less favorable to us than could be reached with an unrelated third party, (iii) the materiality of the Related Person’s direct or indirect interest in the Related Person Transaction, (iv) the materiality of the Related Person Transaction to us, (v) the impact of the Related Person Transaction on the Related Person’s independence (as defined in the Corporate Governance Guidelines and the NYSE listing standards), (vi) the actual or apparent conflict of interest of the Related Person participating in the Related Person Transaction and (vii) any other information that would be material to investors in light of the circumstances of the Related Party Transaction. Under the policy, the Nominating, Corporate Governance and Social Responsibility Committee (or other designated committee) will prohibit a Related Person Transaction if it determines in its good faith business judgment of the best interests of Altria that the Related Person Transaction is inconsistent with the interests of Altria and our shareholders.

If we become aware of a Related Person Transaction that has not been reviewed and approved or disapproved under this policy, it must be reviewed in accordance with the foregoing procedures as set forth in the policy and, if appropriate, ratified by the Nominating, Corporate Governance and Social Responsibility Committee (or other designated committee). During 2021, there were no Related Person Transactions.

In addition to the Policy on Related Person Transactions, the Director Code and the Code of Conduct have specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with our interest, including our subsidiaries and affiliates, (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively or (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position. Similarly, our Code of Conduct requires all our officers and employees to avoid situations where the officer’s or employee’s “personal, financial or other activity or relationship affects our ability to make loyal and objective business decisions on behalf of our companies.” The Code of Conduct lists specific types of transactions that might create an actual or apparent conflict of interest and provides guidance on how each situation must be handled.

All three of the policies discussed above are available on our website at https://www.altria.com.

Altria Group, Inc. – Proxy Statement     69

Prohibition on Hedging and Pledging

In order to align the interests of our directors and executive officers with those of our shareholders, we expect our directors and executive officers to hold a significant number of shares of Altria common stock. Because the hedging of shares may weaken the alignment of the interests of our directors and executive officers with those of our shareholders, we have a policy prohibiting our directors and executive officers, including our NEOs, from engaging in any transactions (such as puts, calls, options, swaps, collars, forward sales or other derivative instruments) with respect to Altria common stock held by them to hedge or offset any decrease in the market value of Altria common stock. In addition, we have a policy that discourages our officers and other employees from using derivative instruments to hedge the value of any Altria security.

We also have a policy that prohibits pledging of shares of Altria common stock by our directors and executive officers.

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Instructions for the Annual Meeting

The 2022 Annual Meeting will be a completely virtual meeting conducted via live webcast. There will be no physical meeting location. Shareholders will have the same rights and opportunities to participate in our virtual meeting as they would at an in-person at the meeting.

You are entitled to participate in the meeting if you were a shareholder of record as of the close of business on March 28, 2022 or if you hold a valid proxy for the Annual Meeting. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote during the meeting.

To attend the virtual meeting, visit www.virtualshareholdermeeting.com/ALTRIA2022 and enter the 16-digit control number included on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. The meeting will start at 9:00 a.m., Eastern Time, on Thursday, May 19, 2022. We encourage you to access the meeting prior to the start time to familiarize yourself with the virtual meeting platform and ensure you can hear the streaming audio. Online access will be available starting at 8:30 a.m., Eastern Time, on May 19, 2022.

The virtual meeting platform is fully supported by all current web browsers and devices if running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection from wherever they intend to participate in the meeting.

We strongly encourage you to vote your shares prior to the meeting. Shareholders may also vote during the meeting. For online participants, once logged in, you will be able to vote your shares by clicking the “Vote Here!” button.

Shareholders may submit written questions once logged into the virtual platform subject to a 1,000 character limit. Questions pertinent to meeting matters will be answered during the question and answer portion of the meeting, subject to a time limit prescribed by the Rules of Conduct that are available at https://www.altria.com/proxy and will also be posted to the virtual meeting platform on the day of the meeting. The Rules of Conduct will also provide additional information about the relevancy of questions to meeting matters. Questions will be answered in the order in which they are received. Questions on the same topic will be summarized and responded to collectively in the interest of time. In the event we reach the time limit and questions relevant to the meeting and otherwise consistent with the Rules of Conduct remain unanswered, we plan to respond to those questions (if appropriate) by contacting the shareholder directly using contact information provided during the login process.

During the meeting, the proponent of the shareholder proposal included in this Proxy Statement will have a dedicated call-in line that will allow them to present their proposal.

If you are unable to attend the meeting, you may appoint a designee to attend in your place. Please contact Altria Shareholder Services at 804-484-8838 to learn how to properly appoint a designee.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the technical support number that will be posted on the virtual meeting login page.

A webcast replay will be posted to our Investor Relations website at https://www.altria.com/investors following the meeting.

Altria Group, Inc. – Proxy Statement     71

Questions and Answers about the 2022 Annual Meeting and Voting

1.	Why did I receive these proxy materials?

Our Board of Directors is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the 2022 Annual Meeting on May 19, 2022 at 9:00 a.m., Eastern Time. The proxies also may be voted at any adjournments or postponements of the meeting.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the completion of voting at the meeting.

2.	What is a proxy?

It is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Our Board of Directors has designated William F. Gifford, Jr. and Murray R. Garnick as proxies for the 2022 Annual Meeting.

3.	What is the record date and what does it mean?

The record date for the 2022 Annual Meeting is March 28, 2022 (the “record date”). The record date was established by our Board of Directors as required by Virginia law. Only shareholders of record at the close of business on the record date are entitled to:

■	receive notice of the meeting; and

■	vote at the meeting and any adjournments or postponements of the meeting.

Each shareholder of record on the record date is entitled to one vote for each share of our common stock held. On the record date, there were 1,812,709,311 shares of our common stock outstanding.

4.	What is the difference between a shareholder of record and a shareholder who holds shares in street name?

If your shares are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a shareholder of record.

If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 14 below describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares without instructions from you.

If you hold shares in street name, you must provide appropriate voting instructions to your broker, bank or other nominee in order to vote your shares as discussed in the answer to Question 14 below. It is important that all shareholders vote their shares.

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QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND VOTING

5.	How can I vote my shares of common stock?

By Telephone or Internet: All shareholders of record may vote their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call) or by the Internet, using the procedures and instructions described on the Notice of Internet Availability of Proxy Materials, proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions with this Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).

Online During the Meeting: All shareholders may vote during the meeting by entering the 16-digit control number included on their proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form once logged in to the virtual platform at www.virtualshareholdermeeting.com/ALTRIA2022.

See also “Proxy Statement Summary – Casting Your Vote” on page i.

6.	May shareholders ask questions during the 2022 Annual Meeting?

Shareholders will be able to submit written questions once logged into the virtual meeting platform. Online access will be available starting at 8:30 a.m., Eastern Time, on May 19, 2022. Questions pertinent to meeting matters will be answered during the question and answer portion of the meeting, subject to a time limit prescribed by the Rules of Conduct, which are available at https://www.altria.com/proxy and will also be posted to the virtual meeting platform on the day of the meeting. The Rules of Conduct will also provide additional information about the relevancy of questions to meeting matters. Questions will be answered in the order in which they are received. Questions on the same topic will be summarized and responded to collectively in the interest of time. In the event we reach the time limit and questions relevant to the meeting and otherwise consistent with the Rules of Conduct remain unanswered, we plan to respond to those questions (if appropriate) by contacting the shareholder directly using contact information provided during the login process.

In order to ask a question, shareholders will be required to enter their 16-digit control number upon login to the virtual meeting platform. Because this is a meeting of shareholders, only shareholders with a valid control number will be allowed to ask questions during the meeting.

7.	How do I vote if I participate in the dividend reinvestment plan?

The proxy card includes your dividend reinvestment plan shares. The answer to Question 5 above explains how you can vote.

8.	How do I vote shares held in the Deferred Profit-Sharing (“DPS”) Plan for Salaried Employees or the DPS Plan for Hourly Employees?

If you own shares of Altria common stock through an account in our defined contribution plans (the DPS Plan for Salaried Employees or the DPS Plan for Hourly Employees), you can instruct the plan trustee to vote the shares held in your account by voting as explained in the answer to Question 5 above. Unless your proxy for your defined contribution plan shares is received by May 16, 2022, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received, unless applicable law requires otherwise.

Altria Group, Inc. – Proxy Statement     73

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND VOTING

9.	What does it mean if I receive more than one set of proxy materials?

It means that you have multiple accounts with brokers and/or our transfer agent and, for employees, in one of our defined contribution plans (see Questions 7 and 8). In these instances, you will receive more than one set of our proxy materials and potentially through different delivery methods. If you receive more than one delivery of our proxy materials, each delivery represents a different account/block of shares and each account/block must be voted separately in order to vote all your shares.

We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address so you receive one set of proxy materials for the consolidated accounts for voting purposes. Our transfer agent is Computershare Trust Company, N.A. Computershare’s address is P.O. Box 505005, Louisville, Kentucky 40233-5005; you can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).

10.	What items will be voted on at the 2022 Annual Meeting?

Proposal 1	Election of Directors See pages 17-23.

Voting Requirement

Directors will be elected by a majority of the votes cast. A majority of the votes cast means that the number of votes FOR a nominee must exceed the number of votes AGAINST that nominee.

Any incumbent director who receives a greater number of votes AGAINST his or her election than votes FOR such election is required to offer promptly in writing to submit his or her resignation to our Board in accordance with our Corporate Governance Guidelines. The Nominating, Corporate Governance and Social Responsibility Committee will consider the offer and recommend to our Board whether to accept the offer. The full Board will consider all factors it deems relevant to the best interests of Altria and our shareholders, make a determination and publicly disclose its decision and rationale within 90 days after confirmation of the election results.

Board Recommendation

Our Board recommends a vote FOR each of the nominees named in the Proxy Statement.

Voting Choices

■  Vote for a nominee;

■  Vote against a nominee; or

■  Abstain from voting on a nominee.

74     www.altria.com

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND VOTING

Proposal 2	Ratification of the Selection of Independent Registered Public Accounting Firm See page 26.

Voting Requirement The selection of the independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST.	Board Recommendation Our Board recommends a vote FOR this proposal. Voting Choices ■ Vote for the ratification; ■ Vote against the ratification; or ■ Abstain from voting.

Proposal 3	Non-Binding Advisory Vote to Approve the Compensation of Altria’s NEOs See page 62.

Voting Requirement

The compensation of our NEOs will be approved if the votes cast FOR exceed the votes cast AGAINST.

This vote is not binding upon Altria, our Board or the Compensation and Talent Development Committee. Nevertheless, the Committee values the opinions expressed by shareholders through their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.

Board Recommendation Our Board recommends a vote FOR this proposal. Voting Choices ■ Vote for the compensation of our NEOs; ■ Vote against the compensation of our NEOs; or ■ Abstain from voting.

Proposal 4	Shareholder Proposal - Commission a Civil Rights Equity Audit See pages 63-66.

Voting Requirement The shareholder proposal will be approved if the votes cast FOR exceed the votes cast AGAINST.	Board Recommendation Our Board recommends a vote AGAINST this shareholder proposal. Voting Choices ■ Vote for the proposal; ■ Vote against the proposal; or ■ Abstain from voting.

Altria Group, Inc. – Proxy Statement     75

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND VOTING

11.	Are votes confidential?

We hold the votes of each shareholder in confidence from directors, officers and employees, except: as necessary to meet applicable legal requirements and to assert or defend claims for or against us; in the case of a contested proxy solicitation; if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to us; or to allow the independent inspectors of election to certify the results of the vote.

12.	Who counts the votes?

We retain an independent tabulator to receive and tabulate the proxies and appoint independent inspectors of election to certify the results.

13.	What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their voting choice for each matter. If you sign and return your proxy (if voting by mail) or submit your proxy (if voting through the Internet or by telephone), but you do not make a specific choice for one or more matters, your shares will be voted FOR the election of each of the nominees for director, FOR the proposal to ratify the selection of PricewaterhouseCoopers, FOR the non-binding advisory vote to approve the compensation of our NEOs and AGAINST the shareholder proposal, as applicable.

14.	Will my shares be voted if I do not provide my proxy or voting instructions?

Shareholders of Record: If you are a shareholder of record (see Question 4 above), your shares will not be voted if you do not provide your proxy unless you vote during the meeting (see Question 5 above). It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name (see Question 4 above) and you do not provide your voting instructions to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under the NYSE rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions. Only the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules, so your broker, bank or other nominee cannot vote your shares on any of these other proposals unless you provide to your broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

Defined Contribution Plan Holders: If you own shares of Altria common stock through an account in our defined contribution plans, refer to the answer to Question 8 above for an explanation of how your shares are voted if you do not provide your voting instructions.

15.	Are abstentions and broker non-votes counted?

For purposes of all proposals, abstentions and broker non-votes will not be considered votes cast and, therefore, will not affect the outcome of the vote on those proposals at the 2022 Annual Meeting. Broker non-votes are described more particularly in Question 14 above.

76     www.altria.com

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND VOTING

16.	How can I revoke a proxy or change my vote?

If you are a shareholder of record, you can revoke a proxy or change your vote before the completion of voting at the meeting by:

■	giving written notice to our Corporate Secretary;

■	delivering a later-dated proxy; or

■	voting during the meeting.

If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

17.	Who will pay the cost of this proxy solicitation?

We will pay the cost of this solicitation of proxies. In addition to the use of the mail, some of our officers and employees may solicit proxies by telephone or e-mail and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of shares held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of our proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

18.	How many votes must be present to hold the 2022 Annual Meeting?

In order for us to conduct the meeting, a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting or if you properly return a proxy by Internet, telephone or mail regardless of whether you attend the meeting.

Abstentions and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Altria Group, Inc. – Proxy Statement     77

Questions and Answers about Communications, Altria Documents and Shareholder Proposals

1.	How do I communicate with our Board of Directors?

Shareholders and other interested parties who wish to communicate with our Board may do so by writing to the Chair of the Board, Board of Directors of Altria Group, Inc., 6601 West Broad Street, Richmond, Virginia 23230. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and have directed our Corporate Secretary to act as their agent in processing any communications received. Communications that relate to matters that are within the scope of the responsibilities of our Board and its Committees are to be forwarded to the Chair. Communications that relate to matters that are within the responsibility of one of the Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of our Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

2.	How can a shareholder nominate a director or submit a proposal for next year’s annual meeting?

Business Proposals for Inclusion in Next Year’s Proxy Statement (Rule 14a-8): SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in Rule 14a-8 of the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy statement for the 2023 Annual Meeting (presently anticipated to be held on May 18, 2023) must be received by our Corporate Secretary no later than December 8, 2022.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access): Our By-Laws permit a shareholder (or group of shareholders (up to 20)) who has owned a significant amount of Altria common stock (at least 3% of our outstanding shares) for a significant amount of time (at least three years) to submit director nominees (the greater of two or up to 20% of the Board) for inclusion in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws. Director nominations submitted under this By-Law provision must be received by our Corporate Secretary between November 8 and December 8, 2022.

Director Nominees and Other Business Proposals for Consideration at Next Year’s Annual Meeting: Our By-Laws also set forth the procedures that a shareholder must follow to nominate a candidate for election as a director or to propose other business for consideration at shareholder meetings, in each case, not submitted for inclusion in next year’s proxy statement (either under proxy access or Rule 14a-8), but instead to be presented directly at shareholder meetings. In each case, director nominations or proposals for other business for consideration at the 2023 Annual Meeting submitted under these By-Law provisions must be received by our Corporate Secretary between November 8 and December 8, 2022. In addition, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 20, 2023.

Materials may be sent to the Office of the Corporate Secretary (i) by mail to the Office of the Secretary, Altria Group, Inc., 6601 West Broad Street, Richmond, Virginia 23230 or (ii) by email to shareholderservicesgrp@altria.com. Notice must include the information required by our By-Laws, which are available on our website at https://www.altria.com or without charge upon written request to our Corporate Secretary.

78     www.altria.com

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, ALTRIA DOCUMENTS AND SHAREHOLDER PROPOSALS

3.	What is householding?

Under SEC rules, companies and intermediaries such as brokers, banks and other nominees are permitted to satisfy proxy material delivery requirements by delivering one proxy statement and one annual report, or one notice of internet availability for each shareholder account, as applicable, in one envelope to all shareholders residing at the same address who share the same last name (or the company or intermediary reasonably believes are members of the same family). This method of delivery is known as “householding.”

Householding reduces the number of mailings that shareholders receive, saves on printing and postage costs and conserves natural resources. Shareholders who participate in householding continue to receive separate proxy cards, voting instruction forms or notices of Internet availability, as applicable, which will allow each individual to vote independently.

Registered Shareholders: If you are a registered shareholder and currently participate in householding and wish to receive a separate copy of this Proxy Statement and our 2021 Form 10-K, or if you would like to opt out of householding for future deliveries of your annual proxy materials, please contact our transfer agent, Computershare Trust Company, N.A., in writing to Computershare, P.O. Box 505005, Louisville, Kentucky 40233-5005, or by calling 1-800-442-0077. If you request a separate copy of this Proxy Statement and the 2021 Form 10-K, they will be mailed within three business days from receipt of your request.

Registered shareholders sharing an address who received multiple copies of the annual proxy materials and who wish to receive a single copy of these materials in the future should contact Computershare using the contact information above.

Street Name Shareholders: A street name shareholder who received this Proxy Statement and our 2021 Form 10-K at a shared address may request a separate copy of this Proxy Statement and our 2021 Form 10-K by contacting Broadridge Financial Solutions, Inc. in writing to its Householding Department at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095. If you would like to opt out of householding for future deliveries of your annual proxy materials, please contact your broker, bank or other nominee.

Street name shareholders sharing an address who received multiple copies of the annual proxy materials and who wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request.

4.	Where can I find Altria’s Corporate Responsibility Reports, Code of Conduct, Corporate Governance Guidelines, Committee Charters, Director Code of Conduct or other governance documents?

Our Corporate Responsibility Reports are available on our website at https://www.altria.com/responsibility. The Altria Code of Conduct is available on our website at https://www.altria.com/codeofconduct. Our Corporate Governance Guidelines, Committee charters, the Director Code and our Articles of Incorporation and By-Laws are available on our website at https://www.altria.com/governance.

Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

5.	How can I obtain a copy of Altria’s 2021 Form 10-K and other SEC filings?

Our 2021 Form 10-K was delivered or made available with this Proxy Statement. Additional copies of our 2021 Form 10-K (not including exhibits and documents incorporated by reference) are available in print, free of charge, to shareholders requesting a copy by writing to: Investor Relations, Altria Client Services LLC, 6601 West Broad Street, Richmond, Virginia 23230, or by calling 1-804-484-8222. You may also review our 2021 Form 10-K along with our other SEC filings by visiting the Investors section of our website at https://investor.altria.com/sec-filings.

Altria Group, Inc. – Proxy Statement     79

Other Business

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

W. Hildebrandt Surgner, Jr.

Vice President, Corporate Secretary
and Associate General Counsel

April 7, 2022

Richmond, Virginia

80     www.altria.com

Exhibit A – Altria Group, Inc. Non-GAAP Financial Measures

While we report our financial results in accordance with GAAP, our management also reviews certain financial results, including OCI (which is defined as operating income before general corporate expenses and amortization of intangibles) and diluted EPS, on an adjusted basis, which excludes certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, asset impairment charges, acquisition-related and disposition-related costs, COVID-19 special items, equity investment-related special items (including any changes in fair value of the equity investment and any related warrants and preemptive rights), certain tax items, charges associated with tobacco and health and certain other litigation items, and resolutions of certain non-participating manufacturer (“NPM”) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as “NPM Adjustment Items”). Our management does not view any of these special items to be part of our underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Our management also reviews adjusted discretionary cash flow, which is defined as the change in cash and cash equivalents with certain adjustments as shown in the reconciliation below. Adjusted discretionary cash flow is a measure of our performance and is not a liquidity measure. Our management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Adjusted financial measures are used by management and regularly provided to our chief operating decision maker for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not required by, or calculated in accordance with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Reconciliations of historical adjusted financial measures to corresponding GAAP measures are provided below.

Altria Group, Inc.
Reconciliation of Adjusted Diluted EPS
For the Year Ended December 31, 2021 (dollars in millions, except per share data)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2021 Reported	$3,824	$1,349	$2,475	$2,475	$1.34
NPM Adjustment Items	(76)	(19)	(57)	(57)	(0.03)
Asset impairment, exit, implementation, acquisition and disposition-related costs	120	21	99	99	0.05
Tobacco and health and certain other litigation items	182	44	138	138	0.07
ABI-related special items	6,203	1,302	4,901	4,901	2.66
Cronos-related special items	466	(4)	470	470	0.25
Loss on early extinguishment of debt	649	153	496	496	0.27
Tax items	—	3	(3)	(3)	—
2021 Adjusted for Special Items	$11,368	$2,849	$8,519	$8,519	$4.61
Growth in annual adjusted diluted EPS vs. prior year					5.7%
Adjusted diluted EPS three-year compound annual growth rate					4.7%

Altria Group, Inc. – Proxy Statement     A-1

EXhibit A – Altria GroUP, Inc. Non-GAAP Financial MeasUres

Altria Group, Inc.
Reconciliation of Adjusted Diluted EPS
For the Year Ended December 31, 2020 (dollars in millions, except per share data)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2020 Reported	$6,890	$2,436	$4,454	$4,467	$2.40
NPM Adjustment Items	4	1	3	3	—
Asset impairment, exit, implementation, acquisition and disposition-related costs	431	89	342	342	0.18
Tobacco and health and certain other litigation items	83	21	62	62	0.03
Impairment of JUUL equity securities	2,600	—	2,600	2,600	1.40
JUUL changes in fair value	(100)	—	(100)	(100)	(0.05)
ABI-related special items	763	160	603	603	0.32
Cronos-related special items	51	(2)	53	53	0.03
COVID-19 special items	50	13	37	37	0.02
Tax items	—	(50)	50	50	0.03
2020 Adjusted for Special Items	$10,772	$2,668	$8,104	$8,117	$4.36

Altria Group, Inc.
Reconciliation of Adjusted Diluted EPS
For the Year Ended December 31, 2019 (dollars in millions, except per share data)

	Earnings before Income Taxes	Provision for Income Taxes	Net (Losses) Earnings	Net (Losses) Earnings Attributable to Altria	Diluted EPS
2019 Reported	$766	$2,064	$(1,298)	$(1,293)	$(0.70)
Asset impairment, exit, implementation, acquisition and disposition-related costs	331	62	269	269	0.15
Tobacco and health and certain other litigation items	77	19	58	58	0.03
Impairment of JUUL equity securities	8,600	–	8,600	8,600	4.60
ABI-related special items (1)	(383)	(80)	(303)	(303)	(0.16)
Cronos-related special items	928	288	640	640	0.34
Tax items	–	99	(99)	(99)	(0.05)
2019 Adjusted for Special Items	$10,319	$2,452	$7,867	$7,872	$4.21

Altria Group, Inc.
Reconciliation of Adjusted Diluted EPS
For the Year Ended December 31, 2018 (dollars in millions, except per share data)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2018 Reported	$9,341	$2,374	$6,967	$6,963	$3.68
NPM Adjustment Items	(145)	(36)	(109)	(109)	(0.06)
Asset impairment, exit, implementation, acquisition and disposition-related costs	538	106	432	432	0.23
Tobacco and health and certain other litigation items	131	33	98	98	0.05
ABI-related special items (1)	(16)	(3)	(13)	(13)	—
Loss on ABI/SABMiller plc business combination	33	7	26	26	0.01
Tax items	—	(197)	197	197	0.11
2018 Adjusted for Special Items	$9,882	$2,284	$7,598	$7,594	$4.02
(1)	2019 and 2018 amounts have been recast to conform with current period presentation for certain ABI mark-to-market adjustments that were not previously identified as special items and that are now excluded from Altria’s adjusted financial measures.

A-2     www.altria.com

EXhibit A – Altria GroUP, Inc. Non-GAAP Financial MeasUres

Altria Group, Inc.
Selected Financial Data by Reporting Segment
Reconciliation of Adjusted OCI for Years Ended December 31, (dollars in millions)

	Smokeable Products			Oral Tobacco Products			Wine
	2021	2020	2019	2021	2020	2019	2021	2020	2019
Reported OCI (Loss)	$10,394	$9,985	$9,009	$1,659	$1,718	$1,580	$21	$(360)	$(3)
NPM Adjustment Items	(53)	4	—	—	—	—	—	—	—
Asset impairment, exit, implementation, acquisition and disposition-related costs	—	2	92	37	(3)	26	52	411	76
Tobacco and health and certain other litigation items	83	79	72	—	—	—	—	—	—
COVID-19 special Items	—	41	—	—	9	—	—	—	—
Adjusted OCI	$10,424	$10,111	$9,173	$1,696	$1,724	$1,606	$73	$51	$73

Altria Group, Inc.
Selected Financial Data
Reconciliation of Consolidated Adjusted OCI for Years Ended December 31, (dollars in millions)

	Total Altria Group, Inc.
	2021	2020
Reported OCI	$11,977	$11,171
NPM Adjustment Items	(53)	4
Asset impairment, exit, implementation, acquisition and disposition-related costs	89	410
Tobacco and health and certain other litigation items	83	79
COVID-19 special Items	—	50
Adjusted OCI	$12,096	$11,714
% Change in adjusted OCI 2021 vs. 2020	3.3%

Altria Group, Inc.
Reconciliation of Adjusted Discretionary Cash Flow
For the Year Ended December 31, 2021 (dollars in millions)

Increase in cash, cash equivalents and restricted cash	$(412)
Dividends paid on common stock	6,446
Repurchases of common stock	1,675
Proceeds from the Ste. Michelle Transaction, net of cash transferred	(1,176)
Long-term debt repaid	6,542
Long-term debt issued	(5,472)
Premiums and fees related to the early extinguishment of debt	623
Other (1)	141
Adjusted discretionary cash flow	$8,367

(1)	Primarily consists of acquisition of remaining 20% of the global on! business, tobacco and health and certain other litigation payments, net of tax and tax benefit on loss on early extinguishment of debt.

Altria Group, Inc. – Proxy Statement     A-3

Our Cultural Aspiration

We shape our future.
We do what’s right.
We care for each other.
We deliver for our consumers and customers.
We rise to the challenge, together.

Our Employee Resource Groups

Altria

CDP A LIST 2021 CLIMATE WATER

Forbes GREEN GROWTH 50 2021

2021 ICONS

Great Place To Work. Certified

2021 NBIC BEST OF THE BEST

WBEC GREATER DMV

Corporate Equality Index 2021

THE CIVIC 50

2021 Awards & Recognition

CPA-Zicklin Index

In 2021, the CPA-Zicklin Index again ranked Altria 4th among the S&P 500 in terms of the voluntary disclosure of its political activities and designated the company as a “trendsetter” in this area. It is the sixth consecutive year we have earned this award.

CDP Global

In 2021, we received a double ‘A’ rating for addressing climate change and protecting water security for the second year in a row.

Forbes Green Growth 50 List

Altria was named to the inaugural Forbes Green Growth 50 list, which includes the only “big American corporations that have managed to slash their greenhouse gas emissions, while simultaneously growing earnings.

Chamber RVA and HYPE

Altria wins Chamber RVA’s Young Professionals Workplace Award and is recognized as a company in the Greater Richmond Region that excels at attracting, retaining and developing young employees.

Altria Certified a Great Place to Work

For the second year in a row, Altria has earned national recognition as a Great Place to Work Certified™ Company.

Altria Named “Best-of-the-Best” Corporation for Inclusion

Altria earned the designation from the National LGBT Chamber of Commerce and its partners in the National Business Inclusion Consortium.

Women’s Business Enterprise Council Greater DMV

The Women’s Business Enterprise Council (WBEC) Greater DMV awarded Altria the 2021 Outstanding Corporation of the Year Award in support of women-owned businesses.

Human Rights Campaign

For the fourth year, Altria received a perfect score of 100 in Human Rights Campaign’s 2021 Corporate Equality Index for LGBTQ-inclusive workplace policies and practices, and was recognized as one of the “Best Places to Work for LGBTQ Equality.”

Points of Light

Points of Light listed Altria among America’s most community-minded companies in The Civic 50, an annual survey of the nation’s 50 most community-minded companies.

Third-party company names and logos are trademarks of their respective owners and included for informational purposes only.

ALTRIA GROUP, INC.

6601 W. BROAD STREET

RICHMOND, VA 23230-1723

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 p.m. (Eastern Time) on May 18, 2022. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ALTRIA2022

You may attend and participate in the meeting solely via the Internet and vote during the meeting online until the polls are declared closed. We recommend, however, that you vote before the meeting even if you plan to attend the meeting. You can change your vote during the meeting by voting when the polls are open. Have the 16-digit control number that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (Eastern Time) on May 18, 2022. Please have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D67594-P71084-Z82149                          KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALTRIA GROUP, INC.

The Board of Directors recommends you vote FOR each of the listed nominees:

1.	Election of Directors		For	Against	Abstain

	1a.	Ian L.T. Clarke	☐	☐	☐

	1b.	Marjorie M. Connelly	☐	☐	☐

	1c.	R. Matt Davis	☐	☐	☐

	1d.	William F. Gifford, Jr.	☐	☐	☐

	1e.	Debra J. Kelly-Ennis	☐	☐	☐

	1f.	W. Leo Kiely III	☐	☐	☐

	1g.	Kathryn B. McQuade	☐	☐	☐

	1h.	George Muñoz	☐	☐	☐

	1i.	Nabil Y. Sakkab	☐	☐	☐

	1j.	Virginia E. Shanks	☐	☐	☐

	1k.	Ellen R. Strahlman	☐	☐	☐

	1l.	M. Max Yzaguirre	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Ratification of the Selection of Independent Registered Public Accounting Firm	☐	☐	☐

3.	Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

4.	Shareholder Proposal - Commission a Civil Rights Equity Audit	☐	☐	☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ALTRIA GROUP, INC.
2022 ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 19, 2022
9:00 a.m. (Eastern Time)
www.virtualshareholdermeeting.com/ALTRIA2022

It is important that these shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting. To make sure these shares are represented, we urge you to complete and mail this proxy card OR vote these shares over the Internet or by telephone in accordance with the instructions provided on the reverse side.

Sign Up Today For Electronic Delivery

If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.proxyvote.com.

You are cordially invited to join us at the 2022 Annual Meeting of Shareholders of Altria Group, Inc. to be held on Thursday, May 19, 2022, at 9:00 a.m. (Eastern Time). This year’s Annual Meeting will be held via a live webcast (commonly referred to as a Virtual Annual Meeting). Shareholders will have the same rights and opportunities to participate in the Virtual Annual Meeting as they would at an in-person meeting. During the Virtual Annual Meeting, shareholders will be able to vote their shares electronically and submit written questions once logged into the virtual meeting platform. In addition, a full webcast replay will be posted to our Investor Relations website at www.altria.com/investors following the meeting.

The Annual Meeting will be hosted solely online at www.virtualshareholdermeeting.com/ALTRIA2022. To attend and participate, you will need to enter the 16-digit control number that is printed in the box marked by the arrow (located on the reverse side of this proxy card). For more information, see the “Instructions for the Annual Meeting” section in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended
December 31, 2021 are available at www.proxyvote.com.

D67595-P71084-Z82149

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Shareholders – May 19, 2022

William F. Gifford, Jr. and Murray R. Garnick, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders, all shares of common stock held by the undersigned in Altria Group, Inc. (the “Company”) at the Annual Meeting of Shareholders to be held virtually on May 19, 2022 at 9:00 a.m. (Eastern Time) at www.virtualshareholdermeeting.com/ALTRIA2022, and at all adjournments or postponements thereof. There will be no physical location for shareholders to attend.

This proxy, when properly executed, will be voted as specified. If no specification is made, this proxy will be voted FOR the election of each of the listed nominees, FOR the ratification of the selection of independent registered public accounting firm, FOR the non-binding advisory vote to approve the compensation of Altria’s named executive officers, and AGAINST the shareholder proposal.

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for these defined contribution plan shares is received by May 16, 2022, the trustee of such defined contribution plan will vote these plan shares in the same proportion as those plan shares for which instructions have been received, unless applicable law requires otherwise.

If you have voted by Internet or telephone, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING

Continued and to be signed on reverse side.